Exhibit 10.1

EXECUTION VERSION

Dated                       2019

US$135,000,000 Facility Agreement

between

Xinda Holding (HK) Company Limited

as Borrower

The Companies Listed in Part 2 of Schedule 1

as Original Guarantors

Mr. Han Jie and Ms. Sun Limei

as Personal Guarantors

Industrial and Commercial Bank of China (Macau) Limited

as Mandated Lead Arranger and Bookrunner, as Common Facility Agent, as Tranche A Facility
Agent, as Common Offshore Security Agent and as Tranche A Offshore Security Agent

Industrial and Commercial Bank of China Limited, Heilongjiang Branch

as Tranche A Onshore Security Agent

Standard Chartered Bank (Hong Kong) Limited

as Tranche B Facility Agent and Tranche B Offshore Security Agent

Standard Chartered Bank (China) Limited, Harbin Branch

as Tranche B Onshore Security Agent

Standard Chartered Bank, acting through its Dubai Branch

as UAE Security Agent

and

The Financial Institutions Listed in Part 1 of Schedule 1

as Original Lenders

White & Case
9th Floor Central Tower
28 Queen’s Road Central
Hong Kong

	Page
36.	Bail-In	132
27.	Counterparts	132
38.	U.S.A. Patriot Act	132
39.	Governing Law	134
40.	Enforcement	134

This US$135,000,000 Facility Agreement is dated_________________ 2019 and made Between:

(1)	Xinda Holding (HK) Company Limited, a limited liability company incorporated under the laws of Hong Kong with registration number 1241699 as borrower (the “Borrower”);
(2)	The Companies listed in Part 2 of Schedule 1 (The Original Parties) as original guarantors (together, the “Guarantors” and each an “Guarantor”);
(3)	Mr. Han Jie (韩杰), holder of Hong Kong identity card number M771869(7) and PRC identity card number XXXXXXXXXX (“Mr Han”), and Ms. Sun Limei (孙丽梅), holder of PRC identity card numberXXXXXXXXXX (“Mrs Han”), as personal guarantors;
(4)	Industrial and Commercial Bank of China (Macau) Limited as mandated lead arranger and bookrunner (the “Arranger”);
(5)	The Financial Institutions listed in Part 1 of Schedule 1 (The Original Parties) as lender(s) (the “Original Lenders” and each an “Original Lender”);
(6)	Industrial and Commercial Bank of China (Macau) Limited as common facility agent of the Finance Parties (other than itself) (the “Common Facility Agent”);
(7)	Industrial and Commercial Bank of China (Macau) Limited as agent of the Tranche A Lenders (other than itself) (the “Tranche A Facility Agent”);
(8)	Standard Chartered Bank (Hong Kong) Limited as agent of the Tranche B Lenders (other than itself) (the “Tranche B Facility Agent”);
(9)	Industrial and Commercial Bank of China (Macau) Limited as common offshore security agent and trustee for the Secured Parties (the “Common Offshore Security Agent”);
(10)	Industrial and Commercial Bank of China (Macau) Limited as offshore security agent and trustee for the Tranche A Lenders (the “Tranche A Offshore Security Agent”);
(11)	Standard Chartered Bank (Hong Kong) Limited as offshore security agent and trustee for the Tranche B Lenders (the “Tranche B Offshore Security Agent”);
(12)	Industrial and Commercial Bank of China Limited, Heilongjiang Branch as onshore security agent and trustee for the Tranche A Lenders (the “Tranche A Onshore Security Agent”); and
(13)	Standard Chartered Bank (China) Limited, Harbin Branch as onshore security agent and trustee for the Tranche B Lenders (the “Tranche B Onshore Security Agent”); and
(14)	Standard Chartered Bank (Incorporated with limited liability in England by Royal Charter), acting through its Dubai Branch as UAE security agent for the Secured Parties (the “UAE Security Agent”).

It is agreed as follows:

Section 1

Interpretation

1

1.       Definitions and Interpretation

1.1       Definitions

In this Agreement:

“Account Charges” means the Account Charge (Tranche A) and the Account Charge (Tranche B) (each an “Account Charge”).

“Account Charge (Tranche A)” means the account charge dated on or around the Signing Date and entered into between the Borrower and the Tranche A Offshore Security Agent in respect of the IRA (ICBC).

“Account Charge (Tranche B)” means the account charge dated on or around the Signing Date and entered into between the Borrower and the Tranche B Offshore Security Agent in respect of the IRA (SCB).

“Accounting Principles” means:

(a)	in relation to the Borrower and the HK Guarantor, generally accepted accounting principles in Hong Kong (“HK GAAP”);
(b)	in relation to the Listco, generally accepted accounting principles in the United States of America (“US GAAP”);
(c)	in relation to the BVI Guarantor, international financial reporting standards (“IFRS”);
(d)	in relation to the UAE Guarantor, generally accepted accounting principles in the UAE (“UAE GAAP”);
(e)	in relation to Heilongjiang Xinda, generally accepted accounting principles in the PRC (“PRC GAAP”); and
(f)	in relation to each other Group Member (other than the Borrower, the Listco, the HK Guarantor, the BVI Guarantor, the UAE Guarantor or Heilongjiang Xinda), HK GAAP, US GAAP or generally accepted accounting principles of the jurisdiction of incorporation or the principal place of business of that Group Member.

“Additional Onshore Cash Pledge” has the meaning given to that term in Clause 22.31 (Onshore Cash Pledge).

“Administrative Parties” means each of the Facility Agents, the Security Agents and the Arranger (each an “Administrative Party”).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of any Holding Company of that person.

“Anti-Bribery and Corruption Laws” means:

(a)	the FCPA;
(b)	the United Kingdom Bribery Act of 2010;
(c)	all laws, rules and regulations (concerning or relating to bribery or corruption) issued, administered or enforced by any of the United States of America, the United Kingdom, the European Union (or any member state thereof), the UAE, Hong Kong or the PRC or any Governmental Agency of any of the foregoing; and
(d)	all laws, rules and regulations (concerning or relating to bribery or corruption) issued, administered or enforced by any other country or jurisdiction applicable to any

2

Obligor or any Group Member or any other Governmental Agency having jurisdiction over any Obligor or any Group Member.

“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering laws and regulations of jurisdictions where any Obligor or any Group Member conducts business and/or where any Obligor or any Group Member is incorporated, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Agency in any such jurisdiction from time to time.

“Anti-Terrorism Laws” means any Executive Order, the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), the U.S.A. PATRIOT Act, the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), any other regulation issued under authority of any Executive Order or administered by OFAC, the Prevention of Terrorism Act 2005 of the United Kingdom, any sanction implemented or effective in the United Kingdom under the United Nations Act 1946 or the Emergency Laws (Re-enactments and Repeals) Act 1964 or the Anti-Terrorism, Crime and Security Act 2001 of the United Kingdom or under the Treaty establishing the European Community, and any similar law, regulations and/or sanctions enacted, issued and/or administered by the United Nations or in any other jurisdiction, including the United States, any member state of the European Union, the UAE, Hong Kong, the United Kingdom, the United Nations and the PRC.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Assignment Agreement” means, in relation to any assignment by any Lender of any or all of its rights under this Agreement, an assignment agreement substantially in a recommended form of the APLMA or any other form agreed between the applicable assignor, the applicable assignee and the Common Facility Agent.

“Auditors” means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte Touche Tohmatsu or any other firm mutually agreed to by the Borrower and the Common Facility Agent (acting on the instructions of the Majority Lenders).

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; and/or
(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Automatic Acceleration Event” has the meaning given to that term in Clause 23.22 (Acceleration).

“Availability Period” means the period from and including the Signing Date to and including the date falling three Months from the Signing Date.

“Available Commitment” means in relation to a Lender and save as otherwise provided in this Agreement, that Lender’s Commitment under a Tranche minus the aggregate amount of its participation in the outstanding Loan under that Tranche (for such purpose taking into account the principal amount of a Loan when it is made and disregarding any subsequent reduction in the principal amount of a Loan).

3

“Available Facility” means, in relation to a Tranche, the aggregate for the time being of each Lender’s Available Commitment in respect of that Tranche.

“Bidco” means Faith Dawn Limited, an exempt company incorporated in the Cayman Islands with limited liability, which becomes a Holding Company of the Listco as part of the Privatisation and which is the borrower of the Privatisation Facility.

“Break Costs” means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Finance Party should have received pursuant to the terms of this Agreement for the period from the date of receipt or recovery of all or any part of the principal amount of a Loan or an Unpaid Sum to the last day of the current Interest Period in respect of that Loan or that Unpaid Sum, had the principal amount of that Loan or had that Unpaid Sum so received or recovered been paid on the last day of that Interest Period;

exceeds:

(b)	the amount of interest which that Finance Party would be able to obtain by placing an amount equal to the principal amount of that Loan or equal to that Unpaid Sum so received or recovered by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following such receipt or recovery and ending on the last day of that current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the PRC, Hong Kong, Macau, New York City, and (in relation to the delivery of a Utilisation Request or any determination of a rate of interest) London.

“BVI Share Charge” means the charge over the entire issued shares of the BVI Guarantor dated on or around the Signing Date and entered into between the Initial Listco as chargor in favour of the Common Offshore Security Agent.

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure.

“Change of Control” means at any time:

(a)	Mr Han, together with his family members, (i) does not or ceases to directly or indirectly beneficially own more than 50% of the issued share capital of and equity interests in the Listco, or (ii) does not or ceases to directly or indirectly beneficially own more than 50% of the voting interests in the Listco, or (iii) does not or ceases to directly or indirectly have the right to control the appointment and removal of all of the directors (or more than 50% of the directors (which 50% carries the majority of the voting rights of the directors)) of the Listco, or (iv) ceases to be the ultimate single largest shareholder of the Listco;
(b)	the Listco (i) does not or ceases to directly legally and beneficially own all of the issued shares of and equity interests in the BVI Guarantor, or (ii) does not or ceases to directly legally and beneficially own all of the voting interests and economic interests in the BVI Guarantor or (iii) does not or ceases to directly or indirectly have the right to control the appointment and removal of all of the directors of the BVI Guarantor;
(c)	the BVI Guarantor (i) does not or ceases to directly legally and beneficially own all of the issued share capital of and equity interests in the Borrower, or (ii) does not or ceases to directly legally and beneficially own all of the voting interests and economic interests in the Borrower or (iii) does not or ceases to directly or indirectly have the right to control the appointment and removal of all of the directors of the Borrower; or

4

(d)	the Borrower (i) does not or ceases to directly legally and beneficially own all of the issued share capital of and equity interests in each of Heilongjiang Xinda, the HK Guarantor, the UAE Guarantor and Heilongjiang XDCM, or (ii) does not or ceases to directly or indirectly beneficially own more than 98% of the issued share capital of and equity interests in Sichuan Xinda Enterprise Group Co., Ltd. (“Sichuan Xinda”), or (iii) does not or ceases to directly legally and beneficially own all of the voting interests and economic interests in each of Heilongjiang Xinda, the HK Guarantor, the UAE Guarantor and Heilongjiang XDCM, or (iv) does not or ceases to directly or indirectly beneficially own more than 98% of the voting interests in Sichuan Xinda, or (v) does not or ceases to directly or indirectly have the right to control the appointment and removal of all of the directors of each of Heilongjiang Xinda, the HK Guarantor, Heilongjiang XDCM and Sichuan Xinda and all of the directors, the manager and the secretary of the UAE Guarantor.

“Charged Property” means all of the assets of any or all of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means a Tranche A Commitment or a Tranche B Commitment, as the case may be.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Listco, any other Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any Group Member or any of their respective advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or any of their respective advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)       information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that first-mentioned Finance Party of Clause 26 (Disclosure of Information);
(B)	is identified in writing at the time of delivery as non-confidential by any Group Member or any of their respective advisers; or
(C)	is known by that first-mentioned Finance Party before the date such information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that first-mentioned Finance Party after that date, from a source which is, as far as that first-mentioned Finance Party is aware, unconnected with the Group and which, in each case, as far as that first-mentioned Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

5

(ii)       any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Common Facility Agent.

“Corporate Obligors” means all Obligors other than Mr Han or Mrs Han.

“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by a Security Agent. “Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and
(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distribution” means, in respect of any person:

(a)	declaring, making or paying any dividend, charge, fee or other distribution of any kind (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of any Equity Interest in such person (or any class of any Equity Interest in such person);
(b)	repaying, returning or distributing any dividend or share premium or other reserve;
(c)	paying any management, advisory or other fee to or to the order of any of the holder(s) of Equity Interests (or any class) in such person;
(d)	redeeming, repurchasing, defeasing, retiring, repaying, returning, reducing, cancelling or terminating any Equity Interest in such person (including any Recapitalisation), or making any payment (including any payment of interest on any unpaid sum relating to any such payment) whether in cash or in kind (and including any payment in any sinking fund or similar deposit) on account of any of the foregoing, or entering into any other arrangement having a similar effect, or resolving to do so; or
(e)	paying, repaying or prepaying any principal, interest or other amount on or in respect of, or redeeming, purchasing, acquiring or defeasing, any Financial Indebtedness (whether on account of principal, interest, fees or otherwise), owed actually or contingently to any of the holder(s) of Equity Interests (or any class) in such person.

“Employee Plan” means an “employee benefit plan” as defined in section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by a Corporate Obligor, a Subsidiary

6

of a Corporate Obligor or any ERISA Affiliate or to which a Corporate Obligor, a Subsidiary of a Corporate Obligor or an ERISA Affiliate has an obligation to contribute, and such plan for the five year period immediately following the latest date on which a Corporate Obligor, a Subsidiary of a Corporate Obligor or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation in any jurisdiction in which any Obligor or any Group Member conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any Authorisation and/or the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor or any Group Member conducted on or from any of the properties owned or used by any Obligor or any Group Member.

“Equity Interest” means, in relation to any person:

(a)	any shares of any class or capital stock of or equity interest in such person or any depositary receipt in respect of any such shares, capital stock or equity interest;
(b)	any securities convertible or exchangeable (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock, equity interest or depositary receipt, or any depositary receipt in respect of any such securities; or
(c)	any option, warrant or other right to acquire any such shares, capital stock, equity interest, securities or depositary receipts referred to in paragraphs (a) and/or (b).

“ERISA” means the US Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any person that for purposes of Title I or Title IV of ERISA or section 412 of the U.S. Revenue Code would be deemed at any relevant time to be a single employer or otherwise aggregated with any Corporate Obligor or a Subsidiary of a Corporate Obligor under section 414(b), (c), (m) or (o) of the U.S. Revenue Code or section 4001 of ERISA.

“ERISA Event” means any one or more of the following:

(a)	any reportable event, as defined in section 4043 of ERISA, with respect to an Employee Plan, as to which the PBGC has not waived the requirement of section 4043(a) of ERISA that it be notified of such event;
(b)	the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of section 4041(b) of ERISA, the filing under section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under section 4041(c) of ERISA;
(c)	the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the

7

PBGC under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(d)	the failure to make a required contribution to any Employee Plan that would result in the imposition of a lien or other encumbrance or the provision of security under section 430 of the U.S. Revenue Code or section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; the failure to satisfy the minimum funding standard under section 412 of the U.S. Revenue Code or section 302 of ERISA, whether or not waived; or the filing of any request for or receipt of a minimum funding waiver under section 412 of the U.S. Revenue Code with respect to any Employee Plan or Multiemployer Plan, or that such filing may be made; or a determination that any Employee Plan is, or is expected to be, considered an at risk plan within the meaning of section 430 of the U.S. Revenue Code or section 303 of ERISA;
(e)	engaging in a non-exempt prohibited transaction within the meaning of section 4975 of the U.S. Revenue Code or section 406 of ERISA;
(f)	the complete or partial withdrawal of any Obligor, Subsidiary of an Obligor or any ERISA Affiliate from a Multiemployer Plan, the insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by any Obligor, any Subsidiary of an Obligor or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from any Obligor, Subsidiary of an Obligor or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under section 305 of ERISA; or
(g)	an Obligor, a Subsidiary of an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under section 4007 of ERISA).

“Event of Default” means any event or circumstance specified in Clauses 23.1 (Non-Payment) to 23.20 (Material Adverse Change).

“Executive Order” means each of:

(a)	the US Executive Order No. 13224 on Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, which came into effect on 23 September 2001, as amended;
(b)	the U.S. Executive Order No. 13590 of 21 November 2011 authorising the imposition of certain sanctions with respect to the provision of goods, services, technology or support for Iran’s energy and petrochemical sectors; and
(c)	any other U.S. Executive Order issued and in effect in connection with restrictions on the export of goods or economic or trade sanctions.

“Existing Facility Agreements” means:

(a)	the US$180,000,000 facility agreement dated 22 August 2016 between, among others, the Borrower as borrower, Standard Chartered Bank (Hong Kong) Limited as mandated lead arranger and bookrunner, as facility agent and as security agent (as may be amended and/or supplemented from time to time) (the “Existing Syndicated Facility Agreement”); and
(b)	the US$45,600,000 facility letter (which shall be read in conjunction with the Global Master Credit Terms and Global Master Trade Terms and Regulatory Compliance Statement attached thereto) dated 17 May 2018 between Standard Chartered Bank

8

(Hong Kong) Limited as lender and the Borrower as borrower (the utilised amount under such facility letter is US$45,000,000).

“Existing Facilities” means the term loan facilities made available to the Borrower pursuant to each Existing Facility Agreement.

“Existing SCB Security” means the Security created or expressed to be created pursuant to or under any or all of the Existing Security Documents.

“Existing Security Agent” means the “Security Agent” (as defined in the Existing Syndicated Facility Agreement).

“Existing Security Documents” means the “Security Documents” (as defined in the Existing Syndicated Facility Agreement).

“Facility” means the facility made or to be made available under this Agreement as described in Clause 2.1 (The Facility).

“Facility Agents” means the Common Facility Agent, the Tranche A Facility Agent and the Tranche B Facility Agent (each a “Facility Agent”).

“Facility Guarantor” means each Guarantor that is not the UAE Guarantor.

“Facility Office” means the office or offices notified by a Lender to the Common Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office(s) through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

9

“FCPA” means the United States Foreign Corrupt Practices Act 1977, as amended, and the rules and regulations thereunder.

“Fee Letters” means any letter or letters referring to this Agreement or the Facility between one or more of the Administrative Parties (on the one hand) and the Borrower (on the other hand) setting out any of the fees referred to in Clause 12 (Fees) (each a “Fee Letter”).

“Final Maturity Date” means the date falling 364 days from and including the first Utilisation Date.

“Finance Documents” means this Agreement, the Personal Guarantee, the UAE Guarantee, the Security Documents, the Intercreditor Agreement, the Fee Letters, any Utilisation Request, any Compliance Certificate and any other document(s) designated as a “Finance Document” by the Common Facility Agent and the Borrower (each a “Finance Document”).

“Finance Lease” means any lease, hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.

“Finance Parties” means the Facility Agents, the Security Agents, the Arranger and the Lenders (each a “Finance Party”).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and/or any debit balance at any bank or financial institution;
(b)	any amount raised by acceptance under any acceptance credit facility or by any bill discounting or factoring facility or by any dematerialised equivalent of any of the foregoing;
(c)	any amount raised pursuant to any note payables, or any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in respect of any Finance Lease;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing or are otherwise classified as borrowings under the Accounting Principles;
(g)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of termination or close-out of that Treasury Transaction, such actual amount) shall be taken into account);
(h)	any amount raised by the issue of shares or other Equity Interests which are redeemable (other than at the sole option of the issuer) before the Final Maturity Date (except in the case of the Initial Listco, its series D preferred stock which are outstanding as of the Signing Date and which entitles the holders thereof for an early redemption upon the occurrence of certain triggering event(s) specified thereunder provided that no such triggering event has occurred prior to the Final Maturity Date);
(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and/or

10

(j)	the amount of any liability in respect of any guarantee or indemnity or other assurance against financial loss for any of the items referred to in paragraphs (a) to (i) above.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Group” means:

(a)	prior to closing of the Privatisation as set forth in the Privatisation Steps Paper, the Listco and its Subsidiaries from time to time; and
(b)	upon and after closing of the Privatisation as set forth in the Privatisation Steps Paper, the Bidco and its Subsidiaries from time to time.

“Group Structure Chart” means the group structure chart in agreed form. “Group Member” means any member of the Group.

“Heilongjiang XDCM” means 黑龙江鑫达复合材料有限公司 (Heilongjiang Xinda Composite Materials Company Limited), a company incorporated under the laws of the PRC with unified social credit code 912301990780854625 and registered office at 哈尔滨经开区南部新城东起新雨路西至新丰路北起江南中环路南至规划用地界线.

“Heilongjiang Xinda” means 黑龙江鑫达企业集团有限公司 (Heilongjiang Xinda Enterprise Group Company Limited), a company incorporated under the laws of the PRC with unified social credit code 91230199585114088G and registered office at 哈尔滨经开区哈平路集中区大连北路 9 号.

“Holding Company” means, in relation to a company, corporation or entity, any other company, corporation or entity in respect of which it is a Subsidiary.

“Hong Kong Share Charge” means the composite share charge dated on or around the Signing Date and entered into among the BVI Guarantor, the Borrower and the Common Offshore Security Agent in respect of all equity interests held by the BVI Guarantor in the Borrower and held by the Borrower in the HK Guarantor, respectively.

“IRS” means the U.S. Internal Revenue Service.

“Indebtedness for Borrowed Money” means Financial Indebtedness except any Financial Indebtedness falling within:

(a)	paragraph (g) of the definition of “Financial Indebtedness”; or
(b)	paragraph (j) of the definition of “Financial Indebtedness” (to the extent relating to any Financial Indebtedness falling within paragraph (g) of the definition of “Financial Indebtedness”).

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Initial Onshore Cash Pledges” means the Initial Onshore Cash Pledge (Tranche A) and the Initial Onshore Cash Pledge (Tranche B) (each an “Initial Onshore Cash Pledge”).

“Initial Onshore Cash Pledge (Tranche A)” means the cash pledge contract 保证金质押合同 dated on or about the Signing Date between Heilongjiang Xinda, the Tranche A Onshore Account Bank and the Tranche A Onshore Security Agent.

11

“Initial Onshore Cash Pledge (Tranche B)” means the cash pledge contract (现金质押合同) dated on or about the Signing Date between Heilongjiang Xinda, the Tranche B Onshore Account Bank and the Tranche B Onshore Security Agent.

“Intellectual Property” means:

(a)	any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and
(b)	the benefit of all applications and rights to use any or all of the rights, assets and/or items referred to in paragraph (a) from time to time and which may now or in the future subsist.

“Intercreditor Agreement” means the intercreditor agreement dated on or about the Signing Date between, inter alia, the Common Facility Agent, each Security Agent, each Lender and the Borrower, and to be acceded into by the facility agent under the Privatisation Facility.

“Interest Period” means:

(a)	in relation to a Loan, any period determined in accordance with Clause 10 (Interest Periods); and/or
(b)	in relation to an Unpaid Sum, any period determined in accordance with Clause 9.3 (Default Interest).

“Interest Reserve Account” means the IRA (SCB) or the IRA (ICBC).

“Interpolated Screen Rate” means, in relation to LIBOR for a Loan or any Unpaid Sum and any Interest Period relating thereto, the rate per annum (rounded upwards to four decimal places) for the period that is equal in length to such Interest Period which results from interpolating on a linear basis between:

(a)	the rate per annum that is equal to the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the length of such Interest Period; and
(b)	the rate per annum that is equal to the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the length of such Interest Period,

each as of the Specified Time on the Quotation Day for the currency of such Loan or any Unpaid Sum and for such Interest Period.

“IRA (ICBC)” means an account maintained with Industrial and Commercial Bank of China (Macau) Limited with account number 0119100200008594474, as the same may be redesignated, substituted or replaced from time to time.

“IRA (SCB)” means an account maintained with Standard Chartered Bank (Hong Kong) Limited with account number 447-1-916532-9, as the same may be re-designated, substituted or replaced from time to time.

“JAFZA” means the Jebel Ali Free Zone Authority.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

12

“Legal Opinion” means any legal opinion delivered to the Common Facility Agent under Clause 4.1 (Initial Conditions Precedent).

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
(b)	the time barring of claims under any applicable statute of limitation, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;
(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and
(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means a Tranche A Lender or a Tranche B Lender, as the case may be.

“LIBOR” means, in relation to a Loan or any Unpaid Sum and any Interest Period relating thereto, the rate per annum equal to:

(a)	the applicable Screen Rate;
(b)	(if no Screen Rate is available for a period equal in length to such Interest Period) the Interpolated Screen Rate for such Loan or that Unpaid Sum and such Interest Period; or
(c)	if:
(i)	no Screen Rate is available for the currency of such Loan or that Unpaid Sum and a period equal in length to such Interest Period; and
(ii)	it is not possible to calculate the Interpolated Screen Rate for such Loan or that Unpaid Sum and such Interest Period,

the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of such Loan or that Unpaid Sum and for a period equal in length to such Interest Period, provided that, in each case, if such rate is less than zero, LIBOR for such Loan or that Unpaid Sum and such Interest Period shall (without prejudice to Clause 11.2 (Market Disruption)) be deemed to be zero.

“Loan” means a Tranche A Loan or a Tranche B Loan, as the case may be.

“London Business Day” means a day (other than Saturday or Sunday or a public holiday) on which banks are open for general business in London.

“Majority Lenders” means:

(a)	if no Loan is outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

13

(b)	at any other time, a Lender or Lenders the aggregate of whose participation in the Loans then outstanding aggregate more than 66 2/3 per cent. of the Loans then outstanding.

“Margin” means 2.00 per cent. per annum.

“Margin Stock” means margin stock or “margin security” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on:

(a)                the business, operations, assets or financial condition of the Group (taken as a whole);

(b)	the ability of the Obligors (taken as a whole) to perform their payment obligations under any or all of the Finance Documents; or
(c)	subject to Legal Reservations and Perfection Requirements, the legality, validity or enforceability of, or the effectiveness or ranking of any Transaction Security granted or purporting to be granted pursuant to, any or all of the Finance Documents or any or all of the rights or remedies of any Finance Party under any or all of the Finance Documents.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day in that next calendar month (in which that period is to end) is not a Business Day, that period shall end on the next Business Day in that next calendar month if there is one, or if there is not, on the immediately preceding Business Day in that next calendar month;
(b)	if there is no numerically corresponding day in that next calendar month (in which that period is to end), that period shall end on the last Business Day in that next calendar month; and
(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Most Recent Relevant Period” means, as at any time, the most recently elapsed Relevant Period in respect of which the consolidated financial statements of the Listco for a period ending on the last day of such Relevant Period have been delivered to the Common Facility Agent pursuant to Clause 20.1 (Financial Statements), provided that if such time falls prior to the time when the first set of the consolidated financial statements of the Listco and the accompanying Compliance Certificate are delivered to the Common Facility Agent pursuant to Clause 20.1 (Financial Statements):

(a)	the “Most Recent Relevant Period” at such time shall be deemed to be the Relevant Period ending on 30 June 2019; and
(b)	the financial covenants under Clause 21.2 (Financial Condition) shall be deemed to be applicable to the Relevant Period ending on 30 June 2019.

“Moveables Security Executive Regulations” means Cabinet Resolution No. 5 of 2018 on the executive regulations of the Movables Security Law.

“Moveables Security Law” means Federal Law No. 20 of 2016 regarding security over movables as security for a debt.

14

“Moveables Security Register” has the meaning given to “Register” in the Moveables Security Executive Regulations and includes any replacement thereof.

“Multiemployer Plan” means any multiemployer plan as defined in section 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) an Obligor, a Subsidiary of an Obligor or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which an Obligor, a Subsidiary of an Obligor or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Nei Bao Wai Dai Transaction” means any transaction involving any guarantee and/or security where (a) the provider of such guarantee or security is incorporated or organised in the PRC, (b) any debtor (including any person in respect of whose obligations or liabilities such guarantee or security is provided) in such transaction is incorporated or organised outside the PRC and (c) any creditor (including any person for whose benefit such guarantee or security is provided) in such transaction is incorporated or organised outside the PRC.

“Obligors” means:

(a)	the Borrower;
(b)	the Guarantors;
(c)	Mr Han and Mrs Han;
(d)	Heilongjiang Xinda;
(e)	upon and after completion of the Privatisation, the Bidco;
(f)	any other Group Member that is party to any Security Document from time to time; and
(g)	each Holding Company Lender (as defined in the Intercreditor Agreement) and each Intra-Group Lender (as defined in the Intercreditor Agreement) that is party to the Intercreditor Agreement from time to time,

(each an “Obligor”).

“Obligors’ Agent” means the Borrower, appointed to act on behalf of each Obligor party hereto in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offshore Group Member” means any Group Member incorporated or established outside the PRC.

“Onshore Cash Pledge” means an Onshore Cash Pledge (Tranche A) or an Onshore Cash Pledge (Tranche B).

“Onshore Cash Pledge (Tranche A)” means the Initial Onshore Cash Pledge (Tranche A) or any Additional Onshore Cash Pledge entered into with Tranche A Onshore Security Agent in accordance with Clause 22.31 (Onshore Cash Pledge).

“Onshore Cash Pledge (Tranche B)” means the Initial Onshore Cash Pledge (Tranche B) or any Additional Onshore Cash Pledge entered into with Tranche B Onshore Security Agent in accordance with Clause 22.31 (Onshore Cash Pledge).

“Onshore Cash Pledge Ratio (Tranche A)” means, on any date of determination the ratio of:

15

(a)	the US dollar equivalent of the aggregate balance standing to the credit of the bank account(s) specified in each Onshore Cash Pledge (Tranche A) (and subject to Transaction Security granted or expressed to be granted thereunder), divided by

(b)	the aggregate principal amount of the Tranche A Loans outstanding under Tranche A.

“Onshore Cash Pledge Ratio (Tranche B)” means, on any date of determination the ratio of:

(a)	the US dollar equivalent of the aggregate balance standing to the credit of the bank account(s) specified in each Onshore Cash Pledge (Tranche B) (and subject to Transaction Security granted or expressed to be granted thereunder), divided by

(b)	the aggregate principal amount of the Tranche B Loans outstanding under Tranche B.

“Onshore Group Member” means any Group Member incorporated or established in the PRC.

“Original Financial Statements” means:

(a)       in respect of the Initial Listco:

(i)	the audited consolidated financial statements of the Initial Listco for the financial year ended 31 December 2018;
(ii)	the unaudited consolidated financial statements of the Initial Listco for the financial quarter ended 31 December 2018; and
(iii)	the unaudited consolidated financial statements of the Initial Listco for the financial half year ended 30 June 2019; and
(b)	in respect of each of the UAE Guarantor, Heilongjiang Xinda, Heilongjiang XDCM and Sichuan Xinda, its audited unconsolidated financial statements for the financial year ended 31 December 2018.

“Original Obligors” means the Borrower, the Guarantors, Mr Han, Mrs Han and Heilongjiang Xinda.

“Party” means a party to this Agreement.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation.

“Perfection Requirements” means any and all registrations, filings, endorsements, notarisations, stampings and/or notifications required to be made in any jurisdiction in order to perfect any Transaction Security or in order to achieve the relevant priority for such Transaction Security as set out in the applicable Security Document evidencing such Transaction Security or the applicable Legal Opinion(s) to which such Transaction Security relates.

“Personal Guarantee” means (a) a personal guarantee dated on or about the Signing Date between Mr Han and the Common Facility Agent, and (b) a personal guarantee dated on or about the Signing Date between Mrs Han and the Common Facility Agent.

“PRC” means the People’s Republic of China (which, for the purposes of this Agreement, excludes Hong Kong, Macau and Taiwan).

16

“PRC Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the PRC.

“Privatisation” means the acquisition of the Listco by the Bidco pursuant to an agreement and plan of merger delivered to the Common Facility Agent in accordance with Clause 22.36 (Conditions Subsequent).

“Privatisation Facility” means a term loan facility of up to US$100,000,000 and with a term of one year to be provided by a syndicate led by Industrial and Commercial Bank of China (Macau) Limited to the Bidco for purpose of financing the Privatisation of China XD Plastics Company Limited. For the avoidance of doubt, the terms and conditions (including the commitment amount) of the Privatisation Facility will be subject to the credit approval and final documentation acceptable to Industrial and Commercial Bank of China (Macau) Limited.

“Privatisation Steps Paper” means the steps paper for the Privatisation prepared by PricewaterhouseCoopers Consultants (Shenzhen Limited) dated 30 August 2019.

“Quasi-Security” has the meaning given to it in Clause 22.4 (Negative Pledge). “Quotation Day” means:

(a)	in relation to any period for which an interest rate is to be determined (other than any Interest Period referred to in paragraph (b)), two London Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Common Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days); or
(b)	in relation to any Interest Period the duration of which is selected by the Common Facility Agent pursuant to Clause 9.3 (Default Interest), such date as may be determined by the Common Facility Agent (acting reasonably).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Refinancing Proposal” has the meaning given to it in Clause 22.36(i) (Conditions Subsequent).

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States.

“Reference Bank Quotation” means any quotation supplied to the Common Facility Agent by a Reference Bank.

“Reference Bank Rate” means, in relation to a Loan or any Unpaid Sum and any period relating thereto, the arithmetic means of the rates (rounded upwards to four decimal places) as supplied to the Common Facility Agent at its request by each of the Reference Banks as the rate at which such Reference Bank could borrow funds in the Relevant Interbank Market in the currency of such Loan or such Unpaid Sum and for such period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in such currency and for such period.

“Reference Banks” means the principal London offices of such bank(s) as may be appointed by the Common Facility Agent after consultation with the Borrower.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment

17

manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Release Document (Share Charge (Guarantor D))” means a release agreement in form and substance satisfactory to the Common Facility Agent to be entered into in respect of the Share Charge (Guarantor D) (as defined in the Existing Syndicated Facility Agreement).

“Release Documents” means:

(a)	a deed of release between the Listco, the BVI Guarantor, the HK Guarantor, the UAE Guarantor and Standard Chartered Bank (Hong Kong) Limited in respect of guarantee and indemnity clauses in the Existing Syndicated Facility Agreement;
(b)	a deed of release between the Borrower and Standard Chartered Bank (Hong Kong) Limited in respect of the Account Charge (as defined in the Existing Syndicated Facility Agreement);
(c)	a deed of release between the Borrower and Standard Chartered Bank (Hong Kong) Limited in respect of the Assignment of Loans (as defined in the Existing Syndicated Facility Agreement);
(d)	a deed of release between the BVI Guarantor and Standard Chartered Bank (Hong Kong) Limited in respect of the Share Charge (Borrower) (as defined in the Existing Syndicated Facility Agreement);
(e)	a deed of release between China XD Plastics Company Limited and Standard Chartered Bank (Hong Kong) Limited in respect of the Share Charge (Guarantor B) (as defined in the Existing Syndicated Facility Agreement);
(f)	a deed of release between the Borrower and Standard Chartered Bank (Hong Kong) Limited in respect of the Share Charge (Guarantor C) (as defined in the Existing Syndicated Facility Agreement);
(g)	a deed of release between the BVI Guarantor and Standard Chartered Bank (Hong Kong) Limited in respect of the Subordination Deed (as defined in the Existing Syndicated Facility Agreement);
(h)	the Release Document (Share Charge (Guarantor D)), as well as a request letter issued by Standard Chartered Bank (Hong Kong) Limited to JAFZA;
(i)	a release agreement between Heilongjiang Xinda, Standard Chartered Bank (Hong Kong) Limited and Standard Chartered Bank (China) Limited, Harbin Branch in respect of a cash pledge agreement dated 3 September 2018 and a cash pledge agreement dated 12 October 2018;
(j)	a release agreement between Mr Han and Standard Chartered Bank (Hong Kong) Limited in respect of a personal guarantee dated 3 September 2018 and a supplemental agreement dated 10 October 2018;
(k)	a release agreement between Heilongjiang Xinda and Standard Chartered Bank (Hong Kong) Limited in respect of a corporate guarantee dated 26 October 2018;
(l)	a release agreement between Sichuan Xinda and Standard Chartered Bank (Hong Kong) Limited in respect of a corporate guarantee dated 26 October 2018; and
(m)	a release agreement between Heilongjiang XDCM and Standard Chartered Bank (Hong Kong) Limited in respect of a corporate guarantee dated 26 October 2018,

in each case, in form and substance satisfactory to the Common Facility Agent.

18

“Relevant Interbank Market” means the London interbank market.
“Relevant Jurisdictions” means:

(a)       in relation to any Corporate Obligor or any Group Member:

(i)	its jurisdiction of incorporation or residency;
(ii)	any jurisdiction where any asset subject to or intended to be subject to any Transaction Security to be created by it is situated;
(iii)	any jurisdiction where it conducts its business or any part thereof; and
(iv)	any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it; and

(b)       in relation to Mr Han and Mrs Han:

(i)	PRC (being the jurisdiction of his or her ordinary place of residence as at the Signing Date);
(ii)	the jurisdiction where any of his or her assets subject to or intended to be subject to the Transaction Security are situated;
(iii)	any jurisdiction where he or she conducts his or her business; and
(iv)	the jurisdiction whose laws govern the perfection of any of the Security Documents he or she enters into.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Periods” means each period of twelve months ending on the last day of each financial year of the Listco and the last day of the second financial quarter (of each financial year of the Listco (each a “Relevant Period”).

“Repeating Representations” means each of the representations and warranties set out in Clause 19 (Representations) other than Clauses 19.7 (Deduction of Tax), 19.8 (No Filing or Stamp Taxes) and 19.26 (Group Structure Chart).

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for the Screen Rate by:
(i)	the administrator of the Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by the Screen Rate); or
(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or

19

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.

“Restricted Party” means a person that is:

(a)                listed on any Sanctions List;

(b)	owned or controlled (directly or indirectly) by, or acting on behalf of, a person that is listed on any Sanctions List or otherwise a target of Sanctions;
(c)	located in, incorporated or organised under the laws of, or resident in, Sanctioned Jurisdiction; or
(d)	owned or controlled (directly or indirectly) by, or acting on behalf of, a person that is located in, incorporated or organised under the laws of, or resident in, Sanctioned Jurisdiction; or
(e)	otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“SAFE” means the State Administration of Foreign Exchange of the PRC (including its successors), or its competent local branch or any other authority succeeding to its functions.

“Sanctioned Jurisdiction” means a country or territory that is, or whose government is, the target of country-wide or territory-wide Sanctions, including, without limitation, currently, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria.

“Sanctions” means any trade, economic, financial or other sanctions, embargoes, laws, regulations or restrictive measures administered, enacted or enforced by:

(a)	the European Union;
(b)	the United Kingdom;
(c)	the United Nations or the United Nations Security Council;
(d)	the US;
(e)	Hong Kong;
(f)	the UAE;
(g)	the PRC;
(h)	any jurisdiction where any Obligor or any Group Member conducts business and/or any Relevant Jurisdiction of any Obligor or any Group Member; and/or
(i)	the respective governmental institutions and agencies of any of the foregoing, including, without limitation, OFAC, the United States Department of State, Her Majesty’s Treasury (“HMT”) and the Hong Kong Monetary Authority (together the “Sanctions Authorities” and each a “Sanctions Authority”).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

“Screen Rate” means, in relation to LIBOR for a Loan or any Unpaid Sum and any period relating thereto, the London interbank offered rate administered by ICE Benchmark

20

Administration Limited (or any other person which takes over the administration of such rate) for the currency of such Loan or any Unpaid Sum and such period displayed (before any correction, recalculation or republication by such administrator) on the appropriate page of the Thomson Reuters screen (being currently page LIBOR01 or LIBOR02) or, if such page is replaced or such service ceases to be available, such replacement page or service displaying such rate as specified by the Common Facility Agent after consultation with the Borrower and the Lenders.

“Screen Rate Replacement Event” means, in relation to the Screen Rate:

(a)	the methodology, formula or other means of determining the Screen Rate has, in the opinion of the Majority Lenders and the Borrower materially changed;
( )

(i)

(A)	the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate;
(ii)	the administrator of the Screen Rate publicly announces that it has ceased or will cease, to provide the Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate;
(iii)	the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued; or
(iv)	the administrator of the Screen Rate or its supervisor announces that the Screen Rate may no longer be used; or
(c)	the administrator of the Screen Rate determines the Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or
(ii)	the Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than 30 days; or
(d)	in the opinion of the Majority Lenders and the Borrower, the Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Secured Obligations” means all obligations owing or expressed to be owing to the Secured Parties or any of them by the Obligors or any of them under or pursuant to the Finance Documents or any of them whether present or future, actual or contingent (and whether incurred by any Obligor alone or jointly, and whether as principal or surety or in some other capacity) including without limitation any such obligation in respect of any further advance or financial accommodation from time to time made under any Finance Document and including interest and fees that accrue after the commencement by or against any Obligor or any

21

Affiliate thereof of any proceeding under any U.S. Debtor Relief Laws naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, provided that, for the purposes of (i) the Share Charge (UAE Guarantor), (ii) the UAE Moveables Security Agreement, (iii) the UAE Assignment Agreement, (iv) the UAE Mortgage, (v) the UAE Guarantee, and (vi) any other Finance Document governed by UAE law, “Secured Obligations” means all present and future obligations and liabilities of each Obligor (whether actual or contingent, whether owed jointly, severally, as principal or surety or in any other capacity whatsoever and whether originally incurred by that Obligor or by some other person) to the UAE Security Agent (whether for its own account, including the obligations set out in clause 14.3 (Parallel Debt) of the Intercreditor Agreement), or as agent for the Secured Parties) or any of the other Secured Parties under or pursuant to each of the Finance Documents.

“Secured Parties” means the Finance Parties, each Delegate and each Receiver.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Agents” means the Tranche A Onshore Security Agent, the Tranche B Onshore Security Agent, the Tranche A Offshore Security Agent, the Tranche B Offshore Security Agent, the Common Offshore Security Agent and the UAE Security Agent (each a “Security Agent”).

“Security Assignment” means:

(a)	a security assignment dated on or about the date of this Agreement and entered into among the Borrower and the Initial Listco as assignors and the Common Offshore Security Agent (the “Initial Security Assignment”); and
(b)	any other security assignment between any one or more of the Borrower and the Guarantors as assignor(s) and the Common Offshore Security Agent in form and substance satisfactory to the Common Facility Agent.

“Security Documents” means:

(a)	any Security Assignment;
(b)	each Onshore Cash Pledge;
(c)	each Account Charge;
(d)	the Share Charges;
(e)	the UAE Moveables Security Agreement;
(f)	the UAE Assignment Agreement;
(g)	the UAE Mortgage; and
(h)	any other document or instrument entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of any or all of the Secured Obligations,

(each a “Security Document”).
“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of any of the Security Agents (where applicable, as trustee) for the Secured Parties and all proceeds of that Transaction Security;

22

(b)	all obligations expressed to be undertaken by any Obligor to pay amounts in respect of any or all of the Secured Obligations to any of the Security Agents (where applicable, as trustee) for the Secured Parties and secured by any Transaction Security together with all representations and warranties expressed to be given by any Obligor in favour of any of the Security Agents (where applicable, as trustee) for the Secured Parties; and
(c)	any other amounts or assets, whether rights, entitlements, choses in action or otherwise, actual or contingent, which any of the Security Agents is required by the terms of the Finance Documents to hold (where applicable, as trustee on trust) for the Secured Parties.

“Share Charges” means the BVI Share Charge, the Hong Kong Share Charge, the Share Pledge (Listco) and the Share Charge (UAE Guarantor) (each a “Share Charge”).

“Share Charge (UAE Guarantor)” means a share pledge to be entered into between the Borrower, the UAE Guarantor and the UAE Security Agent in respect of shares in the UAE Guarantor in form and substance satisfactory to the Common Facility Agent.

“Share Pledge (Listco)” means the stock pledge agreement or similar security agreement to be entered into between Mr Han as pledgor and the Common Offshore Security Agent in respect of 50.1% shares in the Listco in form and substance satisfactory to the Common Facility Agent.

“Signing Date” means the date of this Agreement.

“Solvency Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Solvency Certificate).

“Specified Time” means the applicable time determined in accordance with Schedule 6 (Timetables).

“Subsidiary” means, in relation to any company, corporation or entity, a company, corporation or entity:

(a)	which is controlled, directly or indirectly, by the first mentioned company, corporation or entity;
(b)	more than half the issued share capital, registered capital or equity interest of which is beneficially owned, directly or indirectly by the first mentioned company, corporation or entity; or
(c)	which is a Subsidiary of another Subsidiary of the first mentioned company, corporation or entity,

and for this purpose, a company, corporation or entity shall be treated as being controlled by another if that other company, corporation or entity is able to direct its affairs and/or to control the majority of the composition of its board of directors or equivalent body.

“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate 83 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 83 per cent. or more of the Total Commitments immediately prior to the reduction of the Total Commitments to zero).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 13.1 (Definitions).

23

“Total Commitments” means the aggregate of the Total Tranche A Commitments and the Total Tranche B Commitments, being US$135,000,000 at the Signing Date.

“Total Tranche A Commitments” means at any time the aggregate of the Tranche A Commitments, being US$105,000,000 at the Signing Date.

“Total Tranche B Commitments” means at any time the aggregate of the Tranche B Commitments, being US$30,000,000 at the Signing Date.

“Trading Day” means a day (other than a Saturday or Sunday) on which the NASDAQ is open for trading.

“Tranche” means Tranche A or Tranche B, as the case may be.

“Tranche A” means the part of the Facility as described under the heading “Tranche A” in Part 1 of Schedule 1 (The Original Parties).

“Tranche A Commitment” means:

(a)	in relation to an Original Lender, the sum of the amount set opposite its name under the heading “Tranche A Commitment” in Part 1 of Schedule 1 (The Original Parties) and the amount of any other Tranche A Commitment transferred to it pursuant to Clause 24 (Changes to the Lenders); and
(b)	in relation to any other Lender, the amount of any Tranche A Commitment transferred to it pursuant to Clause 24 (Changes to the Lenders),

to the extent not cancelled or reduced under this Agreement or transferred by it pursuant to Clause 24 (Changes to the Lenders).

“Tranche A Lender” means:

(a)	any Original Lender listed under the heading “Tranche A Lenders” in Part 1 of Schedule 1 (The Original Parties); and/or
(b)	any bank, financial institution, trust, fund or other entity which has become a Party with respect to the Tranche A Loan in accordance with Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Tranche A Loan” means, as the context requires, the loan made or to be made under Tranche A or the principal amount outstanding for the time being of that loan.

“Tranche A Onshore Account Bank” means Industrial and Commercial Bank of China Limited, Heilongjiang Branch (中国工商银行股份有限公司黑龙江分行).

“Tranche B” means the part of the Facility as described under the heading “Tranche B” in Part 1 of Schedule 1 (The Original Parties).

“Tranche B Commitment” means:

(a)	in relation to an Original Lender, the sum of the amount set opposite its name under the heading “Tranche B Commitment” in Part 1 of Schedule 1 (The Original Parties) and the amount of any other Tranche B Commitment transferred to it pursuant to Clause 24 (Changes to the Lenders); and
(b)	in relation to any other Lender, the amount of any Tranche B Commitment transferred to it pursuant to Clause 24 (Changes to the Lenders),

24

to the extent not cancelled or reduced under this Agreement or transferred by it pursuant to Clause 24 (Changes to the Lenders).

“Tranche B Lender” means:

(a)	any Original Lender listed under the heading “Tranche B Lenders” in Part 1 of Schedule 1 (The Original Parties); and/or
(b)	any bank, financial institution, trust, fund or other entity which has become a Party with respect to the Tranche B Loan in accordance with Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Tranche B Loan” means, as the context requires, the loan made or to be made under Tranche B or the principal amount outstanding for the time being of that loan.

“Tranche B Onshore Account Bank” means Standard Chartered Bank (China) Limited, Harbin Branch.

“Transaction Agents” means the Facility Agents and the Security Agents (each a “Transaction Agent”).

“Transaction Security” means the Security created or expressed to be created in favour of any or all of the Secured Parties pursuant to or under any or all of the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Common Facility Agent and the Borrower.

“Transfer Date” means, in relation to an assignment by a Lender of any or all of its rights under this Agreement or a transfer by a Lender of any or all of its rights and obligations under this Agreement, the later of:

(a)	the proposed Transfer Date specified in the Assignment Agreement relating to such assignment or (as the case may be) the Transfer Certificate relating to such transfer; and
(b)	the date on which the Common Facility Agent executes the Assignment Agreement relating to such assignment or (as the case may be) the Transfer Certificate relating to such transfer.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or to benefit from fluctuation in any rate, index, price or other benchmark.

“UAE” means the United Arab Emirates.

“UAE Guarantee” means the corporate guarantee dated on or about the Signing Date between the UAE Guarantor and the Common Facility Agent, together with any other guarantee (other than the guarantee set out in Clause 18 (Guarantee and Indemnity)) entered into by any Guarantor which guarantees the obligations of any Obligor under any of the Finance Documents and which is designated by the Common Facility Agent and the Borrower as a “UAE Guarantee”.

“UAE Assignment Agreement” means the conditional assignment of a lease agreement of a company to be entered into pursuant to Clause 22.36 (Conditions Subsequent) between the UAE Guarantor and the UAE Security Agent.

25

“UAE Mortgage” means the mortgage over a building created pursuant to Law no.1 of 2002 Mortgage of Immovable Property Erected at Jebel Ali Free Zone, issued by Maktoum Bin Rashid Al Maktoum, Ruler of Dubai to be entered into pursuant to Clause 22.36 (Conditions Subsequent) between the UAE Guarantor and the UAE Security Agent.

“UAE Moveables Security Agreement” means the movables security agreement to be entered into pursuant to Clause 22.36 (Conditions Subsequent) between the UAE Guarantor and the UAE Security Agent.

“Unfunded Pension Liability” of any Employee Plan means the amount, if any, by which the value of the accumulated plan benefits under the Employee Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Unpaid Sum” means any sum due and payable but unpaid by any Obligor under any or all of the Finance Documents.

“U.S.”, “US” and “United States” means the United States of America, its territories,

possessions and other areas subject to the jurisdiction of the United States of America.

“U.S. Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. 101 et seq., entitled “Bankruptcy” as amended from time to time and as now or hereafter in effect, or any successor thereto.

“U.S. Debtor Relief Laws” means the U.S. Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, judicial management or similar debtor relief laws of the United States from time to time in effect and affecting the rights of creditors generally.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Public Law 107-56 (signed into law 26 October 2001 and as amended from time to time).

“U.S. Revenue Code” means the US Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“US Tax Obligor” means:

(a)	the Borrower, if it is resident for tax purposes in the US; or
(b)	any Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means utilisation of the Facility (or any part thereof).

“Utilisation Date” means the date of a Utilisation, being the date on which a Loan is made or to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Form of Utilisation Request).

1.2       Construction

(a)       Unless a contrary indication appears, any reference in this Agreement to:

(i)	any Facility Agent, any Security Agent, the Arranger, any Administrative Party, any Finance Party, any Secured Party, any Lender or any Party shall be

26

construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	a Finance Document, a Security Document or any other agreement or instrument is a reference to that Finance Document, Security Document or other agreement or instrument as amended, novated, supplemented, extended and/or restated from time to time;
(iii)	a document in “agreed form” is a document which is in the form agreed in writing by or on behalf of the Borrower and the Common Facility Agent;
(iv)	“asset” includes present and future properties, revenues and rights of every description;
(i)	“disposal” includes any sale, lease, transfer, conveyance, assignment and other disposal of any asset or any interest therein (including, without limitation, any other transaction or arrangement pursuant to which the economic benefit of or beneficial interest in such asset is lost or diluted) and “dispose” shall be construed accordingly;
(ii)	“enforcing” (or any derivation) the Transaction Security or any part thereof includes the making of a demand under clause 14.3 (Parallel Debt) of the Intercreditor Agreement by any Security Agent;
(iii)	“guarantee” (except for the purposes of Clause 18 (Guarantee and Indemnity)) includes any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness (and “guarantor” shall be construed accordingly);
(iv)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);
(v)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(iv)	a Finance Party’s “participation” in a Loan or an Unpaid Sum includes an amount (in the currency of such Loan or such Unpaid Sum) representing the fraction or portion (attributable to such Finance Party by virtue of the provisions of this Agreement) of the total amount of such Loan or such Unpaid Sum and such Finance Party’s rights under this Agreement and/or any other Finance Document in respect thereof;
(v)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);
(vi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation including those imposed by SAFE and other PRC authorities;
(vii)	any gender shall be construed to include a reference to each other gender;

27

(xiv)	with respect to Mr Han or Mrs Han, references to “it” or “its” in any Finance Document shall be construed as references to “he”, “him”, “his”, “she” or “her” as the context requires;
(xv)	a provision of law is a reference to that provision as amended or re-enacted; and
(xvi)	a time of day is a reference to Hong Kong time.
(b)	The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.
(c)	Section, Clause and Schedule headings are for ease of reference only.
(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.
(e)	A Default or an Event of Default is “continuing” if it has not been remedied or waived.
(f)	The “equivalent” of an amount in a given currency (the “specified currency”) is a reference to the amount of any other currency which, when converted into the specified currency utilising the Common Facility Agent’s spot rate of exchange (or, if no such spot rate of exchange is quoted by the Common Facility Agent, such other prevailing market rate of exchange selected by the Common Facility Agent) for the purchase of the specified currency with that other currency at or about 11:00 a.m. (Hong Kong time) on the applicable date of determination, is equal to the applicable amount in the specified currency.
(g)	Any reference in this Agreement or any other Finance Document to a merger, consolidation, amalgamation, conveyance, disposal, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, corporation or partnership, or an allocation of assets to a series of or one or more limited liability companies, partnerships or corporations, or the unwinding of such a division or allocation, as if it were a merger, consolidation, amalgamation conveyance, disposal, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate person. Any division of a limited liability company, corporation or partnership shall be deemed to constitute the formation of a separate person, and any such division shall constitute a separate person hereunder and under the other Finance Documents (and each division of any limited liability company, corporation or partnership that is a subsidiary, joint venture or any other like term shall also constitute such a person or entity).

1.3       Currency Symbols and Definitions

(a)	“US$”, “USD” and “US dollars” denote the lawful currency of the United States of America.
(b)	“RMB” denotes the lawful currency of the PRC.

1.4       Third Party Rights

(a)	A person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) (the “Third Parties Ordinance”) to enforce or to enjoy the benefit of any term of this Agreement, except as otherwise provided in Clause 16.2 (Other Indemnities), paragraph (b) of Clause 27.11 (Exclusion of Liability),

28

Clause 27.18 (Role of Reference Banks), Clause 27.19 (Third Party Reference Banks) and Clause 27.22 (Liability) and except that any Receiver or any Delegate may, subject to this Clause 1.4 and the Third Parties Ordinance, rely on any term of this Agreement which expressly confers rights on or benefits to it.

(b)       Notwithstanding any term of any Finance Document (including paragraph (a) above), the consent of any person who is not a Party is not required to rescind, amend, vary or waive any provision of this Agreement at any time.

29

Section 2
The Facility

2.         The Facility

2.1       The Facility

Subject to the terms of this Agreement, the Lenders agree to make available to the Borrower a US dollars term loan facility in an aggregate amount equal to the Total Commitments.

2.2       Finance Parties’ Rights and Obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under any or all of the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under any or all of the Finance Documents.
(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under any or all of the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Common Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.
(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. Except as otherwise provided in the Finance Documents, each Finance Party shall be entitled to separately enforce its rights under the Finance Documents against each of the Obligors to recover any amount that is due and payable to it under any Finance Document (or to recover its share of any amount that is due and payable under any Finance Document) without the consent of any other Party; and nothing shall prejudice the rights of a Finance Party from separately enforcing its rights in relation to any debt arising under any Finance Document owing to it (or its share of any debt arising under a Finance Document), which debt is due and payable.

2.3       Obligors’ Agent

(a)	Each Obligor (other than the Borrower) by its execution of this Agreement irrevocably appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:
(i)	the Borrower on its behalf to supply all information concerning itself contemplated by the Finance Documents to the Finance Parties and to give all notices and instructions, to make such agreements and to effect all amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect that Obligor, without further reference to or the consent of that Obligor; and
(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

30

and in each case that Obligor shall be bound as though such Obligor itself had supplied such information, given such notices and instructions, made such agreements, effected such amendments, supplements and variations and received such notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.         Purpose

3.1       Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)	repaying or prepaying all outstanding amounts (including principal, interest, fees, costs and expenses) under the Existing Facilities; and/or
(b)	payment of fees, costs and expenses due and payable under or in connection with the Finance Documents.

3.2       Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.        Conditions of Utilisation

4.1       Initial Conditions Precedent

(a)	The Borrower may not deliver a Utilisation Request unless the Common Facility Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Common Facility Agent. The Common Facility Agent shall notify the Borrower, the Tranche A Facility Agent and the Tranche B Facility Agent promptly upon being so satisfied. Each of the Tranche A Facility Agent and the Tranche B Facility Agent shall promptly notify the respective Lenders.
(b)	Other than to the extent that the Majority Lenders notify the Common Facility Agent in writing to the contrary before the Common Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Common Facility Agent to give that notification. The Common Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

31

4.2       Further Conditions Precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to a Loan if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from such proposed Loan and no Change of Control has occurred; and
(b)	the Repeating Representations to be made and/or repeated by any or all of the Obligors under any or all of the Finance Documents on the date of the Utilisation Request or the Utilisation Date are true in all material respects or, where any such representation or warranty is already qualified by materiality or Material Adverse Effect, in all respects (in each case, whether before or after giving effect to such proposed Loan).

4.3       Maximum Number of Loans

(a)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)                 more than one Tranche A Loan would be outstanding; or

(ii)               more than one Tranche B Loan would be outstanding.

(b)       The Borrower may not request that a Loan be divided.

32

Section 3
Utilisation

5.         Utilisation

5.1       Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Common Facility Agent of a duly completed Utilisation Request not later than the Specified Time (or such later date or time as the Common Facility Agent may agree in its absolute discretion).

5.2       Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(i)	it specifies that it is for a Tranche A Loan or a Tranche B Loan, provided that Tranche A and Tranche B shall be utilised (A) on the same Utilisation Date, and (B) pro rata to the Available Commitments under Tranche A and Tranche B;
(ii)	the proposed Utilisation Date is a Business Day within the Availability Period;
(iii)	the currency and amount of the Loan (the subject of that Utilisation Request) comply with Clause 5.3 (Currency and Amount); and
(iv)	it specifies the account details of the account designated by the facility agent or lender (as the case may be) under each Existing Facility Agreement to which the proceeds of the Utilisation are to be credited in order to repay the outstanding amount under the Existing Facilities.
(b)	Only one Loan may be requested in each Utilisation Request. Only one Loan may be made under each Tranche.

5.3       Currency and Amount

(a)	The currency specified in a Utilisation Request must be US dollars.
(b)	The amount of the proposed Loan specified in a Utilisation Request must be an amount which does not exceed the Available Facility.

5.4       Lenders’ Participation

(a)	If the conditions set out in this Agreement have been met and subject to Clause 8.1 (Illegality) and Clause 8 (Mandatory Prepayment and Cancellation), each Lender shall make its participation in a Loan available by the Utilisation Date through its Facility Office.
(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the relevant Available Facility immediately prior to making the Loan.
(c)	The Common Facility Agent shall notify the Tranche A Facility Agent and the Tranche B Facility Agent of the amount of each Loan and the amount of participation of each Lender. The Tranche A Facility Agent and the Tranche B Facility Agent shall forward such notice received from the Common Facility Agent to each Lender under the relevant Tranche, in each case by the Specified Time.

33

5.5       Cancellation of Available Facility

Upon the earlier of (i) 5 p.m. on the last day of the Availability Period, and (ii) the making of the Loan under each Tranche:

(a)	the Available Commitment (if any) of each Lender shall be immediately and automatically reduced to zero; and
(b)	the Commitment of each Lender shall be immediately and automatically reduced by the amount (if any) of the Available Commitment of such Lender immediately before the reduction to zero of its Available Commitment in accordance with paragraph (a) above.

34

Section 4

Repayment, Prepayment and Cancellation

6.                 Repayment

6.1       Repayment of Loan

The Borrower shall repay the Loans in full on the Final Maturity Date.

6.2       No Re-Borrowing

The Borrower may not re-borrow any part of the Facility which is repaid.

7.                 Prepayment and Cancellation

7.1       Voluntary Cancellation

(a)	The Borrower may, if it gives the Common Facility Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, reduce the Available Facility to zero or by such amount (being a minimum amount of US$5,000,000 and an integral multiple of US$1,000,000) as the Borrower may specify in such notice.
(b)	Any such reduction of the Available Facility under this Clause 7.1 shall reduce the Available Commitments of the Lenders rateably.

7.2       Voluntary Prepayment of Loans

The Borrower may, if it gives the Common Facility Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice in writing, prepay the whole or any part of the Loans at any time on or after the date falling three Months after the first Utilisation Date, provided that (in the case of any prepayment of the Loans in part) the amount of such prepayment reduces the amount of the Loans by an amount that is (a) not less than US$5,000,000 and (b) if in excess of US$5,000,000, an integral multiple of US$1,000,000.

7.3       Right of Repayment and Cancellation in Relation to a Single Lender

(a)       If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under Clause 13.2 (Tax Gross-Up); or
(ii)	any Lender claims indemnification from the Borrower under Clause 13.3 (Tax Indemnity) or Clause 14 (Increased Costs),

the Borrower may, at any time on or after the date falling three Months after the first Utilisation Date and whilst the circumstance giving rise to such requirement or indemnification continues, give the Common Facility Agent and that Lender notice of its intention to procure the repayment of that Lender’s participation in the Loans and the cancellation of the Available Commitment of that Lender (a “Cancellation Notice”).

(b)	On receipt of a Cancellation Notice referred to in paragraph (a) above in respect of any Lender, the Available Commitment of that Lender shall immediately be reduced to zero.

35

(c)	On the last day of each Interest Period relating to a Loan which ends after the Borrower has given a Cancellation Notice under paragraph (a) above in respect of any Lender (or, if earlier, the date specified by the Borrower in that Cancellation Notice), the Borrower shall repay that Lender’s participation in such Loan and that Lender’s Commitment shall be reduced by the amount of its participation in the Loan so repaid.

7.4       Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 or under Clause 8 (Mandatory Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.
(c)	The Borrower may not re-borrow any part of the Facility which is prepaid.
(d)	The Borrower shall not repay or prepay all or any part of a Loan or cancel or reduce all or any part of the Commitments or Available Commitments of the Lenders except at the times and in the manner expressly provided for in this Agreement.
(e)	If any Commitment or Available Commitment of any Lender is cancelled or reduced under this Agreement, such Commitment or Available Commitment so cancelled or reduced may not be subsequently reinstated.
(f)	If the Common Facility Agent receives a notice under this Clause 7 or under Clause 8 (Mandatory Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.
(g)	Any prepayment or repayment (other than a prepayment or repayment pursuant to Clause 8.1 (Illegality) or Clause 7.3 (Right of Repayment and Cancellation in Relation to a Single Lender)) shall prepay or repay the Loans in amounts which reduce the outstanding principal under the Tranche A Loan and the Tranche B Loan by the same proportion.
(h)	Any prepayment or repayment of a Loan or any part thereof (other than a prepayment or repayment pursuant to Clause 8.1 (Illegality) or Clause 7.3 (Right of Repayment and Cancellation in Relation to a Single Lender)) shall be applied pro rata to each Lender’s participation in the Loans.
(i)	If all or part of any Lender’s participation in the Loans is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of such Lender’s participation in the Loans which is so repaid or prepaid) will be deemed to be cancelled on the date of such repayment or prepayment (unless such cancellation of such Lender’s Commitment on account of such repayment or prepayment has already been made pursuant to any other provision of this Agreement).

8.         Mandatory Prepayment and Cancellation

8.1       Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in a Loan or any part thereof (or it is or will become unlawful for any Affiliate of a Lender for that Lender to do so):

36

(a)	that Lender shall promptly notify the Common Facility Agent upon becoming aware of that event and the Common Facility Agent shall promptly notify the Borrower upon the receipt of such notification from that Lender;
(b)	upon the Common Facility Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled and reduced to zero (and that Lender shall not be obliged to participate in the making of any Loan); and
(c)	the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Common Facility Agent has notified the Borrower or, if earlier, the date specified by that Lender in the notice delivered to the Common Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s Commitment shall be reduced by the amount of its participation in the Loans so repaid.

8.2       Change of Control and Total Disposal

Upon the occurrence of a Change of Control or a sale of all or substantially all of the assets of the Group:

(a)	the Borrower shall promptly notify the Common Facility Agent upon becoming aware of that occurrence; and
(b)	(irrespective of whether the Borrower has complied with paragraph (a) above):
(i)	no Lender shall be obliged to participate in the making of a Loan; and
(ii)	the Facility shall be immediately cancelled (and the Available Commitment of each Lender shall be automatically and immediately cancelled and reduced to zero) and the outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, shall become automatically and immediately due and payable.

8.3       Partial Disposal Proceeds

(a)       For the purpose of this Clause 8.3:

“Disposal” means any sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means Gross Disposal Proceeds after deducting:

(i)	any proceeds of Disposals of any assets by a Group Member to another Group Member, provided that if the disposing entity had given Transaction Security over the asset, the acquiring entity must give equivalent Transaction Security over that asset;
(ii)	any reasonable expenses which are incurred by the Group Member with respect to that Disposal to a person who is not a Group Member;
(iii)	any Tax incurred and required to be paid in connection with that Disposal (as reasonably determined by the Group Member, on the basis of existing rates and taking account of any available credit, deduction or allowance); and
(iv)	any individual Disposal where the proceeds from that Disposal when aggregated with the proceeds of other Disposals made in the same financial year do not exceed 5% of the Consolidated Tangible Net Worth of the Group in such financial year.

37

“Gross Disposal Proceeds” means the cash consideration receivable by a Group Member (including any amount receivable in repayment of intercompany debt) for any Disposal made by a Group Member.

(b)	Subject to the restriction of Clause 22.5 (Disposals), upon the occurrence of any Disposal by a Group Member:
(i)	the Borrower will promptly notify the Common Facility Agent upon becoming aware of that event; and
(ii)	irrespective of whether the Borrower has complied with paragraph (b)(i) above, the Borrower shall, on the last day of the Interest Period for each Loan occurring after such Disposal, prepay the Loans in an amount equal to the Disposal Proceeds.

8.4       Debt Incurrence and Equity Issuance

(a)       For the purpose of this Agreement:

“Debt Incurrence” means any incurrence of any Indebtedness for Borrowed Money by any Group Member.

“Debt Incurrence Proceeds” means the cash proceeds of any Debt Incurrence (other than an Excluded Debt Incurrence) received or recovered by (or paid to the order of) any Group Member and after deducting:

(i)	any actual and reasonable out-of-pocket expenses and costs (including any underwriting fees and commissions) which are incurred by such Group Member (that is making such Debt Incurrence) on arm’s length terms to any person (who is not a Group Member or an Affiliate of a Group Member); and
(ii)	any Tax incurred and required to be paid by such Group Member (that is making such Debt Incurrence) (as reasonably determined by such Group Member on the basis of existing rates and taking into account any available credit, deduction or allowance), in each case in relation to such Debt Incurrence.
“Equity Issuance” means:

(i)	any allotment or issuance of (or the entering into of any agreement to allot or issue) any Equity Interest in, or any equity-linked securities or products (whether convertible or exchangeable (whether at the option of the holder thereof) or otherwise and whether such conversion or exchange is conditional or otherwise) of, any Group Member; or
(ii)	any grant to any person of any right (whether conditional or unconditional) to call for or require the allotment or issuance of any Equity Interest in, or any equity-linked securities or products (whether convertible or exchangeable (whether at the option of the holder thereof) or otherwise and whether such conversion or exchange is conditional or otherwise) of, any Group Member.

“Equity Issuance Proceeds” means the cash proceeds of any Equity Issuance (other than an Excluded Equity Issuance) received or recovered by (or paid to the order of) any Group Member and after deducting:

(i)	any actual and reasonable out-of-pocket expenses and costs (including any underwriting fees and commissions) which are incurred by such Group

38

Member (that is making such Equity Issuance) on arm’s length terms to any person (who is not a Group Member or an Affiliate of a Group Member); and

(ii)	any Tax incurred and required to be paid by such Group Member (that is making such Equity Issuance) (as reasonably determined by such Group Member on the basis of existing rates and taking into account any available credit, deduction or allowance), in each case in relation to such Equity Issuance.
“Excluded Debt Incurrence” means:

(i)	any Financial Indebtedness arising under any Finance Document, the Privatisation Facility, and/or (at any time on or prior to the Utilisation Date) any of the Existing Facility Agreements;
(ii)	any Indebtedness for Borrowed Money incurred by any Onshore Group Member for working capital or capital expenditure purposes (the amount of such Financial Indebtedness to be set forth in the Compliance Certificates) provided that:
(A)	no Default is continuing or would result from the incurrence of such Indebtedness for Borrowed Money; and
(B)	the requirements under Clause 21 (Financial Covenants) would have been complied with if the requirements thereunder were re-calculated on a pro forma basis for the Most Recent Relevant Period (as at the date of the incurrence of such Indebtedness for Borrowed Money) and as if such Indebtedness for Borrowed Money had been incurred at the start of that Most Recent Relevant Period (and had remained outstanding throughout that Most Recent Relevant Period); and
(iii)	any Financial Indebtedness arising under any loan owing by a Group Member to another Group Member, provided that (A) in the case of any such loan owing to the Borrower or any Guarantor, all of the rights of the Borrower or such Guarantor in respect thereof shall have been assigned in favour of the Common Offshore Security Agent pursuant to a Security Assignment, and (B) in the case of any such loan owing by the Borrower or any Guarantor, such loan shall have been subordinated to the Secured Obligations pursuant to the Intercreditor Agreement.

“Excluded Equity Issuance” means any Equity Issuance by a Group Member to another Group Member.

(b)	Upon the receipt or recovery by, or payment to the order of, any Group Member of any Equity Issuance Proceeds or Debt Incurrence Proceeds:
(i)	the Borrower shall promptly notify the Lender of the same, including the Borrower’s calculation of the amount of such Equity Issuance Proceeds or Debt Incurrence Proceeds (including reasonable particulars of any amount deducted in the calculation of such Equity Issuance Proceeds or, as the case may be, Debt Incurrence Proceeds in accordance with the definition thereof); and
(ii)	irrespective of whether the Borrower has complied with paragraph (b)(i), the Borrower shall promptly (and in any event within five Business Days) prepay the Loans in an amount equal to the amount of such Equity Issuance Proceeds or, as the case may be, Debt Incurrence Proceeds.

39

Section 5

Costs of Utilisation

9.         Interest

9.1       Calculation of Interest

The rate of interest on each Loan at any time during an Interest Period relating thereto is the percentage rate per annum which is the aggregate of:

(a)                Margin; and

(b)               the applicable LIBOR for such Loan and such Interest Period.

9.2       Payment of Interest

On the last day of each Interest Period relating to a Loan the Borrower shall pay accrued interest on that Loan.

9.3       Default Interest

(a)	If an Obligor party hereto fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2.0 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Common Facility Agent (acting reasonably). Any interest accruing under this Clause 9.3 on any overdue amount owing by an Obligor party hereto shall be immediately payable by that Obligor on demand by the Common Facility Agent.
(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:
(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and
(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2.0 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.
(c)	Default interest (if unpaid) arising on any Unpaid Sum will be compounded with that Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

9.4       Notification of Rates of Interest

The Common Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.       Interest Periods
10.1     Interest Periods

(a)	Subject to the provisions of this Agreement, each Interest Period relating to a Loan shall be three Months (or any other period agreed between the Borrower and the

Common Facility Agent (acting on the instructions of all the Lenders)).

40

(b)	No Interest Period for a Loan shall extend beyond the Final Maturity Date.
(c)	The first Interest Period for a Loan shall start on the Utilisation Date, and each subsequent Interest Period for that Loan shall start on the last day of the preceding Interest Period relating to that Loan.

10.2    Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is no such next Business Day in that calendar month).

11.       Changes to the Calculation of Interest
11.1     Absence of Quotations

Subject to Clause 11.2 (Market Disruption), if LIBOR for any sum and any Interest Period relating thereto is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by noon (London time) on the Quotation Day for the currency of such sum and for such Interest Period, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2    Market Disruption

(a)	Subject to any alternative basis agreed and consented to as contemplated by paragraphs (a) and (b) of Clause 11.3 (Alternative Basis of Interest or Funding), if a Market Disruption Event occurs in relation to a Loan for any Interest Period relating thereto, then the rate of interest on each Lender’s participation in that Loan at any time during that Interest Period shall be the rate per annum which is the sum of:
(i)	the applicable Margin as at such time; and
(ii)	(subject to paragraph (b)) the percentage rate per annum notified to the Common Facility Agent by that Lender, as soon as practicable and in any event no later than five Business Days before interest is due to be paid in respect of that Interest Period (or such later date as may be acceptable to the Common Facility Agent), as the cost to that Lender of funding its participation in that Loan from whatever source(s) it may reasonably select (provided that if such percentage rate per annum is below zero, then such percentage rate per annum shall be deemed to be zero).
(b)	In relation to a Market Disruption Event (in respect of a Loan and any Interest Period relating thereto) falling within paragraph (c)(ii), if the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above in respect of that Loan and such Interest Period is less than LIBOR for that Loan and such Interest Period or if a Lender shall fail to notify the Common Facility Agent of any such percentage rate per annum pursuant to paragraph (a)(ii) above in respect of that Loan and such Interest Period, then the cost of that Lender of funding its participation in that Loan for such Interest Period shall be deemed, for the purposes of paragraph (a)(ii) above, to be equal to LIBOR for that Loan and such Interest Period, and such Lender shall be deemed to have notified the Common Facility Agent of such cost of funding pursuant to paragraph (a)(ii) above.
(c)	In this Agreement “Market Disruption Event” means in relation to a Loan and any Interest Period relating thereto:
(i)	(A) at or about noon (London time) on the Quotation Day for that Loan and such Interest Period, LIBOR for that Loan and such Interest Period is to be

41

determined by reference to the Reference Banks and none of the Reference Banks supplies a rate to the Common Facility Agent to determine LIBOR for that Loan and such Interest Period or (B) LIBOR for that Loan and such Interest Period is zero or negative; or

(ii)	as at 5:00 p.m. (Hong Kong time) on the Business Day immediately following the Quotation Day for that Loan and such Interest Period, the Common Facility Agent has received notifications from a Lender or Lenders (whose aggregate participation(s) in that Loan exceed 35 per cent. of that Loan) that the cost to it or them of funding its/their participation(s) in that Loan from whatever source(s) it/they may reasonably select would be in excess of LIBOR for that Loan and such Interest Period.
(d)	If a Market Disruption Event occurs in relation to a Loan and any Interest Period relating thereto, the Common Facility Agent shall promptly notify the Lenders and the Borrower thereof upon becoming aware of the same.

11.3    Alternative Basis of Interest or Funding

(a)	If a Market Disruption Event occurs and the Common Facility Agent or the Borrower so requires, the Common Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest under this Agreement.

(b)       Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(c)	For the avoidance of doubt, in the event that no substitute basis is agreed at the end of such thirty-day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement (including without limitation Clause 11.2 (Market Disruption)).

11.4    Break Costs

(a)	The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or any Unpaid Sum being paid by or recovered from any Obligor on a day other than the last day of an Interest Period for that Loan or that Unpaid Sum.
(b)	Each Finance Party shall, as soon as reasonably practicable after a demand by the Common Facility Agent, provide a certificate confirming the amount of its Break Costs in relation to a Loan or any Unpaid Sum and any Interest Period relating thereto.

12.       Fees

12.1   Commitment Fee

(a)	The Borrower shall pay to the Common Facility Agent (for the account of each Lender) a fee computed and accruing on a daily basis, at the rate of 0.5 per cent. per annum on that Lender’s Available Commitment for the period from and including the date falling 21 days from the Signing Date to and including the last day of the Availability Period.
(b)	The accrued commitment fee is payable on the last day of the Availability Period and, if a Lender’s Available Commitment is reduced to zero before the last day of the Availability Period, on the day on which such reduction to zero becomes effective.

42

12.2   Agency Fee

The Borrower shall pay to the Transaction Agents (for their own accounts) an agency fee in the amounts and at the times agreed in a Fee Letter.

43

Section 6

Additional Payment Obligations

13.        Tax Gross Up and Indemnities

13.1       Definitions

(a)	In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax Gross-Up) or a payment under Clause 13.3 (Tax Indemnity).

(b)	Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination, acting reasonably.

13.2   Tax Gross-Up

(a)	All payments to be made by an Obligor to any Finance Party under any of the Finance Documents (or, if such Obligor is not party hereto, the Borrower shall procure that all payments to be made by such Obligor) shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) (or, if such Obligor is not party hereto, the Borrower shall procure that the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made)) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.
(b)	The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Common Facility Agent accordingly. Similarly, a Lender shall notify the Common Facility Agent on becoming so aware in respect of a payment payable by an Obligor to that Lender. If the Common Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor (if not the Borrower).
(c)	If an Obligor is required to make a Tax Deduction, that Obligor shall (or if that Obligor is not party hereto, the Borrower shall procure that that Obligor will) make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(d)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making such Tax Deduction or payment shall (or if such Obligor is not party hereto, the Borrower shall procure that such Obligor will) deliver to the Common Facility Agent for the Finance Party entitled to the payment (to which such Tax Deduction relates) an original receipt (or a certified copy thereof) reasonably satisfactory to that Finance Party that such Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.

44

(e)	No Transaction Agent shall have any duty or obligation to facilitate the making of any Tax Deduction by any Obligor.

13.3   Tax Indemnity

(a)	If any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under any of the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within three Business Days of demand of the Common Facility Agent, promptly indemnify each Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 13.3 shall not apply to:
(i)	any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;
(ii)	any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located;
(iii)	to the extent a loss, liability or cost relates to a FATCA Deduction required to be made by a Party; or
(iv)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 13.2 (Tax Gross-Up).
(b)	A Finance Party intending to make a claim under paragraph (a) shall notify the Common Facility Agent of the event giving rise to such claim, whereupon the Common Facility Agent shall notify the Borrower thereof.
(c)	A Finance Party shall, on receiving a payment from the Borrower under this Clause 13.3, notify the Common Facility Agent.

13.4   Tax Credit

If any Obligor party hereto makes a Tax Payment in respect of a Finance Party and that Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(b)	that Finance Party has obtained and utilised that Tax Credit,

that Finance Party shall pay an amount to that Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had such Tax Payment not been required to be made by that Obligor.

45

13.5   Stamp Taxes

The Borrower shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and
(b)	within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to any or all stamp duty, registration and/or other similar Taxes paid or payable in respect of any Finance Document, provided that this Clause 13.5 shall not apply in respect of any stamp duty, registration or similar Taxes payable in respect of any assignment or transfer by a Finance Party of any of its rights or obligations under a Finance Document.

13.6   Indirect Tax

(a)	All amounts set out or expressed in any Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party under or in connection with any Finance Document, that Party shall pay to such Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of such Indirect Tax (and such Finance Party shall promptly provide an appropriate Indirect Tax invoice to that Party).
(b)	Where a Finance Document requires any Party to reimburse and indemnify a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of such costs or expenses to the extent that such Finance Party reasonably determines that it is not entitled to credit or repayment in respect of such Indirect Tax.

13.7   FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)       confirm to that requesting Party:

(A)	whether it is a FATCA Exempt Party or not a FATCA Exempt Party; and
(B)	(in the case of an Obligor only) that it is not a US Tax Obligor or FATCA FFI;
(ii)	supply to that requesting Party such forms, documentation and other information relating to its status under FATCA as that requesting Party reasonably requests for the purposes of that requesting Party’s compliance with FATCA; and
(iii)	supply to that requesting Party such forms, documentation and other information relating to its status as that requesting Party reasonably requests for the purposes of that requesting Party’s compliance with any other law, regulation, or exchange of information regime.
(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party (or (in the case of an Obligor only) it is not a US Tax Obligor or FATCA FFI)) and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party (or (in the case of an Obligor only) it is or has become a US

46

Tax Obligor or FATCA FFI)), that Party shall notify that other Party as soon as reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party (or (in the case of an Obligor only) that it is not a US Tax Obligor or FATCA FFI) or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party (and (in the case of an Obligor only) as if it is or has become a US Tax Obligor or FATCA FFI)) until such time as that Party provides such requested confirmation, forms, documentation or other information.
(e)	If the Borrower is or becomes a US Tax Obligor or a Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:
(i)	where the Borrower is a US Tax Obligor as at the Signing Date and such Lender is an Original Lender, the Signing Date;
(ii)	where the Borrower is a US Tax Obligor as at a Transfer Date and such Lender is a New Lender (in respect of any assignment or transfer by an Existing Lender to such New Lender), the Transfer Date in respect of such assignment or transfer; or
(iii)	where the Borrower is not a US Tax Obligor as at the Signing Date, the date of a request from the relevant Facility Agent,

supply to the relevant Facility Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(B)	any withholding statement or other document, authorisation or waiver as that Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(f)	Each Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower and the Common Facility Agent.
(g)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to a Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to that Facility Agent unless it is unlawful for that Lender to do so (in which case that Lender shall promptly notify that Facility Agent). Each Facility Agent shall provide any such updated withholding certificate, withholding

47

statement, document, authorisation or waiver to the Borrower and the Common Facility Agent.

(h)	Each Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. No Facility Agent shall be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.
(i)	Without prejudice to any other term of this Agreement, if a Lender fails to supply any withholding certificate, withholding statement, document, authorisation, waiver or information in accordance with paragraph (e) above, or any withholding certificate, withholding statement, document, authorisation, waiver or information provided by a Lender to a Facility Agent is or becomes materially inaccurate or incomplete, then such Lender shall indemnify that Facility Agent, within three Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by that Facility Agent (including any related interest and penalties) in acting as Facility Agent under the Finance Documents as a result of such failure.

13.8   FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), and in any case at least three Business Days prior to making a FATCA Deduction, notify the Party to whom it is making the payment and, on or prior to the day on which it notifies that Party, shall notify the Borrower and the Common Facility Agent and the Common Facility Agent shall notify the other Finance Parties.

14.       Increased Costs
14.1     Increased Costs

(a)	Subject to Clause 14.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Common Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;
(ii)	compliance with any law or regulation made, enacted, issued or put into effect after the Signing Date; or
(iii)	the implementation or application of, or compliance with, Basel II, Basel III, CRD IV or any law or regulation that implements or applies Basel II, Basel III or CRD IV,

provided, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to have been introduced after the Signing Date, regardless of the date enacted, adopted or issued.

48

The terms “law” and “regulation” in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)       In this Agreement:

(i)	“Basel II” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III).

(ii)       “Basel III” means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”;

(iii)       “CRD IV” means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC;

(iv)       “Increased Costs” means:

(A)	a reduction in the rate of return from the Facility (or any part thereof) or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);
(B)	an additional or increased cost; or
(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by

49

that Finance Party of any of its obligations under any Finance Document or any participation of that Finance Party in a Loan or any Unpaid Sum.

14.2    Increased Cost Claims

(a)	A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased Costs) shall notify the Common Facility Agent of the event giving rise to such claim, following which the Common Facility Agent shall promptly notify the Borrower.
(b)	Each Finance Party shall, as soon as practicable after a demand by the Common Facility Agent, provide a certificate confirming the amount of its Increased Costs in respect of any claim made by such Finance Party under Clause 14.1 (Increased Costs).

14.3   Exceptions

Clause 14.1 (Increased Costs) does not apply to any Increased Cost to the extent such Increased Cost is:

(a)	attributable to a Tax Deduction that is required by law to be made by an Obligor and that is already compensated for by Clause 13.2 (Tax Gross-Up);
(b)	attributable to a FATCA Deduction required to be made by a Party;
(c)	compensated for by Clause 13.3 (Tax Indemnity) (or would have been compensated for under Clause 13.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 13.3 (Tax Indemnity) applied); or
(d)	incurred by a Finance Party or an Affiliate of a Finance Party and is attributable to the wilful breach by such Finance Party or such Affiliate of any law or regulation.

15.       Mitigation by the Lenders
15.1     Mitigation

(a)	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax Gross Up and Indemnities) or Clause 14 (Increased Costs).
(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2    Limitation of Liability

(a)	The Borrower shall indemnify each Finance Party, within three Business Days of demand, for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).
(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

50

15.3     Conduct of Business by the Finance Parties
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any such claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

16.       Other Indemnities
16.1     Currency Indemnity

(a)	If any sum due from any Obligor under any or all of the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:
(i)	making or filing a claim or proof against that Obligor; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall (or if such Obligor is not party hereto, the Borrower shall procure that such Obligor will) as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of such conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt or recovery of that Sum.

(b)	Each Obligor waives (or if such Obligor is not party hereto, the Borrower shall procure that such Obligor will waive) any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2   Other Indemnities

The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each of the Finance Parties against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;
(b)	any information produced or approved by any Obligor or any Group Member being or being alleged to be misleading and/or deceptive in any respect;
(c)	any enquiry, investigation, subpoena (or similar order) or legal or arbitral proceedings with respect to any Obligor or any Group Member or with respect to any transactions contemplated or financed under any Finance Document;
(d)	a failure by an Obligor to pay any amount due under a Finance Document on its due date or in the currency in which such amount is due, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

51

(e)	funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or
(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

16.3    Indemnity to the Facility Agents

The Borrower shall (or shall procure that an Obligor will) promptly (and in any event within three Business Days of demand) indemnify each Facility Agent against:

(a)	any cost, loss or liability incurred by such Facility Agent (acting reasonably) as a result of:
(i)	investigating any event which it reasonably believes is a Default;
(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; and/or
(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and/or
(b)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by such Facility Agent (otherwise than by reason of such Facility Agent’s gross negligence or wilful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction)) in acting as Facility Agent under the Finance Documents.

16.4    Indemnity to the Security Agents

(a)	The Borrower shall (or shall procure that an Obligor will) promptly (and in any event within three Business Days of demand) indemnify each of the Security Agents and each Receiver and each Delegate against any cost, loss or liability incurred by any of them as a result of:
(i)	any failure by the Borrower to comply with its obligations under Clause 17 (Costs and Expenses);
(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement;
(iv)	the taking, holding, protection or enforcement of any Transaction Security;
(v)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in any Security Agent, any Receiver and/or any Delegate by the Finance Documents or by law;
(vi)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; and/or
(vii)	acting as a Security Agent, Receiver or Delegate under or in connection with the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of such Security Agent’s, such Receiver’s or such Delegate’s own gross negligence or wilful

52

misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction)).

(b)	Each of the Security Agents, each Receiver and each Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 16.4 and shall have a lien on the Transaction Security and the proceeds of enforcement of the Transaction Security for all moneys payable to it.

16.5   Continuation

Each indemnity given by any Obligor under or in connection with this Agreement or any other Finance Document is a continuing obligation, independent of such Obligor’s other obligations under or in connection with this Agreement or such other Finance Document and survives after this Agreement or such other Finance Document is terminated. It is not necessary for a person to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other Finance Document.

17.       Costs and Expenses
17.1     Transaction Expenses

The Borrower shall promptly (and in any event within three Business Days of demand) pay each of the Administrative Parties the amount of all costs and expenses (including without limitation legal fees) reasonably incurred by any or all of them in connection with the negotiation, preparation, printing, execution, delivery and syndication of:

(a)                this Agreement and/or any other documents referred to in this Agreement; and/or

(b)               any other Finance Documents executed after the Signing Date. 17.2 Amendment Costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.9 (Change of Currency), the Borrower shall, within three Business Days of demand, reimburse each of the Transaction Agents for the amount of all costs and expenses (including legal fees) reasonably incurred by it in responding to, evaluating, negotiating or complying with that request or requirement.

17.3    Enforcement Costs

The Borrower shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under any Finance Document and/or any Transaction Security, and/or any proceedings instituted by or against any Secured Party as a consequence of it entering into a Finance Document, taking or holding any Transaction Security, or enforcing those rights.

17.4    Security Agency Expenses

The Borrower shall promptly (and in any event within three Business Days of demand) pay each of the Security Agents the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the administration, holding or release of any Transaction Security created pursuant to any Security Document.

53

Section 7
Guarantee

18.       Guarantee and Indemnity

18.1    Guarantee and Indemnity

Each Facility Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all of that other Obligor’s obligations under the Finance Documents (including, without limitation, all amounts which, but for any U.S. Debtor Relief Law, would become due and payable and all interest accruing after the commencement of any proceeding under a U.S. Debtor Relief Law at the rate provided for in the relevant Finance Document, whether or not allowed in any such proceeding);
(b)	undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Facility Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and
(c)	agrees with each Finance Party that if any obligation guaranteed or expressed to be guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability which such Finance Party incurs as a result of any Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by such Obligor under any Finance Document on the date when it would have been due. The amount payable by a Facility Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

Notwithstanding anything to the contrary herein, upon any Automatic Acceleration Event any presentment, demand, protest or notice of any kind required by the foregoing clauses are expressly waived.

18.2    Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3   Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Facility Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4    Waiver of Defences

The obligations of each Facility Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause 18, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

54

(a)	any time, waiver or consent granted to, or composition with, any Obligor or any other person;
(b)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Member or any other person;
(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;
(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;
(g)	any insolvency or similar proceedings;
(h)	this Agreement or any other Finance Document not being executed by or binding upon any other party;
(i)	any law or regulation of any jurisdiction or any event affecting any term of any obligation guaranteed or expressed to be guaranteed by it;
(j)	any governmental orders or decrees of any jurisdiction that may otherwise affect the currency in which any payment under any Finance Document is or may be made; or

(k)               any other circumstance that might constitute a defence of any Obligor.

18.5    Immediate Recourse

Each Facility Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Facility Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6    Appropriations

Until (i) all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and (ii) no Finance Party is under any obligation (whether actual or contingent) to provide any advance or financial accommodation to any Obligor under any Finance Document, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Facility Guarantor shall entitled to the benefit of the same; and

55

(b)	hold in an interest-bearing suspense account any moneys received from any Facility Guarantor or on account of any Facility Guarantor’s liability under this Clause 18.

18.7    Deferral of Facility Guarantor’s Rights

Until (i) all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and (ii) no Finance Party is under any obligation (whether actual or contingent) to provide any advance or financial accommodation to any Obligor under any Finance Document and unless the Common Facility Agent otherwise directs, no Facility Guarantor will exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)	to be indemnified by an Obligor;
(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Finance Documents;
(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any of the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;
(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Facility Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and Indemnity);
(e)	to exercise any right of set-off against any Obligor; and/or
(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If any Facility Guarantor shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to any Finance Party by the Obligors under or in connection with the Finance Documents to be paid in full) on trust for the Finance Parties, and shall promptly pay or transfer the same to the Common Facility Agent or as the Common Facility Agent may direct for application in accordance with Clause 29 (Payment Mechanics).

18.8    Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.9    Guarantee Limitation – Fraudulent Conveyance

Each Facility Guarantor and each Finance Party (by its acceptance of the benefits of this Clause 18) hereby confirms that it is its intention that this Clause 18 does not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code, the U.S. Uniform Fraudulent Conveyance Act of any similar federal or state law. To effectuate the foregoing intention, each Facility Guarantor and each Finance Party (by its acceptance of the benefits of this Clause 18) hereby irrevocably agrees that the obligations of each other Obligor under the Finance Documents guaranteed by such Facility Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Facility Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an

56

equitable contribution among such Facility Guarantor and the other Facility Guarantors, result in the obligations guaranteed by such Facility Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

57

Section 8

Representations, Undertakings and Events of Default

19.    Representations

Each Corporate Obligor party hereto makes the representations and warranties set out in this Clause 19 to each Finance Party on the Signing Date.

Each of Mr Han and Mrs Han makes the representations and warranties set out in this Clause 19 (other than those set out under paragraph (a) to (c) of Clause 19.1 (Status), paragraph (b) of Clause 19.3 (Non-Conflict with other Obligations), Clause 19.11 (Financial Statements), Clause 19.15 (Authorised Signatories), Clause 19.20 (Environmental Compliance), Clause 19.28 (Accounting Reference Date) and Clause 19.29 (ERISA Compliance)) to each Finance Party on the Signing Date.

19.1     Status

(a)	Each Corporate Obligor is a corporation or company duly incorporated (or, in case of the UAE Guarantor, a free zone establishment duly registered), in good standing (if applicable) and validly existing under the laws of its jurisdiction of incorporation (or, in case of the UAE Guarantor, under the laws and regulations of JAFZA and the applicable laws of the United Arab Emirates).
(b)	Each other Group Member is a limited liability corporation or company, duly incorporated and validly existing (and, if applicable, in good standing) under the laws of its jurisdiction of incorporation.
(c)	Each of the Obligors and Group Members has the power to own its assets and carry on its business as it is being conducted.
(d)	Each of Mr Han and Mrs Han is:
(i)	not a minor and is of legal age to enter into and be bound by the provisions of the Finance Documents to which he is party; and
(ii)	of sound mind; and
(iii)	resident and domiciled in PRC,

and no order has been made or receiver appointed in respect of him under any mental health laws in the relevant jurisdiction of residence (nor has any step or procedure been taken in any other jurisdiction which would restrict his ability or legal capacity to enter into any Finance Document to which he is party or would require the approval of a third party or an authority).

19.2    Binding Obligations

Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by each Obligor in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and
(b)	without affecting the generality of paragraph (a) above, each Security Document creates the security interests which that Security Document purports to create and such security interests are valid and effective.

58

19.3    Non-Conflict with other Obligations

The entry into and performance by any Obligor of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not:

(a)	conflict with any law or regulation applicable to any Obligor or any Group Member;
(b)	conflict with the constitutional documents of any Corporate Obligor or any Group Member;
(c)	conflict with any agreement or instrument binding upon any Obligor or any Group Member or any asset of any Obligor or any Group Member; or
(d)	result in the existence of or oblige any Obligor or any Group Member to create any Security over all or any of the assets of any Obligor or any Group Member (other than Transaction Security).

19.4   Power and Authority

(a)	Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.
(b)	No limit on the powers of any Obligor will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

19.5    Validity and Admissibility in Evidence
All Authorisations required or desirable:

(a)	to enable any Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;
(b)	to make the Finance Documents to which any Obligor is a party admissible in evidence in its Relevant Jurisdictions (except for any requirement to translate documents into Arabic);
(c)	to enable any Obligor to create the Transaction Security expressed to be created by it pursuant to any Security Document to which it is a party and to ensure that such Transaction Security has the priority and ranking it is expressed to have; and/or
(d)	for each of the Obligors and the Group Members to carry on their respective business, and which are material,

have been obtained or effected and are in full force and effect (subject to, in the case of the Security Documents, completion of the applicable Perfection Requirements which are not overdue).

19.6    Governing Law and Enforcement
Subject to the Legal Reservations:

(a)	the choice of governing law of each Finance Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions; and
(b)	any judgment obtained in the jurisdiction of the governing law of any Finance Document to which it is a party in relation to such Finance Document will be recognised and enforced in its Relevant Jurisdictions.

59

19.7   Deduction of Tax

In respect of each Obligor, it is not required under the laws of its Relevant Jurisdictions to make a Tax Deduction from any payment it may make under any Finance Document except for the payment of Taxes as set out in the applicable Finance Document or the applicable Legal Opinion(s) to which such Finance Document relates.

19.8    No Filing or Stamp Taxes

In respect of each Obligor, under the law of its Relevant Jurisdictions, it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any or all of the Finance Documents or the transactions contemplated by the Finance Documents except for any filing, recording or enrolling (or the payment of Taxes or fees payable) in relation to any Transaction Security as specified in the relevant Security Document which will be made and/or paid within the time limits specified therein.

19.9   No Default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of a Loan or the entry into, the performance of, or any transaction contemplated by, any Finance Document.
(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default under any other agreement or instrument which is binding on any Obligor or any Group Member or to which any of the assets of any Obligor or any Group Member is subject which has or might have a Material Adverse Effect.

19.10 No Misleading Information

(a)	Any factual information provided by or on behalf of any Obligor or any Group Member (including without limitation by any of their respective advisers) whether by way of electronic mail or other electronic means or otherwise to any Finance Party (or any of its agents, advisors or representatives) was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.
(b)	Any financial projection or forecast provided by or on behalf of any Obligor or any Group Member (including without limitation by any of their respective advisers) whether by way of electronic mail or other electronic means or otherwise to any Finance Party (or any of its agents, advisors or representatives) have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.
(c)	Any expression of opinion or intention provided by or on behalf of any Obligor or any Group Member (including without limitation by any of their respective advisers) whether by way of electronic mail or other electronic means or otherwise to any Finance Party (or any of its agents, advisors or representatives) was made after careful consideration and (as at the time such expression of opinion or intention was made) was fair and based on reasonable grounds.
(d)	No event or circumstance has occurred or arisen and no information has been omitted and no information has been given or withheld that results in any of the information, opinions, intentions, forecasts or projections contained in any information provided by or on behalf of any Obligor or any Group Member (including without limitation by any of their respective advisers) to any Finance Party (or any of its agents, advisors or representatives) being untrue or misleading in any material respect.

60

19.11  Financial Statements

(a)	The financial statements of each of the Listco, the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor and Heilongjiang Xinda most recently supplied to the Common Facility Agent (which, as at the Signing Date, with respect to the Listco, the UAE Guarantor and Heilongjiang Xinda, shall be deemed to its Original Financial Statements) were prepared in accordance with the Accounting Principles (applicable to the Listco, the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor or Heilongjiang Xinda (as the case may be)) consistently applied save to the extent expressly disclosed in such financial statements.
(b)	The financial statements of each of the Listco, the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor and Heilongjiang Xinda most recently supplied to the Common Facility Agent (which, as at the Signing Date, with respect to the Listco, the UAE Guarantor and Heilongjiang Xinda, shall be deemed to its Original Financial Statements) give a true and fair view of and represent (if audited) or fairly represent (if unaudited) the consolidated (in the case of the Listco) or unconsolidated (in any other case) financial condition and operations of the Listco, the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor or Heilongjiang Xinda (as the case may be) as at the end of and during the applicable period to which such financial statements relate, save to the extent expressly disclosed in such financial statements.
(c)	There has been no material adverse change in the business, financial condition or operations of any Corporate Obligor, or the consolidated business, financial condition or operations of the Group taken as a whole, since 31 December 2018.

19.12  No Insolvency or Insolvency Proceedings
No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) (in relation to Corporate Obligors) or paragraph (b) (in relation to Mr Han and Mrs Han) of Clause 23.8 (Insolvency Proceedings); or
(b)	creditors’ process described in Clause 23.9 (Creditors’ Process),

has been taken or, to the best of its knowledge, threatened in relation to any Obligor or any Group Member, and none of the circumstances described in paragraphs (a), (b) or (c) (in relation to Corporate Obligors) and paragraph (d) (in relation to Mr Han and Mrs Han) of Clause 23.7 (Insolvency) applies to any Obligor or any Group Member.

19.13  Pari Passu Ranking

(a)	The payment obligations of each Obligor under the Finance Documents to which it is a party rank at least pari passu with the claims of all of the other unsecured and unsubordinated creditors of such Obligor, except for obligations mandatorily preferred by law applying to companies generally.
(b)	The Transaction Security has or will have the ranking in priority which it is expressed to have in the Security Document(s) governing or evidencing such Transaction Security and is not subject to any prior ranking or pari passu ranking Security.

19.14  No Proceedings Pending or Threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, have or might have a Material Adverse Effect have (to the best of its knowledge and belief after making due enquiries) been started or threatened, or are pending, against any Obligor or any Group Member.

61

19.15  Authorised Signatures

Any person specified as an authorised signatory of any Corporate Obligor under Schedule 2 (Conditions Precedent) or paragraph (e) of Clause 20.6 (Information: Miscellaneous) is authorised to sign each Utilisation Request (in the case of the Borrower) and other notices on behalf of such Corporate Obligor.

19.16  Good Title to Assets

Each of the Obligors and the Group Members has a good, valid and marketable title to, or valid leases or licences of, or is otherwise entitled to use, the assets necessary to carry on its business as presently conducted.

19.17  Legal and Beneficial Ownership

(a)	Each Obligor is the sole legal and beneficial owner of the respective assets over which it purports to grant Transaction Security.
(b)	All the Equity Interests in the Borrower are directly legally and beneficially owned by the BVI Guarantor free from any claims, third party rights or competing interests other than Existing Security or Transaction Security.
(c)	All the Equity Interests in the BVI Guarantor are directly legally and beneficially owned by the Listco free from any claims, third party rights or competing interests other than Existing Security or Transaction Security.
(d)	All the Equity Interests in the HK Guarantor are directly legally and beneficially owned by the Borrower free from any claims, third party rights or competing interests other than Existing Security or Transaction Security.
(e)	All the Equity Interests in the UAE Guarantor are directly legally and beneficially owned by the Borrower free from any claims, third party rights or competing interests other than Existing Security or Transaction Security.
(f)	All the Equity Interests in Heilongjiang Xinda are directly legally and beneficially owned by the Borrower free from any claims, third party rights or competing interests.
(g)	All of the Equity Interests in each of the Borrower, the BVI Guarantor, the HK Guarantor and the UAE Guarantor, are fully paid and not subject to any option to purchase or similar rights.
(h)	None of the constitutional documents of any Corporate Obligor or any agreement or arrangement binding on any Obligor restricts or inhibits the creation of any Transaction Security or any transfer of any Equity Interests in any Obligor (which Equity Interests are the subject of any Transaction Security) on enforcement of any Transaction Security.
(i)	There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any Equity Interest of any of the Borrower, the BVI Guarantor, the HK Guarantor or the UAE Guarantor (including any option or right of pre-emption or conversion).

19.18  No Immunity

In any proceedings taken in any Relevant Jurisdiction of any Obligor in relation to any Finance Document, no Obligor will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

62

19.19  Private and Commercial Acts

The execution of the Finance Documents to which any Obligor is a party constitutes, and its exercise of its rights and performance of its obligations thereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

19.20  Environmental Compliance

(a)	Each of the Corporate Obligors and the Group Members is in compliance with Clause 22.9 (Environmental Compliance) and (to the best of its knowledge and belief (having made due and careful enquiry)) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or might have a Material Adverse Effect.
(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any Corporate Obligor or any Group Member where that claim, if determined against that Obligor or that Group Member, has or might have a Material Adverse Effect.

19.21 Taxation

(a)	Each of the Obligors and the Group Members has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties except where:
(i)	such payment is being contested in good faith;
(ii)	adequate reserves are being maintained for those Taxes in accordance with the Accounting Principles; and
(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have and could not reasonably be expected to have a Material Adverse Effect.
(b)	No Obligor (and no Group Member) is materially overdue in the filing of any Tax returns.
(c)	No claims or investigations are being, or are reasonably likely to be, made or conducted against any Obligor or any Group Member with respect to Taxes.

19.22   Sanctions, Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws

(a)	None of any Obligor or any Group Member or, to the best of its knowledge and belief (having made due and careful enquiry), any director, officer, agent, representative or employee of, or any person acting on behalf of, or any Affiliate of, any Obligor or any Group Member is a Restricted Party.
(b)	None of any Obligor or any Group Member or, to the best of its knowledge and belief (having made due and careful enquiry), any director, officer, agent, representative or employee of, or any person acting on behalf of, or any Affiliate of, any Obligor or any Group Member has violated or is in violation of any Sanctions or has engaged or is engaging in any activity or conduct which could reasonably be expected to result in any violation of any Sanctions.
(c)	None of any Obligor or any Group Member or, to the best of its knowledge and belief (having made due and careful enquiry), any director, officer, agent, representative or employee of, or any person acting on behalf of, or any Affiliate of, any Obligor or Group Member has received funds or other property from a Restricted Party or

63

conducted any activities or business dealings, directly or indirectly, with or for the benefit of a Restricted Party.

(d)	None of any Obligor or any Group Member or, to the best of its knowledge and belief (having made due and careful enquiry), any director, officer, agent, representative or employee of, or any person acting on behalf of, or any Affiliate of, any Obligor or any Group Member has engaged or is engaging, directly or indirectly, in any transaction or conduct that could reasonably be expected to result in it or any of its Affiliates or any Finance Party or any Affiliate of any Finance Party becoming a Restricted Party, or which evades or avoids, or is intended for the purpose of evading or avoiding, any prohibitions or restrictions set forth in any Sanctions.
(e)	None of any Obligor or any Group Member or, to the best of its knowledge and belief (having made due and careful enquiry), any director, officer, agent, representative or employee of, any person acting on behalf of, or any Affiliate of, any Obligor or any Group Member:
(i)	has violated or is in violation of any Anti-Bribery and Corruption Laws;
(ii)	has directly or indirectly paid, given or offered or promised to pay or give, or authorised the payment or giving of, directly or indirectly, any unlawful payment or improper transfer of value within the meaning of the FCPA or any other Anti-Bribery and Corruption Laws;
(iii)	has directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political office or activity or made any direct or indirect unlawful payment or improper transfer of value to any public official or any company employee from corporate funds; or
(iv)	has been subject to any action, suit, proceeding, arbitration, litigation, regulatory or criminal investigation with regard to any actual or alleged unlawful payment, improper transfer of value or violation in any way of the FCPA or any other Anti-Bribery and Corruption Laws.
(f)	None of any Obligor or any Group Member or, to the best of its knowledge and belief (having made due and careful enquiry), any director, officer, agent, representative or employee of, any person acting on behalf of, or any Affiliate of, any Obligor or any Group Member:
(i)	has violated or is in violation of any Anti-Money Laundering Laws or Anti-Terrorism Laws;
(ii)	has engaged or is engaging in any activity or conduct which could reasonably be expected to result in any violation of any Anti-Money Laundering Laws or Anti-Terrorism Laws; or
(iii)	has dealt or engaged in, or deals or engages in, directly or indirectly, any transaction or activities relating to any property or interest in property blocked pursuant to any Sanctions,

and no action, suit, proceeding, arbitration, litigation, regulatory or criminal investigation involving any Obligor or any Group Member or, to the best of its knowledge and belief (having made due and careful enquiry), any director, officer, agent, representative or employee of, any person acting on behalf of, or any Affiliate of, any Obligor or any Group Member with respect to any Anti-Money Laundering Laws or Anti-Terrorism Laws is pending or (to the best of its knowledge and belief (having made due and careful enquiry)) threatened or contemplated.

64

(g)	Each of the Obligors and the Group Members has instituted and maintained systems, controls and other arrangements designed to:
(i)	promote and ensure compliance by the Obligors and the Group and by persons associated with the Obligors and the Group with all applicable Sanctions, Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws; and

(ii)               detect incidences of bribery and corruption.
19.23  No Breach of Laws

(a)	None of any Obligor or any Group Member has breached any law or regulation which breach has or could reasonably be expected to have a Material Adverse Effect.
(b)	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any Obligor or any Group Member which have or could reasonably be expected to have a Material Adverse Effect.

19.24  Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any Group Member other than as permitted by this Agreement.
(b)	No Group Member has any Financial Indebtedness outstanding other than as permitted by this Agreement.

19.25  Outbound Security for Offshore Lending

No outstanding debt or payment obligation or other amount (however described) is owed by or outstanding from any person located outside the PRC to Heilongjiang Xinda, Mr Han or Mrs Han (whether as a subrogated creditor or otherwise) arising from any enforcement of (or, as the case may be, any claim under or in respect of) any Nei Bao Wai Dai Transaction under which Heilongjiang Xinda, Mr Han or Mrs Han has provided any guarantee or security.

19.26  Group Structure Chart

The Group Structure Chart delivered to the Common Facility Agent pursuant to Clause 4.1 (Initial Conditions Precedent) is true, complete and accurate in all material respects and shows each Group Member, including, in each case, its current name and its jurisdiction of incorporation or establishment.

19.27  Intellectual Property

Each of the Obligors and the Group Members:

(a)	is the sole legal and beneficial owner of or has licensed to it or otherwise has the right to use, all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;
(b)	does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which have or could reasonably be expected to have a Material Adverse Effect; and
(c)	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it, except where any failure to maintain could not be reasonably expected to have a Material Adverse Effect.

65

19.28  Accounting Reference Date

The end of each financial year of each of the Listco, the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor and Heilongjiang Xinda is 31 December.

19.29  ERISA Compliance

(a)	Each Employee Plan is in compliance in form and operation with its terms and with ERISA and the U.S. Revenue Code (including without limitation the U.S. Revenue Code provisions compliance with which is necessary for any intended favourable tax treatment) and all other applicable laws and regulations, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Plan (and each related trust, if any) which is intended to be qualified under section 401(a) of the U.S. Revenue Code has received a favourable determination letter from the IRS to the effect that it meets the requirements of sections 401(a) and 501(a) of the U.S. Revenue Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favourable opinion letter from the IRS, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favourable determination letter or otherwise materially adversely affect such qualification). No ERISA Event has occurred other than as would not, individually or in the aggregate, have a Material Adverse Effect.
(b)	There exists no Unfunded Pension Liability with respect to any Employee Plan, except as would not have a Material Adverse Effect.
(c)	No Multiemployer Plan is insolvent. No Corporate Obligor, no Subsidiary of any Corporate Obligor and no ERISA Affiliate has incurred a complete or partial withdrawal from any Multiemployer Plan, and, if each Corporate Obligor, each Subsidiary of a Corporate Obligor and each ERISA Affiliate were to withdraw in a complete withdrawal as of the date this assurance is given or deemed given, the aggregate withdrawal liability that would be incurred would not reasonably be expected to have a Material Adverse Effect.
(d)	There are no actions, suits or claims pending against or involving an Employee Plan (other than routine claims for benefits) or, to the knowledge of any Corporate Obligor, any Subsidiary of a Corporate Obligor or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Employee Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.
(e)	Each Corporate Obligor, each Subsidiary of a Corporate Obligor and each ERISA Affiliate have made all material contributions to or under each Employee Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Employee Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to an Employee Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(f)	No Employee Plan which is subject to section 412 of the U.S. Revenue Code or section 302 of ERISA has applied for or received an extension of any amortisation period, within the meaning of section 412 of the US Revenue Code or section 302 or 304 of ERISA. Each Corporate Obligor, each Subsidiary of a Corporate Obligor, and each ERISA Affiliate have not ceased operations at a facility so as to become subject to the provisions of section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of section 4063 of ERISA or ceased making

66

contributions to any Plan subject to section 4064(a) of ERISA to which it made contributions. No Corporate Obligor, no Subsidiary of any Corporate Obligor and no ERISA Affiliate has incurred or reasonably expects to incur any liability to PBGC save for any liability for premiums due in the ordinary course or other liability which would not reasonably be expected to have a Material Adverse Effect, and no lien imposed under the US Revenue Code or ERISA on the assets of any Corporate Obligor, any Subsidiary of an Corporate Obligor or any ERISA Affiliate exists or is likely to arise on account of any Plan. No Corporate Obligor, no Subsidiary of any Corporate Obligor and no ERISA Affiliate has any liability under section 4069 or 4212(c) of ERISA.

19.30 Federal Reserve Regulations

(a)	No Obligor is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
(b)	None of the proceeds of any Loan or any part thereof or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of extending credit for purchasing or carrying Margin Stock, for the purpose of reducing or retiring any Financial Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose, in each case, which might cause any Loan or any part thereof or other extensions of credit under this Agreement to violate or be inconsistent with Regulation T, Regulation U or Regulation X.

19.31 Investment Companies

No Corporate Obligor, person controlling a Corporate Obligor or Subsidiary of a Corporate Obligor is or is required to be registered as an “investment company” under the U.S. Investment Company Act of 1940, as amended. Neither the making of any Utilisation nor the application of the proceeds or repayment thereof by any Corporate Obligor, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the US Securities and Exchange Commission thereunder.

19.32 Solvency

On and as of the date of this Agreement and after giving effect to the transactions contemplated by the Finance Documents:

(a)	the fair value of the assets of the Listco individually and the Listco and its Subsidiaries (taken as a whole), as the case may be, exceeds its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis;
(b)	the present fair saleable value of the property of the Listco individually and the Listco and its Subsidiaries (taken as a whole), as the case may be, is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c)	each of the Listco individually and the Listco and its Subsidiaries (taken as whole), as the case may be, is able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured;
(d)	each of the Listco individually and the Listco and its Subsidiaries (taken as whole), as the case may be, is not engaged in, and is not about to engage in, business for which they have unreasonably small capital; and

67

(e)	in consummating transactions contemplated by the Finance Documents, none of the Listco and its Subsidiaries intends to delay, disturb, hinder, or defraud either present or future creditors or other persons to which it is or will become indebted on or after the date hereof.

For purposes of this Clause 19.32, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual or matured liability.

19.33 Insurance

All of the insurances required to be effected pursuant to Clause 22.16 (Insurance) have been so effected and remain in full force and effect.

19.34 No Adverse Consequences

(a)       It is not necessary under the laws of its Relevant Jurisdictions:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or
(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)	No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

19.35 Holding Companies

Before the first Utilisation Date, none of the Borrower, the BVI Guarantor or the HK Guarantor has traded, carries on any business, owns any assets or has incurred any liabilities except for:

(a)	the provision of administrative and other services (excluding treasury services) to other Group Member of a type customarily provided by a holding company to its Subsidiaries;
(b)	ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and cash equivalent investments but only if those shares, credit balances, cash and cash equivalent investments are subject to the Transaction Security;
(c)	any liabilities under the Finance Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a Holding Company.

19.36 No Intra-Group Loans

Other than the intra-group Financial Indebtedness set forth in Schedule 8 (Intra-Group Financial Indebtedness), there is no loan, advance or any other Financial Indebtedness made available by the Borrower and/or any Guarantor to a Group Member or any of their direct or indirect shareholder or Affiliate and/or made available to the Borrower and/or any Guarantor by a Group Member or any of their direct or indirect shareholder or Affiliate as of the Signing Date.

68

19.37 Repetition

(a)       All of the representations and warranties set out in this Clause 19 are deemed to be made by each Obligor party hereto in favour of each Finance Party on:

(i)                 the date of each Utilisation Request; and

(ii)               each Utilisation Date.

(b)	The Repeating Representations are deemed to be made by each Obligor party hereto in favour of each Finance Party on the first day of each Interest Period in relation to each Loan.
(c)	The representations and warranties set out in Clause 19.11 (Financial Statements) are deemed to be made by each Corporate Obligor party hereto in favour of each Finance Party on each day on which any set of the financial statements of the Listco, the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor or Heilongjiang Xinda are delivered under this Agreement.
(d)	Each representation or warranty deemed to be made after the Signing Date shall be deemed to be made by reference to the facts and circumstances (and, to the extent so specified in such representation or warranty, the relevant knowledge) existing at the date that representation or warranty is deemed to be made (except that, for the avoidance of doubt, any representation or warranty that is expressed to be made by reference to the facts and circumstances existing as at a specific date shall be made by reference to the facts and circumstances existing as at such specific date).

20.       Information Undertakings

The undertakings in this Clause 20 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment (or any commitment represented thereby) is in force.

20.1   Financial Statements

Each Corporate Obligor party hereto shall supply or procure the supply to the Common Facility Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 90 days after the end of each of the financial years of the Listco, the audited consolidated financial statements of the Listco for that financial year, audited by an independent firm of certified public accountants (which shall be one of the Auditors);
(b)	as soon as the same become available, but in any event within 45 days after each financial quarter of the Listco, the unaudited consolidated financial statements of the Listco for such financial quarter;
(c)	as soon as the same become available, but in any event within 90 days after the end of each of the financial years of each of the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor, Heilongjiang Xinda, Heilongjiang XDCM and Sichuan Xinda, the audited unconsolidated financial statements of the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor, Heilongjiang Xinda, Heilongjiang XDCM and Sichuan Xinda for that financial year (which shall be one of the Auditors); and
(d)	as soon as the same become available, but in any event within 45 days after each financial quarter of each of the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor, Heilongjiang Xinda, Heilongjiang XDCM and Sichuan Xinda, the

69

unaudited unconsolidated financial statements of the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor, Heilongjiang Xinda, Heilongjiang XDCM and Sichuan Xinda for such financial quarter, provided that no financial statements of the Listco shall be required to be supplied to the Common Facility Agent in accordance with this Clause 20.1 before such financial statements are made available to NASDAQ.

20.2   Compliance Certificate

(a)	Each Corporate Obligor party hereto shall supply or procure the supply to the Common Facility Agent, with each set of financial statements delivered under paragraphs (a) and (b) of Clause 20.1 (Financial Statements), a Compliance Certificate:
(i)	setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial Covenants) as at the date as at which (and in respect of the Relevant Period ending on the date as at which) such financial statements were prepared; and
(ii)	confirming that no Default has occurred and is continuing or, if a Default is continuing, specify the nature of such Default and the steps being taken to remedy such Default.
(b)	Each Corporate Obligor party hereto shall ensure that each Compliance Certificate delivered under paragraph (a) above shall be signed by a director (who is not an independent director) of the Listco.

20.3   Requirements as to Financial Statements

(a)	Each Corporate Obligor party hereto shall ensure that each set of financial statements delivered or procured pursuant to Clause 20.1 (Financial Statements) shall be certified by a director (who is not an independent director) of the Listco, the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor or Heilongjiang Xinda (as applicable) as giving a true and fair view of (if audited) or fairly representing (if unaudited) the consolidated (in the case of the Listco) or unconsolidated (in the case of the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor or Heilongjiang Xinda) financial condition and operations of the Borrower, the BVI Guarantor, the HK Guarantor, the Listco, the UAE Guarantor or Heilongjiang Xinda (as applicable) as at the end of and during the applicable period to which such financial statements relate.
(b)	Each Corporate Obligor party hereto shall ensure that each set of financial statements of the Listco, the UAE Guarantor or Heilongjiang Xinda delivered or procured pursuant to Clause 20.1 (Financial Statements) is prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the audited Original Financial Statements of the Listco, the UAE Guarantor or Heilongjiang Xinda (as applicable), and each set of financial statements of the Borrower, the BVI Guarantor or the HK Guarantor delivered or procured pursuant to Clause 20.1 (Financial Statements) is prepared using the Accounting Principles and accounting practices applicable to each of the Borrower, the BVI Guarantor or the HK Guarantor, unless, in relation to any set of financial statements, it notifies the Common Facility Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and the auditors of the Listco, the UAE Guarantor or Heilongjiang Xinda (as applicable) (which shall be one of the Auditors) deliver to the Common Facility Agent:

70

(i)	a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which the audited Original Financial Statements of the Listco, the UAE Guarantor or Heilongjiang Xinda (as applicable) were prepared; and
(ii)	sufficient information, in form and substance as may be reasonably required by the Common Facility Agent, to enable the Lenders to determine whether Clause 21 (Financial Covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and such audited Original Financial Statements of the Listco, the UAE Guarantor or Heilongjiang Xinda (as applicable).

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the audited Original Financial Statements of the Listco for the financial year ended 31 December 2018 and the unaudited Original Financial Statements for the financial year ended 30 June 2019 of the Listco, the UAE Guarantor or Heilongjiang Xinda (as applicable) were prepared.

20.4   Year-End

Each Obligor party hereto shall procure that the last day of each financial year of the Listco, the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor, Heilongjiang Xinda and the Group (on a consolidated basis) falls on 31 December.

20.5    ERISA-Related Information

The Borrower shall supply to the Common Facility Agent (in sufficient copies for all the Lenders, if the Common Facility Agent so requests):

(a)	promptly and in any event within 15 days after any Corporate Obligor, any Subsidiary of a Corporate Obligor or any ERISA Affiliate files a Schedule SB (or such other schedule as contains actuarial information) to IRS Form 5500 in respect of an Employee Plan with Unfunded Pension Liabilities, a copy of such IRS Form 5500 (including the Schedule SB);
(b)	promptly and in any event within 30 days after any Corporate Obligor, any Subsidiary of a Corporate Obligor or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of the Listco describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by such Corporate Obligor, Subsidiary of a Corporate Obligor, or ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; provided that, in the case of ERISA Events under paragraph (d) of the definition thereof, the 30 day period set forth above shall be a 10 day period, and, in the case of ERISA Events under paragraph (b) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event; and
(c)	promptly, and in any event within 30 days, after becoming aware that there has been:
(i)	a material increase in Unfunded Pension Liabilities (taking into account only Employee Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable;
(ii)	the existence of potential withdrawal liability under section 4201 of ERISA, if each Corporate Obligor, each Subsidiary of a Corporate Obligor and the

71

ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans,

(iii)	the adoption of, or the commencement of contributions to, any Employee Plan subject to section 412 of the US Revenue Code by a Corporate Obligor, any Subsidiary of a Corporate Obligor or any ERISA Affiliate, or
(iv)	the adoption of any amendment to an Employee Plan subject to section 412 of the US Revenue Code which results in a material increase in contribution obligations of a Corporate Obligor, any Subsidiary of a Corporate Obligor or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of the Listco.

20.6    Information: Miscellaneous

Each Obligor party hereto shall supply to the Common Facility Agent (in sufficient copies for all the Lenders, if the Common Facility Agent so requests) and (where contemplated below) any of the Security Agents:

(a)	all documents dispatched by any Corporate Obligor to its shareholders (or any class of them) generally or its creditors (or any class of them) generally at the same time as they are dispatched;
(b)	promptly, any announcement, notice or other document relating specifically to any Group Member posted onto any electronic website maintained by any stock exchange on which shares in or other securities of any Group Member are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of any Group Member;
(c)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings, labour dispute or Environmental Claim which is or are current, threatened or pending against any Obligor or any Group Member and which have or, if adversely determined, might have a Material Adverse Effect;
(d)	promptly, such further information regarding the financial condition, business and operations of the Group, any Obligor and/or any Group Member as any Finance Party (through the Common Facility Agent) may reasonably request;
(e)	promptly, notice of any change in authorised signatories of any Corporate Obligor signed by a director or company secretary of such Corporate Obligor accompanied by specimen signatures of any new authorised signatories of such Corporate Obligor;
(f)	promptly upon becoming aware of the same, the details of any Debt Incurrence, any Equity Issuance, any Disposal Proceeds or any other event or circumstance which, in each case, will give rise to the requirement of any prepayment of the Loans under Clause 8 (Mandatory Prepayment and Cancellation).
(g)	promptly, such information as any of the Security Agents may reasonably require about any of the Charged Property and/or compliance of any Obligor with the terms of any Security Document; and
(h)	promptly, such information as the Common Facility Agent or any of the Security Agents may from time to time reasonably require for the performance of its obligations or the exercise of its rights under the Finance Documents.

72

20.7    Notification of Default

(a)	Each Obligor party hereto shall notify the Common Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).
(b)	Promptly upon a request by the Common Facility Agent, the Borrower shall supply to the Common Facility Agent a certificate signed by two of its directors on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying such Default and the steps, if any, being taken to remedy it).

20.8   “Know your customer” Checks

(a)	Each Obligor party hereto shall promptly upon the request of any Transaction Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Transaction Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for such Transaction Agent, such Lender or any prospective new Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.
(b)	Each Lender shall promptly upon the request of any Transaction Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Transaction Agent (for itself) in order for such Transaction Agent to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

21.       Financial Covenants

The undertakings in this Clause 21 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment (or any commitment represented thereby) is in force.

21.1     Financial Definitions
In this Agreement:

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of Group Members for or in respect of Indebtedness for Borrowed Money.

“Cash” means, in relation to a Group Member at any time, cash at bank credited to an account in the name of such Group Member and to which such Group Member is alone (or together with other Group Members) beneficially entitled.

“Consolidated EBITDA” means, for any period, the consolidated operating profit of the Group for that period from ordinary activities before taxation:

(a)	before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any Group Member (calculated on a consolidated basis) in respect of that period;
(b)	not including any accrued interest owing to any Group Member;
(c)	after adding back any amount attributable to the amortisation, depreciation or impairment of assets of Group Members (and taking no account of the reversal of any previous impairment charge made in that period);

73

(d)	before taking into account any exceptional or extraordinary items;
(e)	after deducting the amount of any profit (or adding back the amount of any loss) for that period of any Group Member which is attributable to minority interests (that is, any interest of any person (that is not a Group Member) in any Subsidiary of the Listco);
(f)	after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of such profit included in the applicable consolidated financial statements of the Group exceeds the amount actually received in cash (net of all applicable withholdings and deductions) by Group Members through distributions by such Non-Group Entity during such period;
(g)	before taking into account any unrealised gains or losses on any derivative instrument, other than any derivative instrument which is accounted for on a hedge accounting basis;
(h)	before taking into account any unrealised exchange gains and/or losses including those arising on translation of currency debt;
(i)	before taking into account any gain arising from an upward revaluation of any asset at any time after 31 December 2018; and
(j)	before taking into account any charge to profit (to the extent non-cash) represented by any equity-settled share-based compensation of employees,

in each case (without double counting and so that no amount shall be included or excluded more than once) to the extent otherwise deducted (in the case of (a), (c) or (to the extent of any loss referred to therein) (e)), included (in the case of (b), (to the extent of any profit referred to therein) (e) or (f)) or taken into account (in the case of (d), (g), (h), (i) or (j)), as the case may be, for the purposes of determining the consolidated operating profit of the Group from ordinary activities before taxation for such period.

“Consolidated Finance Charges” means, for any period, the aggregate amount of interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings whether accrued, paid or payable and whether or not capitalised by any Group Member (calculated on a consolidated basis) in respect of that period:

(a)	including the interest (but not the capital) element of payments in respect of Finance Leases;
(b)	including any commission, fees, discounts and other finance payments paid, payable or accrued by any Group Member to any counterparty (that is not a Group Member) under any interest rate hedging instrument during such period; and
(c)	excluding the interest and fees paid, payable or accrued under the Privatisation Facility;
(d)	taking no account of any unrealised gains or losses on any derivative instrument (other than any such instrument that is accounted for on a hedge accounting basis), and so that no amount shall be included or excluded more than once.

74

“Consolidated Tangible Net Worth” means at any time the aggregate of the amounts paid up or credited as paid up on the issued ordinary share capital of the Listco and the aggregate amount standing to the credit of the reserves of the Group:

(a)	including (to the extent not already included) any credit balance on the consolidated profit and loss account of the Group; and
(b)	deducting:
(i)	(to the extent not already deducted) any debit balance on the consolidated profit and loss account of the Group;
(ii)	(to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group;
(iii)	any amount which is attributable to minority interests (that is, any interest of any person (that is not a Group Member) in any Subsidiary of the Listco);
(iv)	(to the extent included) any provision for taxation, deferred taxation or bad debts;
(v)	(to the extent included) any amounts arising from an upward revaluation of assets made at any time after 31 December 2018; and
(vi)	any amount in respect of any dividend or distribution declared, recommended or made by any Group Member to the extent payable to a person who is not a Group Member and to the extent such distribution is not provided for in the applicable consolidated financial statements of the Group, and so that no amount shall be included or excluded more than once.

“Consolidated Total Assets” means, at any time, the total assets of the Group (on a consolidated basis) as at such time (as determined by reference to the then most recent consolidated financial statements of the Group delivered to the Common Facility Agent under this Agreement).

“Consolidated Total Liabilities” means, at any time, the total liabilities of the Group (on a consolidated basis, but for the purposes of this definition, after completion of the Privatisation, excluding the liabilities under the Privatisation Facility) as at such time (as determined by reference to the then most recent consolidated financial statements of the Group delivered to the Common Facility Agent under this Agreement).

“Interest Cover” means, in respect of any period, the ratio of Consolidated EBITDA to Consolidated Finance Charges for that period.

“Non-Group Entity” means any investment or entity (which is not itself a Group Member (including associates and Joint Ventures)) in which any Group Member has an ownership interest.

21.2    Financial Condition

The Borrower shall ensure that:

(a)	Consolidated Tangible Net Worth: the Consolidated Tangible Net Worth shall not at any time be less than US$650,000,000 (or its equivalent);
(b)	Consolidated Total Liabilities to Consolidated Total Assets: the ratio of the Consolidated Total Liabilities to Consolidated Total Assets shall not at any time exceed 0.70:1.00; and

75

(c)	Interest Cover: Interest Cover in respect of each Relevant Period shall not be less than 2.50:1.00.

21.3   Financial Testing

(a)	The financial covenants set out in Clause 21.2 (Financial Condition) shall be calculated in accordance with the Accounting Principles (as applied to the audited Original Financial Statements of the Initial Listco) and tested half-yearly by reference to each set of the consolidated financial statements of the Listco delivered pursuant to Clause 20.1 (Financial Statements) and/or the Compliance Certificate relating thereto delivered pursuant to Clause 20.2 (Compliance Certificate).
(b)	For the purpose of the financial covenants in paragraph (c) of Clause 21.2 (Financial Condition) for each of the Relevant Periods ending on a date which is less than 12 Months after the first Utilisation Date, Consolidated Finance Charges for such Relevant Period shall be deemed to be Consolidated Finance Charges for the period from the first Utilisation Date to the last day of such Relevant Period multiplied by 365 and divided by the number of days from the first Utilisation Date to the last day of such Relevant Period.

22.       General Undertakings

The undertakings in this Clause 22 remain in force from the Signing Date for so long as any amount is outstanding under any of the Finance Documents or any Commitment (or any commitment represented thereby) is in force.

22.1   Authorisations

Each Obligor party hereto shall (and each Obligor party hereto shall procure that each of the other Group Members will) promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	on request supply certified copies to the Common Facility Agent of, any Authorisation required to:
(i)	enable it to perform its obligations under any or all of the Finance Documents;
(ii)	ensure the legality, validity, enforceability or admissibility in evidence in its Relevant Jurisdictions of any Finance Document;
(iii)	enable any Obligor to create the Transaction Security expressed to be created by such Obligor pursuant to any Security Document to which such Obligor is a party and to ensure that such Transaction Security has the priority and ranking it is expressed to have; and
(iv)	carry on its business where failure to do so has or might have a Material Adverse Effect.

22.2    Compliance with Laws

Each Obligor party hereto shall (and each Obligor party hereto shall procure that each of the other Group Members will) comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or might have a Material Adverse Effect.

76

22.3   Pari Passu Ranking

(a)	Each Corporate Obligor party hereto shall ensure that the payment obligations of each Obligor under the Finance Documents rank and continue to rank at least pari passu with the claims of all of the other unsecured and unsubordinated creditors of such Obligor, except for obligations mandatorily preferred by law applying to companies and individuals generally.
(b)	Without prejudice to paragraph (a), each Obligor party hereto shall ensure that any and all Transaction Security expressed to be created under any or all of the Security Documents enjoys the priority which such Transaction Security is expressed to have.

22.4   Negative Pledge

In this Clause 22.4, “Quasi-Security” means any arrangement or transaction described in paragraph (b) below.

(a)	No Corporate Obligor party hereto shall, and each Obligor party hereto shall procure that no other Group Member will, create or permit to subsist any Security over any of its assets.
(b)	No Corporate Obligor party hereto shall, and each Obligor party hereto shall procure that no other Group Member will:
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any Obligor or any Group Member;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)	enter into or permit to subsist any title retention arrangement;
(iv)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(v)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where such arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of any asset.

(c)       Paragraphs (a) and (b) above do not apply to:

(i)	any netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;
(ii)	any lien arising by operation of law and in the ordinary course of trading of any Group Member and not in connection with any Financial Indebtedness, provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;
(iii)	any Security or Quasi-Security created pursuant to any Finance Document;
(iv)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Member in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Group Member;

77

(v)	any Security or Quasi-Security over or affecting any asset acquired by a Group Member after the Signing Date if:
(A)	that Security or Quasi-Security was not created in contemplation of the acquisition of that asset by such Group Member;
(B)	to the extent the Security or Quasi-Security was created over shares or equity interests acquired by a Group Member, that Security or Quasi-Security is released immediately upon completion of the acquisition; and
(C)	the principal amount secured by that Security or to which such Quasi-Security relates has not been increased in contemplation of, or since, the acquisition of that asset by such Group Member;
(vi)	any Security or Quasi-Security over or affecting any asset of any person which becomes a Group Member after the Signing Date, where that Security or Quasi-Security is created prior to the date on which that person becomes a Group Member, if:
(A)	that Security or Quasi-Security was not created in contemplation of the acquisition of any interest in that person;
(B)	that Security or Quasi-Security subsists over or affect shares or equity interests of any person, that Security or Quasi-Security is released immediately upon completion of the acquisition; and
(C)	the principal amount secured by that Security or to which that Quasi-Security relates has not increased in contemplation of or since the acquisition of any interest in that person;
(vii)	any other Security or Quasi-Security created by any Group Member over its assets, provided that the aggregate book value of any and all assets of any or all Group Members which is subject to any Security or Quasi-Security created pursuant to this paragraph (c)(vii), when aggregated with the aggregate book value of any and all assets of any or all Group Members which is subject to any Security or Quasi-Security (other than any falling within paragraphs (c)(i) to (c)(vi) above or paragraphs (c)(viii) or (ix) below), does not at any time exceed five per cent. of the Consolidated Tangible Net Worth (or its equivalent in any other currency or currencies);
(viii)	(at any time on or prior to the first Utilisation Date) the Existing SCB Security; or
(ix)	any Security or Quasi-Security created with the prior written consent of the Common Facility Agent (acting on the instructions of the Majority Lenders).
(d)	Notwithstanding paragraph (c) above each Obligor party hereto shall procure that no Security or Quasi-Security (other than Transaction Security and (at any time on or prior to the first Utilisation Date) the Existing SCB Security) shall subsist over or affect:
(i)	any of the Charged Property;
(ii)	any of the direct or indirect Equity Interests in Heilongjiang Xinda; or
(iii)	any of the direct or indirect Equity Interests in Heilongjiang XDCM that is beneficially owned directly or indirectly by any Group Member.

78

22.5   Disposals

(a)	No Corporate Obligor party hereto shall, and each Obligor party hereto shall procure that no other Group Member will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)       Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made by a Group Member in the ordinary course of trading of such Group Member (including, if applicable, in the ordinary course of the manufacturing business of such Group Member) including any disposal relating to the production lines or manufacturing facilities of such Group Member for the purpose of facilities upgrade or as a result of write-off due to wear and tear (including any disposal of any obsolete or damaged assets);
(ii)	made by one Group Member to another Group Member, provided that either (A) the disposing entity and the acquiring entity are both Obligors or both not Obligors, or (B) the disposing entity is not an Obligor and the acquiring entity is an Obligor;
(iii)	arising as a result of any Security or Quasi-Security expressly permitted under Clause 22.4 (Negative Pledge);
(iv)	of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose;
(v)	of any asset by a Group Member in any financial year of the Listco to a bona fide third party on arm’s length terms, where the higher of the market value of or consideration receivable in respect of such asset (when aggregated with the higher (in each case) of the market value of or consideration receivable in respect of each other asset the subject of any other sale, lease, transfer or other disposal by any one or more Group Members in such financial year, other than any permitted under any of paragraphs (b)(i) to (b)(iv) above or paragraph (b)(vi) below) does not exceed five per cent. of the Consolidated Tangible Net Worth (or its equivalent in any other currency or currencies) as at the last day of the immediately preceding financial year of the Listco; or
(vi)	made with the prior written consent of the Common Facility Agent (acting on the instructions of the Majority Lenders).
(c)	Notwithstanding paragraph (b) above, no Obligor party hereto shall, and the each Obligor party hereto shall procure that no other Group Member will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of:
(i)	any of the Charged Property;
(ii)	any of the direct or indirect Equity Interests in Heilongjiang Xinda; or
(iii)	any of the direct or indirect Equity Interests in Heilongjiang XDCM that is beneficially owned directly or indirectly by any Group Member.

79

(d)	Mr Han shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of his shares in the Listco.

22.6  Merger

(a)	No Corporate Obligor party hereto shall, and each Obligor party hereto shall procure that no other Group Member will, enter into any amalgamation, demerger, merger or corporate reconstruction, except for any amalgamation, demerger, merger or corporate reconstruction entered into by a Group Member (that is not an Obligor) whereby:
(i)	such Group Member is the surviving entity after such amalgamation, demerger, merger or corporate reconstruction; and
(ii)	such amalgamation, demerger, merger or corporate reconstruction is made on a solvent basis and does not have (and could not be reasonably expected to have) any Material Adverse Effect.
(b)	Paragraph (a) above does not apply to any amalgamation, demerger, merger or corporate reconstruction as a result of the Privatisation as set forth in the Privatisation Steps Paper.

22.7   Subordination and Assignment

(a)	Each Corporate Obligor party hereto shall ensure that any and all loans, advances or other Financial Indebtedness made available by a Group Member or any direct or indirect shareholder or Affiliate of the Borrower and/or any Guarantor to the Borrower and/or any Guarantor and/or owing from the Borrower and/or any Guarantor to a Group Member or any direct or indirect shareholder or Affiliate of the Borrower and/or any Guarantor from time to time shall at all times be subordinated to the Secured Obligations pursuant to the Intercreditor Agreement.
(b)	Each Corporate Obligor party hereto shall ensure that any and all loans, advances or other Financial Indebtedness made available by the Borrower and/or any Guarantor and/or owing to the Borrower and/or any Guarantor from time to time shall at all times be assigned in favour of the Common Offshore Security Agent pursuant to a Security Assignment.
(c)	Each Corporate Obligor party hereto shall ensure that promptly upon the execution of any Security Assignment or any other Security Document after the Signing Date (other than those falling within Schedule 2 (Conditions Precedent)), there shall be delivered to the Common Facility Agent such documents and evidence (similar in nature to those specified in Schedule 2 (Conditions Precedent), including legal opinion(s)) as the Common Facility Agent may reasonably require in respect of such Security Assignment or, as the case may be, such Security Document and in respect of each Obligor party thereto, each in form and substance satisfactory to the Common Facility Agent.

22.8   Change of Business

Each Corporate Obligor party hereto shall procure that no material change is made to the general nature or scope of the business of any Obligor, or that of the Group taken as a whole, from that carried on at the Signing Date.

80

22.9   Environmental Compliance

Each Corporate Obligor party hereto shall (and each Obligor party hereto shall procure that each other Group Member will):

(a)	comply with all Environmental Law;
(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits; and
(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or might have a Material Adverse Effect.
22.10  Environmental Claims

Each Corporate Obligor party hereto shall as soon as reasonably practicable upon becoming aware of the same, inform the Common Facility Agent in writing of:

(a)	any Environmental Claim against any Obligor or any Group Member which is current, pending or threatened; and
(b)	any facts or circumstances which will or might reasonably be expected to result in any Environmental Claim being commenced or threatened against any Obligor or any Group Member,

in each case where such Environmental Claim, if adversely determined, has or might have a Material Adverse Effect.

22.11  Acquisitions, Joint Venture and Capital Expenditure

(a)	No Corporate Obligor party hereto shall, and each Obligor party hereto shall procure that no other Group Member will, acquire any company, business, assets or undertaking or make any investment (whether in any Joint Venture or otherwise) or incur any Capital Expenditure.
(b)	Paragraph (a) above does not apply to:
(i)	any acquisition of raw materials, equipment or other assets (excluding business undertaking or shares or other Equity Interests or investments) made in the ordinary course of business of any Group Member;
(ii)	any acquisition or investment made with the prior written consent of the Common Facility Agent (acting on the instructions of the Super Majority Lenders); or
(iii)	(other than as permitted under paragraphs (i) and (ii) above) any acquisition or investment or Capital Expenditure, provided that the purchase consideration of such acquisition or investment (when aggregated with the purchase consideration in respect of each other acquisition or investment by any one or more Group Members in such financial year) when aggregated with all Capital Expenditure of the Group in the relevant financial year, shall not exceed the amount set out in the right column below opposite that financial year.
Financial Year Ending	Maximum Expenditure
31 December 2019	RMB1,065,000,000 (or its equivalent)

81

31 December 2020	RMB680,000,000 (or its equivalent)

22.12 Loans and Guarantees

(a)	No Corporate Obligor party hereto shall, and each Obligor party hereto shall procure that no other Group Member will:
(i)	make any loan or provide any form of credit or financial accommodation to, or be a creditor of any Financial Indebtedness owing by, any person; or
(ii)	give or issue, or allow to be subsisting, any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person which is not a Group Member or a Finance Party or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person which is not a Group Member or a Finance Party.

(b)       Paragraph (a) above shall not apply to:

(i)	any trade credit or guarantee granted by a Group Member in its ordinary course of business;
(ii)	any intercompany loan made available by the Borrower or any Guarantor to another Group Member, provided that such intercompany loan is subject to a Security Assignment in favour of the Common Offshore Security Agent;
(iii)	any intercompany loan made available by a Group Member (that is not the Borrower or any Guarantor) to another Group Member, provided that (in the case of any such intercompany loan made to the Borrower or any Guarantor) such intercompany loan shall at all times be subordinated to the Secured Obligations pursuant to the Intercreditor Agreement; or
(iv)	any loan, advance, guarantee or indemnity made with the prior written consent of the Common Facility Agent (acting on the instructions of the Majority Lenders).

22.13  Share Capital

(a)	No Corporate Obligor party hereto shall, and each Obligor party hereto shall procure that no other Group Member will, issue any shares or other Equity Interests.
(b)	Paragraph (a) does not apply to:
(i)	any issuance of ordinary shares by the Listco, paid for in full upon issuance, which by their terms are not redeemable and where such issuance does not result in a Change of Control;
(ii)	any issuance of ordinary shares by the BVI Guarantor to the Listco, paid for in full upon issuance, which by their terms are not redeemable and where such issuance does not result in a Change of Control and such shares become subject to Transaction Security upon the issuance thereof;
(iii)	any issuance of ordinary shares by the Borrower to the BVI Guarantor, paid for in full upon issuance, which by their terms are not redeemable and where such issuance does not result in a Change of Control and such shares become subject to Transaction Security upon the issuance thereof;

82

(iv)	any issuance of ordinary shares by the HK Guarantor to the Borrower, paid for in full upon issuance, which by their terms are not redeemable and where such issuance does not result in a Change of Control and such shares become subject to Transaction Security upon the issuance thereof;
(v)	any issuance of ordinary shares by the UAE Guarantor to the Borrower, paid for in full upon issuance, which by their terms are not redeemable and where such issuance does not result in a Change of Control and such shares become subject to Transaction Security upon the issuance thereof;
(vi)	any issuance of shares or other Equity Interests by any Group Member (that is not the Listco, the BVI Guarantor, the Borrower, the HK Guarantor or the UAE Guarantor), paid for in full upon issuance and which by their terms are not redeemable provided that such issuance does not result in any reduction in the percentage of Equity Interests (of any class) beneficially owned by the Listco, whether directly or indirectly, in such Group Member.

22.14   Dividends and Share Redemption

(a)	The Borrower shall not declare or make any Distribution.
(b)	Each Corporate Obligor party hereto shall, and each Obligor party hereto shall procure that each Group Member will, ensure that:
(i)	none of (A) the corporate policies or constitutional documents of any Group Member or (B) any agreement or other arrangement (other than any Finance Document) to which any Group Member is party or that is binding on any Group Member shall contain any restriction or limitation on (1) the payment or declaration of any dividend or other distribution to or in favour of any of its shareholders which is a Group Member, or (2) the making of prepayment or repayment of any shareholder’s loans or payment of any other sums, by any Subsidiary of the Borrower to the Borrower or by any Group Member to or in favour of any of its shareholders which is a Group Member, whether directly or indirectly; and
(ii)	none of the Group Members will enter into any agreement or other arrangement (other than any Finance Document) which contains any restriction or limitation on (1) the payment or declaration of any dividend or other distribution to or in favour of any of its shareholders which is a Group Member, or (2) the making of prepayment or repayment of any shareholder’s loans or payment of any other sums, by any Subsidiary of the Borrower to the Borrower or by any Group Member to or in favour of any of its shareholders which is a Group Member, whether directly or indirectly.

22.15   Arm’s Length Basis

No Corporate Obligor party hereto shall, and each Obligor party hereto shall procure that no other Group Member will enter into any arrangement, agreement or commitment with or in favour of any person or pay any fees, commissions or other sums on any account whatsoever to any person other than:

(a)	in the ordinary course of trading, at arm’s length and on normal commercial terms;
(b)	as required under the Finance Documents; or
(c)	with the prior written consent of the Common Facility Agent (acting on the instructions of the Majority Lenders).

83

22.16   Insurance

Each Corporate Obligor party hereto shall (and each Obligor party hereto shall procure that each other Group Member will) maintain or procure to be maintained with reputable insurers insurances on and in relation to its business and assets:

(a)	against those risks customarily insured against by prudent companies carrying on a similar business and in a similar location; and

(b)               against those risks required by applicable law or by contract.
22.17   Maintenance of Listing Status

(a)	The Listco shall ensure that its shares remain listed on NASDAQ and shall not be suspended from trading for more than fourteen (14) consecutive Trading Days.
(b)	Paragraph (a) does not apply to the Privatisation as set forth in the Privatisation Steps Paper.

22.18   Anti-Bribery and Corruption Laws

(a)	No Obligor party hereto shall (and each Obligor party hereto shall ensure that no other Group Member will) directly or indirectly use any of the proceeds of the Facility for any purpose which would breach, or would cause any Obligor, any Group Member or any Finance Party to be in breach of, any Anti-Bribery and Corruption Laws.
(b)	Each Obligor party hereto shall (and each Obligor party hereto shall ensure that each other Group Member will) comply in all respects, and conduct its businesses in compliance in all respects, with all applicable Anti-Bribery and Corruption Laws.
(c)	Each Corporate Obligor party hereto shall (and each Obligor party hereto shall ensure that each other Group Member will) institute and maintain systems, controls and other arrangements designed to promote and ensure ongoing compliance by the Obligors and the Group Members and by persons associated with any of the Obligors and/or the Group Members with all applicable Anti-Bribery and Corruption Laws.

22.19   Sanctions, Anti-Terrorism Laws and Anti-Money Laundering Laws

(a)	Each Obligor party hereto shall (and each Obligor party hereto shall procure that each other Group Member shall) comply with, and conduct its business in compliance with, all applicable Sanctions, Anti-Money Laundering Laws and Anti-Terrorism Laws. Without prejudice to the foregoing, no Obligor party hereto shall, and each Obligor party hereto shall procure that no other Group Member will, engage in any transaction that violates or would violate, or would cause any Obligor, any Group Member or any Finance Party to be in violation of, any of the applicable prohibitions set forth in any Sanctions, Anti-Money Laundering Laws or Anti-Terrorism Laws.
(b)	Each Obligor party hereto shall ensure that none of the funds or assets of any Obligor or any Group Member that are used to repay the Facility (or any part thereof) shall constitute property of, or shall be beneficially owned directly or indirectly by, any Restricted Party and no Restricted Party shall have any direct or indirect interest in any Obligor or any Group Member that violates or would violate, or would cause any Obligor, any Group Member or any Finance Party to be in violation of any Sanctions, Anti-Money Laundering Laws or Anti-Terrorism Laws.
(c)	No Obligor party hereto shall, and each Obligor party hereto shall procure that no other Group Member will, fund all or part of any payment under any Finance Document out of proceeds derived from transactions that violates or would violate, or

84

would cause any Obligor, any Group Member or any Finance Party to be in violation of, any of the applicable prohibitions set forth in any Sanctions, Anti-Money Laundering Laws or Anti-Terrorism Laws.

(d)	No Obligor party hereto shall (and each Obligor party hereto shall procure that no other Group Member will):
(i)	directly or indirectly use or allow to be used the proceeds of the Facility (or any part thereof) or other transaction(s) contemplated by any Finance Document for any purpose which would violate, or cause any Obligor, any Group Member or any Finance Party to be in violation of, any applicable Sanctions, Anti-Money Laundering Laws or Anti-Terrorism Laws;
(ii)	directly or indirectly lend, invest, contribute or otherwise make available the proceeds of the Facility (or any part thereof) to, or for the benefit of, or for financing the activities of, any Restricted Party; or
(iii)	directly or indirectly use or allow to be used the proceeds of the Facility (or any part thereof):
(A)	in any other manner that would or might result in any Obligor, any Group Member or any Finance Party being in breach of any Sanctions, Anti-Money Laundering Laws or Anti-Terrorism Laws or becoming a Restricted Party; or
(B)	for business activities relating to any Sanctioned Jurisdiction, including any business activities involving persons or entities named on any Sanctions List.
(e)	Each Obligor party hereto shall ensure that no Obligor or any of its Subsidiaries or Affiliates, has violated or is in violation of any applicable laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to such Obligor or any of its Subsidiaries or Affiliates, related to terrorism financing or money laundering including any applicable provision of the U.S.A. Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), as amended from time to time and any successors thereto.
(f)	Each Corporate Obligor party hereto shall (and shall procure that each other Group Member will) continue to institute and maintain systems, controls and other arrangements designed to promote and ensure ongoing compliance by the Group and by persons associated with the Group with all applicable Sanctions, Anti-Money Laundering Laws and Anti-Terrorism Laws.

22.20 Taxation

Each Obligor party hereto shall (and each Obligor party hereto shall ensure that each other Group Member will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;
(b)	adequate reserves are being maintained for those Taxes in accordance with the Accounting Principles; and
(c)	such payment can be lawfully withheld and failure to pay those Taxes does not have and could not reasonably be expected to have a Material Adverse Effect.

85

22.21  Intellectual Property

Each Corporate Obligor party hereto shall, and each Obligor party hereto shall ensure that each other Group Member will:

(a)	preserve and maintain the subsistence and validity of any and all Intellectual Property necessary for the business and/or activities of any Group Member (including with respect to any Intellectual Property that is not owned by it, ensuring that it has valid licences of such Intellectual Property) (such Intellectual Property being “Relevant Intellectual Property”); and
(b)	in respect of any Relevant Intellectual Property:
(i)	take appropriate steps to prevent any infringement of such Relevant Intellectual Property in any material respect;
(ii)	make registrations and pay all registration fees and taxes necessary to maintain such Relevant Intellectual Property in full force and effect and record its interest in such Relevant Intellectual Property;
(iii)	not use or permit to such Relevant Intellectual Property to be used in a way or take any step or omit to take any step in respect of such Relevant Intellectual Property which may materially and adversely affect the existence or value of such Relevant Intellectual Property or imperil the right of any Group Member to use any such Relevant Intellectual Property; and
(iv)	not discontinue the use of such Relevant Intellectual Property,

where failure to do so, in the case of paragraphs (a), (b)(i) and (b)(ii) above, or, in the case of paragraphs (b)(iii) and (b)(iv) above, such use, such permission to use, the taking of such step, such omission or, as the case may be, such discontinuation, has or might have a Material Adverse Effect.

22.22  No Amendment to Constitutional Documents

No Corporate Obligor party thereto shall, and each Obligor party hereto shall procure that no other Group Member will, amend, vary, novate, supplement, supersede, waive or terminate any term of any of the constitutional documents of:

(a)                  any Corporate Obligor;

(b)	any Group Member where any shares or other Equity Interests in such Group Member are or are required to be made subject to Transaction Security),

other than any amendment or supplement which is requested by legal advisers to the Arranger, the Facility Agents or the Security Agents.

22.23  No Change in Auditors

Each Corporate Obligor party hereto shall procure that there shall be no change to the auditors of the Listco, the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor or Heilongjiang Xinda to any auditors which are not one of the Auditors.

86

22.24   Compliance with ERISA

Each Corporate Obligor party hereto shall (and each Corporate Obligor party hereto shall procure that each Corporate Obligor not party hereto and each ERISA Affiliate will):

(a)	maintain all Employee Plans that are presently in existence or may, from time to time, come into existence, in compliance with the terms of any such Employee Plan, ERISA, the Code and all other applicable laws; and
(b)	make or cause to be made contributions to all Employee Plans in a timely manner and, with respect to Employee Plans, in a sufficient amount to comply with the requirements of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, in each case except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

22.25   Compliance with U.S. Regulations

(a)	No Corporate Obligor party hereto shall (and each Obligor party hereto shall ensure that no other Group Member will) become an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the U.S. Investment Company Act of 1940.
(b)	No Obligor party hereto shall, and each Obligor party hereto shall procure that no other Group Member will, use the Facility (or any proceeds of the Facility) in violation of any of Regulations T, U and X, whether directly or indirectly.

22.26   Further Assurance

(a)	Each Obligor party hereto shall (and each Obligor party hereto shall procure that each other Obligor and each other Group Member will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as any Security Agent may reasonably specify (and in such form as such Security Agent may reasonably require in favour of such Security Agent or its nominee(s)):
(i)	to perfect the Security created or intended to be created under or evidenced by any or all of the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any or all of the Security Agents and/or the Secured Parties provided by or pursuant to the Finance Documents or by law;
(ii)	to confer on any of the Security Agents or confer on any or all of the Secured Parties Security over any property and assets of any Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to any of the Security Documents; and/or
(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of any Transaction Security.
(b)	Each Obligor party hereto shall (and each Obligor party hereto shall procure that each other Obligor will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on any of the Security Agents or any or all of the Secured Parties by or pursuant to the Finance Documents.

87

22.27  Preservation of Assets

Each Corporate Obligor party hereto shall (and each Obligor party hereto shall ensure that each of the other Group Members will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business where failure to do so has or might have a Material Adverse Effect.

22.28  Maintenance of all Consents and Licenses

Each Obligor party hereto shall (and each Obligor party hereto shall ensure that each of the other Group Members will) maintain all consents, licenses and any other Authorisations necessary in the conduct of its business where failure to do so has or could reasonably be expected to have a Material Adverse Effect.

22.29 Access

(a)	Each Corporate Obligor party hereto shall, and each Obligor party hereto shall ensure that each of the other Group Members will maintain proper books, accounts and records of such Obligor or Group Member to the extent usual or prudent for companies carrying on the same or substantially similar business to the Group.
(b)	If a Default is continuing or if any of the Security Agents or the Common Facility Agent suspects that a Default is or might be continuing, each Obligor party hereto shall, and each Obligor party hereto shall ensure that each other Group Member will, permit the Common Facility Agent and/or any of the Security Agents and/or accountants or other professional advisers and contractors of the Common Facility Agent or any of the Security Agents free access at all reasonable times and on reasonable notice to the books, accounts and records of such Obligor or Group Member.

22.30  Interest Reserve Accounts

(a)	The Borrower shall, as soon as reasonably practicable on or after the Signing Date and in any event on or prior to the first Utilisation Date:
(i)	open and thereafter maintain the IRA (ICBC) and the IRA (SCB);
(ii)	create and perfect the Transaction Security over the IRA (ICBC) in favour of the Tranche A Offshore Security Agent in accordance with the Account Charge (Tranche A); and
(iii)	create and perfect the Transaction Security over the IRA (SCB) in favour of the Tranche B Offshore Security Agent in accordance with the Account Charge (Tranche B).
(b)	The Borrower shall ensure that the cash balance amount deposited in each Interest Reserve Account is not less than:
(i)	at any time, three months’ interest on the Tranche A Loan or the Tranche B Loan (as the case may be), calculated on the basis of the LIBOR applicable for the then current Interest Period for that Loan; and
(ii)	in case the Refinancing Proposal is not submitted to the satisfactory of the Common Facility Agent (acting on the instructions of the Majority Lenders) on or prior to the date that is 90 days prior to the Final Maturity Date, an amount equal to the aggregate principal and interest which will become due and payable under the relevant Tranche on the Final Maturity Date (assuming there is no prepayment of the Loans).

88

(c)	The amount of the cash balance to be deposited in each Interest Reserve Account pursuant to paragraph (b)(ii) above shall be deposited into the relevant Interest Reserve Account no later than the date falling 45 days prior to the Final Maturity Date.
(d)	Without prejudice to the rights of any Security Agent under the Security Documents, the Borrower shall ensure that none of the amounts standing to the credit of any Interest Reserve Account shall be withdrawn, transferred or applied by the Borrower or any other Group Member, except provided that (i) the requirement under paragraph (b) above is satisfied, and (ii) no Default is or would be continuing after such withdrawal, transfer or application, the Borrower may request the Common Facility Agent (after having supplied, or procured the supply of, such documentation and other evidence to the Common Facility Agent reasonably satisfactory to it that the conditions set out in this Clause 22.30 are and will be satisfied) to transfer or authorise the transfer of any amount standing to the credit of each Interest Reserve Account directly into an account of the Common Facility Agent towards payment of any interest then due and payable under the Facility.
(e)	Where the Borrower is permitted to make a withdrawal from an Interest Reserve Account pursuant to paragraph (d) above, the Common Facility Agent shall, promptly following an application from the Borrower to do so, notify the relevant Security Agent that such withdrawal is so permitted and the relevant Security Agent shall authorise such withdrawal.

22.31 Onshore Cash Pledge

(a)       The Borrower shall ensure that:

(i)	on the Utilisation Date for Tranche A Loan, the Onshore Cash Pledge Ratio (Tranche A) shall not be less than 40%, and
(ii)	on the Utilisation Date for Tranche B Loan, the Onshore Cash Pledge Ratio (Tranche B) shall not be less than 40%.
(b)	If, at any time after the Utilisation Date of the Tranche A Loan, RMB depreciates against US dollars and the exchange rate between RMB and US dollars deteriorates for more than 5 per cent. comparing to the exchange rate on the Utilisation Date for the Tranche A Loan (to be determined pursuant to the Common Facility Agent’s spot rate of exchange and calculated by the Tranche A Onshore Security Agent), and as a result the Onshore Cash Pledge Ratio (Tranche A) is lower than 40% (a “Tranche A Top-Up Event Date”), the Borrower shall promptly, and in any case no later than 5:00 p.m. on the 10th Business Day following such Tranche A Top-Up Event Date:
(i)	enter into, or procure the entry into, an additional onshore cash pledge (each an “Additional Onshore Cash Pledge”) in form and substance satisfactory to the Tranche A Onshore Security Agent; and/or
(ii)	make a voluntary prepayment of any part of any Loan in accordance with Clause 7.2 (Voluntary Prepayment of Loans),

to ensure that the Onshore Cash Pledge Ratio (Tranche A), after being recalculated by taking into account the effect of all the steps taken in accordance with paragraphs (i) and (ii) above, is at least equal to (but not greater than) 40%.

(c)	If, at any time after the Utilisation Date of the Tranche B Loan, RMB depreciates against US dollars and the exchange rate between RMB and US dollars deteriorates for more than 5 per cent. comparing to the exchange rate on the Utilisation Date for the Tranche B Loan (to be determined pursuant to the Common Facility Agent’s spot

89

rate of exchange and calculated by the Tranche B Onshore Security Agent), and as a result the Onshore Cash Pledge Ratio (Tranche B) is lower than 40% (a “Tranche B Top-Up Event Date”), the Borrower shall promptly, and in any case no later than 5:00 p.m. on the 10th Business Day following such Tranche B Top-Up Event Date:

(i)	enter into, or procure the entry into, an Additional Onshore Cash Pledge in form and substance satisfactory to the Tranche B Onshore Security Agent; and/or
(ii)	make a voluntary prepayment of any part of any Loan in accordance with Clause 7.2 (Voluntary Prepayment of Loans),

to ensure that the Onshore Cash Pledge Ratio (Tranche B), after being recalculated by taking into account the effect of all the steps taken in accordance with paragraphs (i) and (ii) above, is at least equal to (but not greater than) 40%.

22.32    Special Dividend Distributions

In the event that the Borrower fails to fully repay and/or pay all amounts outstanding under the Finance Documents within 14 days after the Final Maturity Date, then without prejudice to Clause 23 (Events of Default) and any other accrued rights and remedies of any of the Finance Parties under any Finance Document, the Borrower shall (a) ensure that all of its Subsidiaries (including but not limited to Heilongjiang Xinda) shall make dividend distributions to the Borrower in cash to enable the Borrower to make such repayment and payment (and the Borrower shall apply all such dividend distributions towards such repayment and payment) and (b) cause all applicable resolutions of each applicable Group Member approving such dividend distributions to be passed.

22.33   Holding Companies

None of the Borrower, the BVI Guarantor or the HK Guarantor shall trade, carry on any business, own any assets or incur any liabilities except for:

(a)	the provision of administrative services (excluding treasury services) to other Group Member of a type customarily provided by a holding company to its Subsidiaries;
(b)	ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and cash equivalent investments but only if those shares, credit balances, cash and cash equivalent investments are subject to the Transaction Security;
(c)	any liabilities under the Finance Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a Holding Company.

22.34   Transactions with Affiliates

No Obligor may enter into any agreement with, or make any payment to, any of its Affiliates other than on an arm’s length terms in the ordinary course of its business.

22.35   Maintenance of Books of Account

Each Corporate Obligor shall maintain proper books of record and account in which full, true and correct entries in conformity with Accounting Principles shall be made of all financial transactions and matters involving its assets and business.

90

22.36 Conditions Subsequent

Each Corporate Obligor party hereto shall ensure and deliver evidence to the satisfaction of the Common Facility Agent that:

(a)       by no later than the first Utilisation Date:

(i)	all of the amounts outstanding under or in respect of the Existing Facilities are paid, prepaid/repaid and discharged in full;
(ii)	each of the Release Documents is duly executed, released, dated and effective to the satisfaction of the Common Facility Agent;
(iii)	each of the Initial Security Assignment, the BVI Share Charge and the Hong Kong Share Charge is duly executed, dated, delivered and effective to the satisfaction of the Common Offshore Security Agent; and
(iv)	a copy of the resolution of the sole shareholder of each of the Borrower and the HK Guarantor, amending its articles of association in respect of restrictions on transfer of shares of the Borrower and the HK Guarantor, respectively;
(b)	as soon as reasonably practicable and in any event within 15 days after the first Utilisation Date (or on such later date as may be acceptable to the Common Facility Agent): the Release Document (Share Charge (Guarantor D)) is (i) duly executed and delivered by all parties thereto, and (ii) is submitted to JAFZA for registration purposes and acknowledged by JAFZA, in a form of letter customarily issued by JAFZA and is otherwise in form and substance satisfactory to the Common Facility Agent;
(c)	as soon as reasonably practicable and in any event within 30 days after the first Utilisation Date (or on such later date as may be acceptable to the Common Facility Agent):
(i)	all share certificates, executed but undated share transfer forms, power of attorney and any other ancillary documents that are required to be provided under the BVI Share Charge and the Hong Kong Share Charge are delivered to the Common Offshore Security Agent;
(ii)	a legal opinion issued by Mourant Ozannes in connection with the BVI Share Charge;
(iii)	a legal opinion issued by White & Case in connection with the Hong Kong Share Charge;
(iv)	the Share Charge (UAE Guarantor) is duly executed and delivered by all parties thereto;
(v)	the UAE Assignment Agreement is duly executed and delivered by all parties thereto;
(vi)	the UAE Moveables Security Agreement is duly executed and delivered by all parties thereto;
(vii)	the UAE Mortgage is duly executed and delivered by all parties thereto;
(d)	as soon as reasonably practicable and in any event within 60 days after the first Utilisation Date (or on such later date as may be acceptable to the Common Facility Agent):

91

(i)	the Share Charge (UAE Guarantor), the UAE Assignment Agreement and the UAE Mortgage are submitted to JAFZA for registration purposes; and
(ii)	with respect to the UAE Moveables Security Agreement, all information required for the purpose of registering the security interest in the Moveables Security Register has been delivered to the UAE Security Agent;
(e)	as soon as reasonably practicable and in any event within 90 days after the first Utilisation Date (or on such later date(s) as may be acceptable to the Common Facility Agent):
(i)	all share certificates, executed stock power and other documents of title that are required to be provided under the Share Pledge (Listco) are delivered to the Common Offshore Security Agent;
(ii)	all of the documents and other evidence considered necessary or desirable by the Common Facility Agent (A) for the purpose of obtaining applicable legal opinions from legal advisers to the Common Facility Agent and/or (B) to be entered into or obtained to ensure the legality, validity, enforceability and/or admissibility in evidence of the Share Pledge (Listco); and
(iii)	a UCC-1 financing statement for Mr Han in relation to creation of the Transaction Security under the Share Pledge (Listco) is filed with the office of the Secretary of State of the State of Nevada, with a copy of such financing statement delivered to the Common Offshore Security Agent;
(f)	during the period from and including the first Utilisation Date to and including the date falling three Months from and including the first Utilisation Date, Heilongjiang Xinda and/or its Affiliates shall repay and discharge its existing Financial Indebtedness owed to any branch of Industrial and Commercial Bank of China Limited located in the PRC in an aggregate principal amount of no less than RMB442,000,000 and provide the Common Facility Agent with evidence of such repayment;
(g)	as soon as reasonably practicable and in any event within 180 days after the first Utilisation Date (or on such later date(s) as may be acceptable to the Common Facility Agent):
(i)	evidence that all perfection steps required under the UAE Moveables Security Agreement (or otherwise reasonably required by the UAE Security Agent) has been completed;
(ii)	particulars of the security interests created under the Share Charge (UAE Guarantor), the UAE Assignment Agreement and the UAE Mortgage shall be recorded with and acknowledged by JAFZA, in a form of letter and/or certificate of registration customarily issued by JAFZA for the security interests of such kind and is otherwise in form and substance satisfactory to the Common Facility Agent;
(iii)	all of the documents and other evidence considered necessary or desirable by the Common Facility Agent (A) for the purpose of obtaining applicable legal opinions from legal advisers to the Common Facility Agent and/or (B) to be entered into or obtained to ensure the legality, validity, enforceability and/or admissibility in evidence of the Share Charge (UAE Guarantor), the UAE Moveables Security Agreement, the UAE Assignment Agreement and the UAE Mortgage;

92

(iv)	legal opinions issued by legal advisers to the Common Facility Agent of each applicable jurisdiction in connection with the Share Charge (UAE Guarantor), the UAE Moveables Security Agreement, the UAE Assignment Agreement and the UAE Mortgage;
(h)	promptly after execution of the merger agreement and plan of merger with respect to the Privatisation, and in any event within five Business Days thereof, deliver to the Common Facility Agent a copy of the merger agreement and plan of merger;
(i)	no later than the date falling 90 days prior to the Final Maturity Date:
(i)	the Borrower shall submit a proposal for refinancing of the Facility (the “Refinancing Proposal”) in form and substance satisfactory to the Common Facility Agent (acting on the instructions of the Majority Lenders); and
(ii)	if no Refinancing Proposal is submitted by the timeline set forth under paragraph (i) above, or the Common Facility Agent (acting on the instructions of the Majority Lenders) is not satisfied with the terms of such Refinancing Proposal, the Borrower shall ensure that an amount equal to the aggregate principal and interest amount which will become due and payable under each Tranche on the Final Maturity Date (assuming there is no prepayment) be deposited into the relevant Interest Reserve Account no later than the date falling 45 days prior to the Final Maturity Date.

22.37  SAFE Registration

The Borrower shall comply with the requirement with respect to SAFE registration in each of the Share Pledge (Listco), each Personal Guarantee and each Onshore Cash Pledge (to the extent applicable).

22.38  Financial Indebtedness under Privatisation Facility

No Obligor shall, and each Obligor shall procure that no Group Member will, incur or allow to remain outstanding any Financial Indebtedness under or with respect to the Privatisation Facility in an amount greater than US$100,000,000 at any time.

23.       Events of Default

Each of the events or circumstances set out in Clause 23.1 (Non-Payment) to Clause 23.20 (Material Adverse Change) is an Event of Default.

23.1   Non-Payment

Any Obligor does not pay on the due date any amount pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)       its failure to pay is caused by:

(i)	administrative or technical error; or
(ii)	a Disruption Event; and

(b)       payment of such amount is made within three Business Days of its due date.
23.2 Breach of Interest Reserve Account Undertaking

Any requirement under Clause 22.30(b) (Interest Reserve Accounts) is not satisfied and is not remedied within 15 days of the earlier of (a) the Common Facility Agent giving notice to the Borrower or (b) the Borrower becoming aware of such failure to comply.

93

23.3    Financial and Other Covenants
Any requirement of:

(a)                Clause 21.2 (Financial Condition);

(b)                Clause 22.31 (Onshore Cash Pledge); or

(c)                Clause 22.36 (Conditions Subsequent),
is not satisfied or not complied with at any time.

23.4    Other Obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-Payment), Clause 23.2 (Breach of Interest Reserve Account Undertaking) and Clause 23.3 (Financial and other Covenants)).
(b)	No Event of Default under paragraph (a) above will occur in respect of such failure to comply if such failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of (i) the Common Facility Agent giving notice to the Borrower or such Obligor or (ii) the Borrower or such Obligor becoming aware of such failure to comply.

23.5    Misrepresentation

Any representation or statement made or deemed to be made by any Obligor in any or all of the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect (or, where any representation or statement is already qualified by materiality or Material Adverse Effect, in any respect) when made or deemed to be made.

23.6    Cross Default
Any:

(a)	Financial Indebtedness of any Obligor or any Group Member is not paid when due nor within any originally applicable grace period;
(b)	Financial Indebtedness of any Obligor or any Group Member is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);
(c)	commitment for any Financial Indebtedness of any Obligor or any Group Member is cancelled or suspended by a creditor of any Obligor or any Group Member as a result of an event of default (however described); or
(d)	creditor of any Obligor or any Group Member becomes entitled to declare any Financial Indebtedness of any Obligor or any Group Member due and payable prior to its specified maturity as a result of an event of default (however described), provided that no Event of Default will occur under this Clause 23.6 if the aggregate amount of Financial Indebtedness and/or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above (for any and all Obligors and Group Members) is less than US$5,000,000 (or its equivalent in any other currency or currencies), provided further that the de minimis exception set forth under this Clause 23.6 shall not apply to any Financial Indebtedness or commitment for Financial Indebtedness under or arising from the Privatisation Facility.

94

23.7   Insolvency

(a)	Any Corporate Obligor or any Group Member is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.
(b)	The value of the assets of any Corporate Obligor or any Group Member is less than its liabilities (taking into account contingent and prospective liabilities).
(c)	A moratorium is declared in respect of any indebtedness of any Corporate Obligor or any Group Member (provided that, for the avoidance of doubt, if a moratorium occurs, the ending of such moratorium will not remedy any Event of Default caused by such moratorium).
(d)	Mr Han and Mrs Han:
(i)	is, or is deemed for the purposes of any applicable law to be, unable to pay his or her debts as they fall due or insolvent;
(ii)	admits his or her inability to pay his or her debts as they fall due;
(iii)	suspends making payments on any of his or her debts or announces an intention to do so;
(iv)	commits an act of bankruptcy or is declared bankrupt; or
(v)	by reason of actual or anticipated financial difficulties, begins negotiations with any creditor for the rescheduling or restructuring of any of his or her indebtedness.

23.8   Insolvency Proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken or occurs in relation to:
(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, bankruptcy, administration, liquidation, striking-off, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Corporate Obligor or any Group Member other than a solvent liquidation or reorganisation of any Group Member which is not an Obligor;
(ii)	a composition or arrangement with any creditor of any Corporate Obligor or any Group Member, or an assignment for the benefit of creditors generally of any Corporate Obligor or any Group Member or a class of such creditors;
(iii)	the appointment of a liquidator (other than in respect of a solvent liquidation of any Group Member which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Corporate Obligor or any Group Member or any of its assets; or
(iv)	enforcement of any Security over any assets of any Corporate Obligor or any Group Member,

or any analogous procedure or step is taken or occurs in any jurisdiction.

95

Paragraph (i) above shall not apply to any winding-up petition (that is brought by any person that is not an Obligor or a Group Member or any Affiliate of any of the foregoing) which is frivolous or vexatious and is discharged, stayed or dismissed within 15 days of commencement.

(b)       Any of the following occurs in respect of Mr Han or Mrs Han:

(i)	Mr Han or Mrs Han enters into a composition, scheme, individual voluntary arrangement or other arrangement with any of his or her creditors or has an interim order made in relation to him or her;
(ii)	Mr Han or Mrs Han presents a petition, or files documents with a court or any registrar, for his or her bankruptcy;
(iii)	a bankruptcy order is made against Mr Han or Mrs Han, or Mr Han or Mrs Han is otherwise adjudicated bankrupt;
(iv)	receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer is appointed in respect of Mr Han or Mrs Han or any of his or her assets;
(v)	any Security over any assets of Mr Han or Mrs Han is enforced; or
(vi)	any legal proceedings or step is taken (including, for the avoidance of doubt, presentation of a petition or filing of documents with a court or any registrar by any person for Mr Han’s or Mrs Han’s bankruptcy) in relation to the events referred to in the preceding sub-paragraphs, or any analogous procedure or step is taken in any jurisdiction.

Paragraph (iv) above shall not apply to any legal proceedings which are frivolous or vexatious and are discharged, stayed or dismissed within 15 days of commencement.

23.9   Creditors’ Process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of any Obligor or any Group Member, provided that it shall not be an Event of Default under this Clause 23.9 if (a) the aggregate value of any and all assets of any or all Obligors and Group Members that are subject to any or all events and/or circumstances of expropriation, attachment, sequestration, distress, execution and/or analogous process does not exceed US$5,000,000 (or its equivalent in any other currency or currencies) and (b) such expropriation, attachment, sequestration, distress, execution and/or analogous process is discharged within 15 days.

23.10  Failure to Comply with Final Judgments

Any Obligor or any Group Member fails to comply with or pay any sum due from it under any final judgment or order made or given by any court of competent jurisdiction, except such failure shall not constitute an Event of Default under this Clause 23.10 if (a) (in the case of any failure to pay any sum) the aggregate amount failed to be paid by any or all Obligors and Group Members under any one or more such judgments or orders is less than US$5,000,000 (or its equivalent in another currency or currencies) and (b) (in each case) such failure is remedied within 15 days.

23.11  Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to any of the Finance Documents or the transactions contemplated in the Finance Documents or against any Obligor

96

or any Group Member or its assets, which, if adversely determined, has or could reasonably be expected to have a Material Adverse Effect.

23.12   Unlawfulness and Invalidity

(a)	It is or becomes unlawful for any Obligor to perform any of its obligations under any of the Finance Documents, or any Transaction Security created or expressed to be created or evidenced by any or all of the Security Documents is not or ceases to be effective, or does not or ceases to have the priority which it is expressed to have, or any subordination created or expressed to be created or evidenced by the Intercreditor Agreement is or becomes unlawful;
(b)	any obligation or obligations of any Obligor under any Finance Document are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable; or
(c)	any Finance Document is not or ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement is not or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

23.13   Repudiation

Any Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate any Finance Document or any Transaction Security.

23.14   Audit Qualification

The auditors of any of the Listco, the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor, Heilongjiang Xinda, Heilongjiang XDCM or Sichuan Xinda qualify any of the audited annual financial statements of any of the Listco, the Borrower, the BVI Guarantor, the HK Guarantor, the UAE Guarantor, Heilongjiang Xinda, Heilongjiang XDCM or Sichuan Xinda.

23.15   Expropriation

(a)	The authority or ability of any Corporate Obligor or any Group Member to conduct its business is wholly or substantially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any Governmental Agency or any other governmental, regulatory or other authority or other person in relation to any Corporate Obligor or any Group Member or any of the assets of any Corporate Obligor or any Group Member.
(b)	Any Equity Interest in any Corporate Obligor or any Group Member, or the whole or any part (the book value of which is five per cent. or more of the book value of the whole) of the revenues or assets of any Corporate Obligor or any Group Member, is seized, nationalised, expropriated or compulsorily acquired by or under the authority of any Governmental Agency or any other governmental, regulatory or other authority or other person.

23.16    Moratorium on External Indebtedness

The government of the PRC, the People’s Bank of China (or any of its successors) or any Governmental Agency of the PRC declares a moratorium, standstill or similar suspension of payments in respect of its External Indebtedness or the External Indebtedness of any person incorporated, domiciled, resident or situated in the PRC. For such purposes, “External Indebtedness” means any Financial Indebtedness which is denominated or payable by its

97

terms, or at the option of the creditor in respect of such Financial Indebtedness, in a currency other than RMB.

23.17  Cessation of Business

Any Corporate Obligor or any Group Member or the Group (taken as a whole) suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

23.18  Suspension or Cessation of Listing

(a)	(i) The Listco cease(s) to be listed on the NASDAQ; or (ii) trading of the shares in the Listco on the NASDAQ is suspended for more than fourteen (14) consecutive Trading Days.
(b)	No Event of Default will happen under this Clause 23.18 if circumstances described under paragraph (a) above are the result of or relate to the Privatisation as set forth in the Privatisation Steps Paper.

23.19 ERISA

(a)       Any ERISA Event occurs:

(i)	there is or arises an Unfunded Pension Liability (taking into account only Employee Plans with positive Unfunded Pension Liability) of US$5,000,000 or more; or
(ii)	there is or arises any potential withdrawal liability under section 4201 of ERISA, if any Obligor, any Subsidiary of an Obligor or any ERISA Affiliate were to withdraw completely from any and all Multiemployer Plans of US$5,000,000 or more;
(b)	there shall result from any such event or events described in paragraph (a) above the imposition of an encumbrance, the granting of a security interest, or a liability or a material risk of incurring a liability; and
(c)	any encumbrance, security interest or liability referred to in paragraph (b) above, either individually or in the aggregate, has had or would be reasonably expected to have, a Material Adverse Effect.

23.20  Material Adverse Change

Any event or circumstance (including any modifications to any Authorisation) occurs which has or could reasonably be expected to have a Material Adverse Effect.

23.21  US Bankruptcy of Obligors

Notwithstanding Clause 23.22 (Acceleration), if any Obligor commences a voluntary case concerning itself under the U.S. Bankruptcy Code, or an involuntary case is commenced under the U.S. Bankruptcy Code against any Obligor and the petition is not controverted within 10 days, or is not dismissed within 45 days after commencement of the case, or a custodian (as defined in the U.S. Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Obligor, or any order of relief or other order approving any such case or proceeding is entered, the Facility shall cease to be available to such Obligor, all obligations of such Obligor under Clause 18 (Guarantee and Indemnity) or any other provision of this Agreement or any other Finance Document to which such Obligor is a party shall become immediately due and payable, in each case automatically and without any further action by any Party.

98

23.22  Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Common Facility Agent may, and shall if so directed by the Majority Lenders,

(a)       by notice to the Borrower:

(i)	without prejudice to the participations of any or all of the Lenders in the Loans then outstanding:
(A)	cancel the Total Commitments of the Lenders and reduce them to zero whereupon they shall immediately be cancelled and reduced to zero; or
(B)	cancel any part of the Total Commitments of the Lenders and reduce them accordingly, whereupon the applicable part of the Commitments of the Lenders shall be cancelled (and the Commitments of the Lenders shall be reduced by the same amount accordingly), provided that such reduction of the Total Commitments shall be applied towards the Commitments of the Lenders rateably;
(ii)	declare that all or part of a Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or
(iii)	declare that all or part of a Loan be payable on demand, whereupon they shall immediately become payable on demand by the Common Facility Agent on the instructions of the Majority Lenders; and/or
(b)	(with or without notice to any Obligor and without prejudice to the provisions of the Security Documents) exercise or direct any Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

If an Event of Default under Clause 23.7 (Insolvency) or Clause 23.8 (Insolvency Proceedings) shall occur in a U.S. court of competent jurisdiction (an “Automatic Acceleration Event”) in respect of any Obligor, then without notice to the Borrower or any other person, or any other act by the Common Facility Agent or any other person, the Total Commitments shall automatically terminate and the outstanding Loans, together with all accrued interest thereon, and all other amounts accrued or outstanding under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

99

Section 9

Changes to Parties

24.       Changes to the Lenders

24.1     Assignments and Transfers by the Lenders

Subject to this Clause 24, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights under this Agreement; or
(b)	transfer by novation any of its rights and/or obligations under this Agreement,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

24.2    Conditions of Assignment or Transfer

(a)	No consent of the Borrower or any other Obligor or any Transaction Agent shall be required for any transfer or assignment by a Lender.
(b)	The Existing Lender shall, simultaneously with the assignment or transfer by it of rights and/or obligations under this Agreement to the New Lender, assign to the New Lender a proportionate share of the rights held by it (in its capacity as Lender) under or in connection with the other Finance Documents (other than any Fee Letter).
(c)	A transfer by the Existing Lender to the New Lender will be effective only if the procedure set out in Clause 24.5 (Procedure for Transfer) is complied with in respect of such transfer.
(d)	An assignment by the Existing Lender to the New Lender will be effective only if the procedure and conditions set out in Clause 24.6 (Procedure for Assignment) are complied with in respect of such assignment (subject to paragraph (c) of Clause 24.6 (Procedure for Assignment)).
(e)	Each New Lender, by executing the applicable Transfer Certificate or Assignment Agreement to which it is a party, confirms, for the avoidance of doubt, that each of the Common Facility Agent and the Security Agents has authority to execute on its behalf any amendment or waiver relating to any Finance Document that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the applicable transfer or assignment from the applicable Existing Lender to such New Lender becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as such Existing Lender would have been had it remained a Lender.

24.3    Assignment or Transfer Fee

The New Lender shall, on the date upon which the relevant assignment or transfer by the Existing Lender to the New Lender takes effect, pay to the Common Facility Agent (for its own account) a fee of US$3,000.

24.4    Limitation of Responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, the Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents or the Transaction Security;

100

(ii)	the financial condition of any Obligor, any Group Member, or any Affiliate of any of the foregoing;
(iii)	the performance and observance by any Obligor of its obligations under any of the Finance Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender (which makes any assignment or transfer to such New Lender), the other Finance Parties and the Secured Parties that it:
(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors, the Group Members and their related entities in connection with its participation in this Agreement and/or the other Finance Documents and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and
(ii)	will continue to make its own independent appraisal of the creditworthiness of the Obligors, the Group Members and their related entities whilst any amount is or may be outstanding under any of the Finance Documents or any commitment represented by any Commitment is in force.

(c)       Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-assignment or re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or
(ii)	support any losses directly or indirectly incurred by a New Lender by reason of the non-performance by any Obligor of its obligations under any of the Finance Documents or otherwise.

24.5    Procedure for Transfer

(a)	Subject to the conditions set out in Clause 24.2 (Conditions of Assignment or Transfer) a transfer by an Existing Lender of any or all of its rights and obligations under this Agreement to a New Lender is effected on the Transfer Date in accordance with paragraph (c) below. The Common Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate, provided that the Common Facility Agent shall have no obligation to execute any Transfer Certificate at any time earlier than the date that is five Business Days after its receipt of such Transfer Certificate.

(b)	The Common Facility Agent shall not be obliged to execute a Transfer Certificate delivered to it by an Existing Lender and a New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer from such Existing Lender to such New Lender (the subject of such Transfer Certificate).
(c)	On the Transfer Date in respect of a transfer by an Existing Lender to a New Lender:

(i)       to the extent that in the Transfer Certificate (relating to such transfer) such Existing Lender seeks to transfer by novation its rights and obligations under

101

this Agreement, each of the Obligors party hereto and such Existing Lender shall be released from further obligations towards one another under this Agreement and their respective rights against one another under this Agreement shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors party hereto and such New Lender shall assume obligations towards one another and/or acquire rights against one another under this Agreement which differ from the Discharged Rights and Obligations only insofar as that Obligor and such New Lender have assumed and/or acquired the same in place of that Obligor and such Existing Lender;
(iii)	each Transaction Agent, the Arranger, such New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had such New Lender been originally party hereto as a Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer (the subject of such Transfer Certificate) and to that extent each Transaction Agent, the Arranger and such other Lenders (on one hand) and such Existing Lender (on the other hand) shall each be released from further obligations to each other under this Agreement; and

(iv)             such New Lender shall become a Party as a “Lender”.

24.6   Procedure for Assignment

(a)	Subject to the conditions set out in paragraph (d) below and Clause 24.2 (Conditions of Assignment or Transfer), an assignment by an Existing Lender of any or all of its rights under this Agreement to a New Lender may be effected on the Transfer Date in accordance with paragraph (b) below. The Common Facility Agent shall, subject to paragraph (d)(ii), as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement, provided that the Common Facility Agent shall have no obligation to execute any Assignment Agreement at any time earlier than the date that is five Business Days after its receipt of such Assignment Agreement.
(b)	On the Transfer Date relating to an assignment by an Existing Lender to a New Lender:
(i)	such Existing Lender will assign absolutely to such New Lender the rights under the Finance Documents expressed to be the subject of assignment in such Assignment Agreement;
(ii)	such Existing Lender will be released by each Obligor party hereto and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of release in such Assignment Agreement; and
(iii)	such New Lender shall become a Party as a “Lender” and shall be bound by obligations equivalent to the Relevant Obligations.
(c)	An Existing Lender may utilise procedures other than those set out in this Clause 24.6 to assign its rights under any Finance Document (but not, without the consent of the applicable Obligor party to such Finance Document or unless in accordance with Clause 24.5 (Procedure for Transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by that Existing Lender nor the assumption of

102

equivalent obligations by the applicable New Lender) provided that the conditions set out in paragraph (d) below are complied with.

(d)	An assignment by an Existing Lender to a New Lender (whether pursuant to an Assignment Agreement or paragraph (c) above) will only be effective on:
(i)	receipt by the Common Facility Agent (whether in an Assignment Agreement or otherwise) of written confirmation from such New Lender (in form and substance satisfactory to the Common Facility Agent) that such New Lender will assume the same obligations to the other Finance Parties as it would have been under if it were an Original Lender; and
(ii)	performance by the Common Facility Agent and the relevant Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to such New Lender. The Common Facility Agent and the relevant Facility Agent shall promptly notify such Existing Lender and such New Lender of the completion of such checks. The Common Facility Agent shall not be obliged to execute an Assignment Agreement delivered to it by an Existing Lender and a New Lender or any document delivered to it pursuant to paragraph (c) above unless it is satisfied that each relevant Facility Agent have completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to such assignment to such New Lender.
(e)	The procedure set out in this Clause 24.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the applicable assignment, release and assumption or each condition of any applicable assignment, release and assumption shall have been satisfied.

24.7    Copy of Transfer Certificate or Assignment Agreement to Borrower

The Common Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower and the relevant Facility Agent a copy of that Transfer Certificate or Assignment Agreement.

24.8    Existing Consents and Waivers

Each New Lender shall be bound by any consent, waiver, election or decision given or made by the applicable Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the applicable assignment or transfer from such Existing Lender to such New Lender.

24.9    Exclusion of Transaction Agents’ Liabilities

In relation to any assignment or transfer pursuant to this Clause 24, each Party acknowledges and agrees that none of the Transaction Agents shall be obliged to:

(a)	enquire as to the accuracy of any representation or warranty made by, or the status of, any person in respect of its eligibility as a Lender;
(b)	attend to any registration or perfection requirements required in connection with such assignment or transfer or to ensure that such registration or perfection requirements are completed; and/or

103

(c)	provide any New Lender with any information regarding any previous amendments or waivers in relation to any Finance Document.

24.10  Sub-Participation

For the avoidance of doubt, each Lender may grant sub-participations in respect of any or all of its rights and/or obligations under any Finance Document to any person.

24.11  Assignments and Transfers to Obligor Group

A Lender may not assign or transfer any of its rights and/or obligations under any Finance Document to any Obligor or any Affiliate of any Obligor, except with the prior written consent of all of the Lenders.

24.12  Security over Lenders’ Rights

In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release such Lender from any of its obligations under the Finance Documents, or substitute the beneficiary of the relevant charge, assignment or other Security for such Lender as a party to any of the Finance Documents; or
(ii)	require any payments to be made by an Obligor or grant to any person any rights that are more extensive than those required to be made or granted to such Lender under the Finance Documents.

24.13  Change of Name

If a Lender changes its name, then it shall, at its own cost and within seven Business Days, provide the Common Facility Agent with an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in the jurisdiction where such Lender is incorporated addressed to the Common Facility Agent (for and on behalf of the Finance Parties), which is in form and substance satisfactory to the Common Facility Agent, confirming (a) that such Lender has changed its name, (b) the new name of such Lender, (c) the date from which such change has taken effect, and (d) that such Lender’s obligations under the Finance Documents remain legal, valid, binding and enforceable on such Lender after its change of name. If such Lender fails to provide the Common Facility Agent with such legal opinion, it shall, upon the request of the Common Facility Agent, sign and deliver to the Common Facility Agent a Transfer Certificate in respect of the transfer of its rights and obligations under this Agreement to the entity with such new name.

24.14  Re-Organisation

If a Lender becomes subject to a re-organisation, such Lender shall, at its own costs and within seven Business Days after the effective date of such re-organisation, deliver to the Common Facility Agent an original or certified true copy of legal opinions, each in form and

104

substance satisfactory to the Common Facility Agent, addressed to the Common Facility Agent (as agent for the Finance Parties) and issued by legal advisers to such Lender in each of the jurisdictions (a) where such Lender is incorporated, (b) where such Lender’s Facility Office is located, and (c) the laws of which govern the Finance Documents such that all such legal opinions taken together provide the Common Facility Agent with confirmation that such Lender’s obligations under the Finance Documents remain legal, valid, binding and enforceable on the surviving entity of such re-organisation after such re-organisation. If such Lender fails to provide the Common Facility Agent with such legal opinions, it shall, upon the request of the Common Facility Agent, sign and deliver to the Common Facility Agent a Transfer Certificate in respect of the transfer of its rights and obligations under this Agreement to the surviving entity of such re-organisation.

25.             Changes to the Obligors

No Obligor party hereto shall, and each Obligor party hereto shall ensure that none of the other Obligors will, assign or transfer any or all of its rights or obligations under any or all of the Finance Documents, except with the prior written consent of all of the Lenders.

26.             Disclosure of Information
26.1     Disclosure

Any Finance Party may deliver copies of the Finance Documents and/or disclose any information (including Confidential Information) received by it under or pursuant to any Finance Document or any other information about any Obligor, the Group and/or the Finance Documents as that Finance Party shall consider appropriate (if, in relation to any of paragraphs (n)(i), (n)(ii) and (n)(iii) below, the person to whom any Confidential Information is to be disclosed has entered into a Confidentiality Undertaking, except that there shall be no requirement for any Confidentiality Undertaking if such recipient is subject to professional obligations to maintain the confidentiality of such Confidential Information) to:

(a)	any of its Affiliates and/or Related Funds;
(b)	any of its head office, branches and/or representative offices;
(c)	any other Finance Party;
(d)	any of the professional advisers of it or any person referred to in paragraphs (a) to (c) and/or any other person providing services to or agent or contractor of it or any person referred to in paragraphs (a) to (c) (provided that such professional adviser, person providing services or agent or contractor is under a duty of confidentiality, contractual or otherwise, to such Finance Party or such person referred to in paragraphs (a) to (c));
(e)	any Obligor;
(f)	any person permitted by any Obligor;
(g)	any person to the extent required for the purpose of any litigation, arbitration or regulatory proceedings or procedure or in connection with any preservation or enforcement of any right or remedy under any Finance Document or any Transaction Security;
(h)	any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation or the rules or requirements of or by any government, quasi-government, administrative, securities or stock exchange, regulatory or self-regulatory body or authority or supervisory body or authority;

105

(i)	any employee or officer of any Finance Party or any person falling within any of paragraphs (a) to (d) (where such disclosure is reasonably required for the performance of the duties or functions of such employee or officer);
(j)	any rating agency, insurer or insurance broker of, or any direct or indirect provider of credit protection to, such Finance Party (or any of its Affiliates, head office or other branch);
(k)	any investor, arranger, lender, trustee, manager, administrator or any participant in, or party to, directly or indirectly, any securitisation scheme or transaction or any scheme or transaction relating to the issuance of notes or other debt secured by any indebtedness or obligations under (or payments under which are funded by or made by reference to payments under) any Finance Document, or any similar scheme or transaction;
(l)	any person to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) in or over all or any of its rights under any Finance Document pursuant to Clause 24.12 (Security over Lenders’ Rights);
(m)	any court or tribunal or regulatory, supervisory, governmental, quasi-governmental authority, securities exchange, self-regulatory body or authority which has jurisdiction over that Finance Party (or any of its Affiliates, head office or other branch); or
(n)	any other person:
(i)	to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under any Finance Document;
(ii)	with (or through) whom that Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Facility, any Finance Document, any Obligor or any Group Member, or who invests directly or indirectly in any such sub-participation or other transaction; or
(iii)	who acquires or is proposing to acquire any interest in, or enters into or is proposing to enter into any merger, amalgamation or other similar arrangement with, that Finance Party.

Unless consent is prohibited by law, the Borrower further consents to the transfer and disclosure by any Lender and/or the Common Facility Agent of any information relating to the Borrower to and between the branches, subsidiaries, representative offices, affiliates and agents of such Lender and/or the Common Facility Agent (as the case may be) and third parties selected by any of them, wherever situated, for confidential use (including, without limitation, in connection with the provision of any services hereunder and for data processing, statistical and risk analysis purposes). Each Lender, the Common Facility Agent and any such branch, subsidiary, representative office, affiliate, agent or third party may transfer and disclose any such information as required by any law, court, regulator or legal process.

Each Obligor party hereto further acknowledges and agrees that some services, operational and processing procedures relating to the transactions or services contemplated under the Finance Document may from time to time be outsourced by any Finance Party to its head office, regional or global processing centres, branches, Subsidiaries, representative offices, Affiliates, agents of any Finance Party and third parties selected by any Finance Party, wherever situated, and these service providers may from time to time be given access to information and data relating to the transactions or services contemplated under the Finance Documents for the purpose of or in relation to the services and procedures they perform.

106

This Clause 26 is not, and shall not be deemed to constitute, an express or implied agreement by a Finance Party for a higher degree of confidentiality than that prescribed under any applicable law or regulation.

Notwithstanding any other provision in this Agreement or any other document, the Borrower acknowledges and agrees that each Finance Party (and each employee, representative or other agent of each Finance Party) may each disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated under the Finance Documents and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such U.S. tax treatment and U.S. tax structure, other than any information for which non-disclosure is necessary in order to comply with applicable securities laws.

This Clause 26 supersedes any previous agreement between any of the Parties in relation to the confidentiality of any such information or of any Finance Document.

26.2   Disclosure of Funding Rate and Reference Bank Quotations

(a)       For the purposes of this Agreement:

“Funding Rate” means any rate notified by a Lender to the Common Facility Agent pursuant to paragraph (a)(ii) of Clause 11.2 (Market Disruption).

(b)	The Common Facility Agent and each Obligor party hereto agree to (and each Obligor party hereto shall procure that each other Group Member shall) keep each Funding Rate (and, in the case of the Common Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (c) and (d) below.

(c)       The Common Facility Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any individual Reference Bank Quotation, unless there is only one Reference Bank which has provided a Reference Bank Quotation for the purposes of determining LIBOR for any sum and any Interest Period relating thereto) to the Borrower pursuant to Clause 9.4 (Notification of Rates of Interest); and
(ii)	any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such person to provide those services if such person to whom that Funding Rate or, as the case may be, that Reference Bank Quotation is to be given has entered into a confidentiality agreement substantially in the form of the Loan Market Association Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Common Facility Agent and the Lenders providing such Funding Rate or, as the case may be, such Reference Bank Quotation.
(d)	The Common Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:
(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if such person is subject to professional obligations

107

to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Common Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;
(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Common Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and
(iv)	any person with the consent of a Lender providing such Funding Rate.
(e)	The Common Facility Agent’s obligations in this Clause 26.2 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 9.4 (Notification of Rates of Interest) provided that (other than pursuant to paragraph (c)(i) above and unless there is only one Reference Bank which has provided a Reference Bank Quotation for the purposes of determining LIBOR for any sum and any Interest Period relating thereto) the Common Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.
(f)	The Common Facility Agent and each Obligor party hereto acknowledge that each Funding Rate (and, in the case of the Common Facility Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Common Facility Agent and each Obligor undertake not to (and the Borrower shall procure that no other Group Member shall) use any Funding Rate or, in the case of the Common Facility Agent, any Reference Bank Quotation for any unlawful purpose.
(g)	The Common Facility Agent and each Obligor party hereto agree (to the extent permitted by law and regulation) to inform a Lender (that provides a Funding Rate):
(i)	of the circumstances of any disclosure made pursuant to paragraph (d)(ii) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 26.2.

26.3 Inside Information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated

108

or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

109

Section 10

The Finance Parties

27.       Role of the Transaction Agents and the Arranger
27.1     Appointment of the Common Facility Agent

(a)	Each Finance Party (other than the Common Facility Agent) appoints the Common Facility Agent to act as its agent under and in connection with the Finance Documents.
(b)	Each Finance Party (other than the Common Facility Agent) authorises the Common Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Common Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2    Duties of the Common Facility Agent

(a)	Subject to paragraph (b) below, the Common Facility Agent shall promptly forward to a party to any Finance Document the original or a copy of any document which is delivered to the Common Facility Agent for that party by any other party to any Finance Document.
(b)	Without prejudice to Clause 24.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (a) above shall not apply to any Assignment Agreement or any Transfer Certificate or any notice or confirmation under paragraph (d)(i) of Clause 24.6 (Procedure for Assignment).
(c)	Except where a Finance Document specifically provides otherwise, the Common Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to any party to any Finance Document.
(d)	If the Common Facility Agent receives notice from any party to any Finance Document referring to a Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
(e)	If the Common Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than any Administrative Party) under a Finance Document it shall promptly notify the other Finance Parties.
(f)	The Common Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. The Common Facility Agent shall have no other duties, obligations and responsibilities save as expressly provided for in the Finance Documents to which it is a party (and no others shall be implied).

27.3   Role of the Arranger

Except as specifically provided in the Finance Documents to which it is a party, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4    Role of Tranche A Facility Agent and Tranche B Facility Agent

(a)	Each Tranche A Lender (other than the Tranche A Facility Agent) appoints the Tranche A Facility Agent to act as its agent for purpose of communication under and in connection with the Finance Documents.

110

(b)	Each Tranche B Lender (other than the Tranche B Facility Agent) appoints the Tranche B Facility Agent to act as its agent for purpose of communication under and in connection with the Finance Documents.
(c)	Each of Tranche A Facility Agent and Tranche B Facility Agent shall promptly forward to the Common Facility Agent a copy of any document or notice which is delivered to it by any Tranche A Lender or Tranche B Lender under and in connection with a Finance Document.
(d)	If the Tranche A Facility Agent or the Tranche B Facility Agent receives notice from any Tranche A Lender or Tranche B Lender referring to a Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Common Facility Agent.
(e)	If the Tranche A Facility Agent or the Tranche B Facility Agent is aware of the nonpayment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than any Administrative Party) under a Finance Document it shall promptly notify the Common Facility Agent.
(f)	The duties of the Tranche A Facility Agent or the Tranche B Facility Agent are solely mechanical and administrative in nature. The Tranche A Facility Agent and the Tranche B Facility Agent shall have no other duties, obligations and responsibilities save as expressly provided for in this Clause 27.4 (and no others shall be implied).

27.5    No Duty to Monitor

No Facility Agent shall be bound to enquire:

(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)                whether any other event specified in any Finance Document has occurred.
27.6    No Fiduciary Duties

(a)	Nothing in this Agreement constitutes any Administrative Party as a trustee or fiduciary of any other person.
(b)	No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.7    Business with the Group

(a)	Each Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor, any Group Member or any Affiliate of any of the foregoing.
(b)	Each of the Finance Parties hereby irrevocably waives, in favour of each Transaction Agent, any conflict of interest which may arise by virtue of such Transaction Agent acting in various capacities under the Finance Documents or for other customers of such Transaction Agent. Each of the Finance Parties acknowledges that each Transaction Agent and its affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Finance Party may regard as conflicting with its interests and may possess information (whether or not material to the Finance Parties), other than as a result of such Transaction Agent acting as agent

111

or security agent or trustee under the Finance Documents, that such Transaction Agent may not be entitled to share with any Finance Party.

(c)	A Transaction Agent will not disclose confidential information obtained from any Finance Party (without its consent) to any of such Transaction Agent’s other customers nor will it use on a Finance Party’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, each of the Finance Parties agrees that each of the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Finance Documents.

27.8   Rights and Discretions of each Facility Agent

(a)       Each Facility Agent may rely on:

(i)	any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and
(ii)	(A) any statement purportedly made (whether in a certificate or otherwise) by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify and may assume the truth and accuracy of that statement or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing as sufficient evidence that that is the case.
(b)	Each Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-Payment));
(ii)	any right, power, authority or discretion vested in any party to any Finance Document, the Majority Lenders, the Super Majority Lenders or the applicable Lenders has not been exercised;
(iii)	any notice or request made by the Borrower (other than each Utilisation Request) is made on behalf of and with the consent and knowledge of each of the other Obligors; and
(iv)	any instructions received by it from the Majority Lenders, the Super Majority Lenders, any Lender or any group of Lenders are duly given in accordance with the terms of the Finance Documents and unless it has received notice of revocation, those instructions have not been revoked.
(c)	Each Facility Agent may engage, and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to such Facility Agent (and so separate from any lawyers instructed by the Lenders) if such Facility Agent in its reasonable opinion deems this to be necessary.
(e)	Each Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by

112

such Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	Each Facility Agent may act in relation to the Finance Documents through its officers, employees and agents.
(g)	Each Facility Agent may disclose to any other party to any Finance Document any information it reasonably believes it has received as agent under any Finance Document.
(h)	Notwithstanding any other provision of any Finance Document to the contrary, neither any Facility Agent nor the Arranger is obliged to (i) do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality or (ii) disclose any information that is stated to be confidential.
(i)	Notwithstanding any provision of any Finance Document to the contrary, no Facility Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
(j)	No Facility Agent is obliged to disclose to any Finance Party any details of any rate notified to each Facility Agent by any Lender for the purpose of paragraph (a)(ii) of Clause 11.2 (Market Disruption) or the identity of any such Lender.

27.9   Majority Lenders’ Instructions

(a)       The Common Facility Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise any right, power, authority or discretion vested in it as Common Facility Agent (or, if so instructed, refrain from exercising any right, power, authority or discretion vested in it as Common Facility Agent) in accordance with any instructions given to it by:
(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision;
(B)	the Super Majority Lenders if the relevant Finance Document stipulates the matter is a Super Majority Lender decision;
(C)	in all other cases, the Majority Lenders, and
(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with paragraph (i) above.
(b)	Unless a contrary indication appears in a Finance Document, any such instructions so given by the Majority Lenders or the Super Majority Lenders (if applicable) will be binding on all of the Finance Parties.
(c)	The Common Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, all Lenders, the Super Majority Lenders or the applicable Lenders) or under paragraph (d) until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with such instructions.

113

(d)	In the absence of instructions, the Common Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.
(e)	The Common Facility Agent is not authorised to act on behalf of and in the name of a Finance Party (without first obtaining that Finance Party’s prior written consent) in any legal or arbitration proceedings relating to any Finance Document, provided that (i) nothing herein shall prejudice the ability of the Common Facility Agent to bring, defend or conduct any proceedings in its capacity as Common Facility Agent (in the name of the Common Facility Agent) and (ii) this paragraph (e) shall not apply to any legal or arbitral proceedings relating to the perfection, preservation or protection of rights under any Security Document or the enforcement of any Security Document.

27.10   Responsibility for Documentation
No Administrative Party:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, any Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated under any Finance Document;
(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or any Transaction Security; or
(c)	is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

27.11   Exclusion of Liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of a Transaction Agent), a Transaction Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:
(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or in respect of any Transaction Security, unless directly caused by such Transaction Agent’s gross negligence or wilful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction);
(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, unless directly caused by such Transaction Agent’s gross negligence or wilful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction); or
(iii)	any delay (or any related consequences) in crediting an account with an amount required under any of the Finance Documents to be paid by such Transaction Agent if such Transaction Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating

114

procedures of any recognised clearing or settlement system used by such Transaction Agent for that purpose; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence or any other category of liability whatsoever but not including any claim based on the fraud of such Transaction Agent) arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than the applicable Transaction Agent itself) may take any proceedings against any officer, employee or agent of any Transaction Agent in respect of any claim it might have against such Transaction Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security or any Security Property, and any officer, employee or agent of any Transaction Agent may rely on this Clause 27.11 pursuant to the Third Parties Ordinance, subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Ordinance.
(c)	None of the Transaction Agents shall be responsible for making, or have any duty to make, any investigation in respect of or in any way be liable whatsoever for:
(i)	the nature, status, creditworthiness or solvency of any Obligor, any Group Member or any other person;
(ii)	the execution, legality, validity, adequacy (including without limitation adequacy of security, if any, relating to), admissibility in evidence or enforceability of any Finance Document or any other document entered into in connection therewith;
(iii)	adequacy, accuracy or completeness of any document it forwards to another Party;
(iv)	the title, ownership, value, sufficiency or existence of any Charged Property;
(v)	the registration, filing, protection or perfection of any Security Document or the priority of any Transaction Security;
(vi)	the scope, adequacy, accuracy or completeness of any representations, warranties or statements made by or on behalf of, or any information (whether oral or written) supplied by or on behalf of, any Obligor, any Group Member, or any other person under or in connection with any Finance Document or any document entered into in connection therewith;

115

(vii)	the performance or observance by any Obligor or any other person with any provisions of any Finance Document or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or any waiver or consent which has at any time been granted in relation to any of the foregoing;
(viii)	the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with any Finance Document;
(ix)	the title of any Obligor to any Charged Property;
(x)	the compliance of the provisions and contents of and the manner and formalities applicable to the execution of any Finance Document and any documents connected therewith, and/or compliance of any such provisions, contents, manner and/or formalities with any applicable laws or regulations;
(xi)	the failure by any Obligor to obtain or comply with any Authorisation or other authority in connection with the origination, sale or purchase of any of the Charged Property or the failure to effect or procure registration of or to give notice to any person in relation to or otherwise protect the security created or purported to be created by or pursuant to any Transaction Security or other documents entered into in connection therewith;
(xii)	the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Finance Documents or any other document;
(xiii)	any accounts subject to any Transaction Security or any other accounts, books, records or files maintained by any Obligor, or any other person in respect of any of the Charged Property; or
(xiv)	any other matter or thing relating to or in any way connected with any Transaction Security or any document entered into in connection therewith whether or not similar to the foregoing.
(d)	None of the Transaction Agents shall be responsible for any loss or damage, or any failure or delay in the performance of its obligations under any Finance Document if it is prevented from so performing its obligations by any reason which is beyond the control of such Transaction Agent, including, but not limited to, any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, or technical failure of, accidental or mechanical or electrical breakdown of, or computer failure or other failure of, any money transmission system, or any event where, in the reasonable opinion of such Transaction Agent, performance of any duty or obligation under or pursuant to any Finance Document would or may be illegal or would result in such Transaction Agent being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organisation to which such Transaction Agent is subject.

116

(e)	Notwithstanding any other term or provision of this Agreement to the contrary, no Transaction Agent shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever, whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, whether arising directly or indirectly and whether or not foreseeable, even if such Transaction Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. For the avoidance of doubt, the provisions of this Clause 27.11 shall survive any termination or expiry of this Agreement or any resignation or removal of any Transaction Agent.
(f)	Nothing in this Agreement shall oblige any Administrative Party to carry out any “know your customer”, anti-money laundering or other checks in relation to any person on behalf of any Lender and each of the Lenders confirms to each Administrative Party that it is solely responsible for any such checks it is required to carry out and that it may not rely on any such checks made by, or any statement in relation to such checks made by, any Administrative Party.

27.12   Lenders’ Indemnity to each Facility Agent

(a)	Each Lender shall (in the proportion borne by its aggregate Commitment(s) to the Total Commitments (or, if the Total Commitments are then zero, such proportion immediately prior to the reduction of the Total Commitments to zero)) indemnify the Common Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Common Facility Agent (otherwise than by reason of the Common Facility Agent’s gross negligence or wilful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction)) in acting as Common Facility Agent under the Finance Documents (unless the Common Facility Agent has been reimbursed by any Obligor pursuant to a Finance Document in respect of the same cost, loss or liability) and the Borrower shall indemnify each Lender against any payment or indemnification made by it under this Clause 27.12.
(b)	Each Tranche A Lender shall (in the proportion borne by its aggregate Tranche A Commitment to the Total Tranche A Commitments (or, if the Total Tranche A Commitments are then zero, such proportion immediately prior to the reduction of the Total Tranche A Commitments to zero)) indemnify the Tranche A Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Tranche A Facility Agent (otherwise than by reason of the Tranche A Facility Agent’s gross negligence or wilful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction)) in acting as Tranche A Facility Agent under the Finance Documents (unless the Tranche A Facility Agent has been reimbursed by any Obligor pursuant to a Finance Document in respect of the same cost, loss or liability) and the Borrower shall indemnify each Tranche A Lender against any payment or indemnification made by it under this Clause 27.12.
(c)	Each Tranche B Lender shall (in the proportion borne by its aggregate Tranche B Commitment to the Total Tranche B Commitments (or, if the Total Tranche B Commitments are then zero, such proportion immediately prior to the reduction of the Total Tranche B Commitments to zero)) indemnify the Tranche B Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence, in relation to any FATCA-related liability, or any other category of liability whatsoever) incurred by the Tranche B Facility Agent

117

(otherwise than by reason of the Tranche B Facility Agent’s gross negligence or wilful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction)) in acting as Tranche B Facility Agent under the Finance Documents (unless the Tranche B Facility Agent has been reimbursed by any Obligor pursuant to a Finance Document in respect of the same cost, loss or liability) and the Borrower shall indemnify each Tranche B Lender against any payment or indemnification made by it under this Clause 27.12.

27.13  Resignation of the Facility Agents

(a)	The Common Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.
(b)	Alternatively the Common Facility Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Common Facility Agent.
(c)	If the Majority Lenders have not appointed a successor Common Facility Agent in accordance with paragraph (b) above within 30 days after the applicable notice of resignation was given, the retiring Common Facility Agent (after consultation with the Borrower) may appoint a successor Common Facility Agent.
(d)	The retiring Common Facility Agent shall, at the cost of the Borrower, make available to the successor Common Facility Agent such documents and records and provide such assistance as the successor Common Facility Agent may reasonably request for the purposes of performing its functions as Common Facility Agent under the Finance Documents.
(e)	The Common Facility Agent’s resignation notice shall only take effect upon the appointment of a successor to the Common Facility Agent.
(f)	Upon the appointment of a successor Common Facility Agent, the retiring Common Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of this Clause 27 (and any agency fees for the account of such retiring Common Facility Agent shall cease to accrue from such date and shall instead accrue in favour of such successor Common Facility Agent).
(g)	The Majority Lenders may, by giving not less than 30 days’ notice to the Common Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Common Facility Agent shall resign in accordance with paragraph (b) above but the cost of complying with paragraph (d) above shall be for the account of the Borrower.
(h)	Any successor Common Facility Agent and each of the other Parties shall have the same rights and obligations among themselves as they would have had had such successor Common Facility Agent been originally party hereto as the Common Facility Agent.
(i)	Clauses 16 (Other Indemnities) and 17 (Costs and Expenses) shall survive and remain in full force and effect in favour of any Common Facility Agent that has resigned or been replaced.
(j)	The Common Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Common Facility Agent under the Finance Documents, either:

118

(i)	the Common Facility Agent fails to respond to a request under Clause 13.7 (FATCA Information) and the Borrower or a Lender reasonably believes that the Common Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(ii)	the information supplied by the Common Facility Agent pursuant to Clause 13.7 (FATCA Information) indicates that the Common Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)	the Common Facility Agent notifies the Borrower and the Lenders that the Common Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Common Facility Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Common Facility Agent, requires it to resign.

(k)	Each of the Tranche A Facility Agent and the Tranche B Facility Agent may resign by giving notice to the Lenders and the Borrower. If the Tranche A Facility Agent or the Tranche B Facility Agent resigns, no successor will be appointed and its duty will be performed by the Common Facility Agent.

27.14  Confidentiality

(a)	In acting as agent for the Finance Parties, each Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)	If information is received by another division or department of each Facility Agent, it may be treated as confidential to that division or department and such Facility Agent shall not be deemed to have notice of it.
(c)	No Facility Agent shall be obliged to disclose to any Finance Party any information supplied to it by any Obligor or any Affiliate of any Obligor on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

27.15  Relationship with the Lenders

(a)	Subject to Clause 29.2 (Distributions by the Common Facility Agent), each Transaction Agent may treat each person shown in the records of the Common Facility Agent as a Lender at the opening of business (in the place of the Common Facility Agent’s principal office as notified to the Finance Parties from time to time) as a Lender acting through its Facility Office:
(i)	entitled to or liable for a payment due under any Finance Document on that day as a Lender; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered as a Lender on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Finance Party shall provide each Transaction Agent with such information that such Transaction Agent may reasonably specify (through the Common Facility

119

Agent) as being necessary or desirable to enable such Transaction Agent to perform its functions as Transaction Agent.

(c)	Any Lender may by notice to each Transaction Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 31.5 (Electronic Communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and paragraph (a)(iii) of Clause 31.5 (Electronic Communication) and each Transaction Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

27.16  Credit Appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each of the Lenders confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Obligors, Group Members and their respective Affiliates;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, any Transaction Security, the Security Property and/or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Security or the Security Property;
(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any party to any Finance Document or any of its respective assets under or in connection with any Finance Document, any Transaction Security or the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any Transaction Security or the Security Property;
(d)	the adequacy, accuracy and/or completeness of any information provided by any Transaction Agent, any party to any Finance Document or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(e)	the right or title of any person in or to, or the value or sufficiency of the Charged Property or any part thereof, the priority of any Transaction Security or the existence of any Security affecting any Charged Property or any part thereof.

27.17   Deduction from Amounts Payable by Transaction Agents

If any Party owes an amount to any Transaction Agent under any of the Finance Documents, any Transaction Agent may, after giving notice to such Party, deduct an amount not

120

exceeding that amount from any payment to such Party which such Transaction Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of that amount owed by such Party to such Transaction Agent. For the purposes of the Finance Documents such Party shall be regarded as having received any amount so deducted.

27.18  Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Common Facility Agent.
(b)	No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.
(c)	No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 27.18 subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Ordinance.

27.19  Third Party Reference Banks

A Reference Bank which is not a Party may rely on Clause 27.18 (Role of Reference Banks), paragraph (b) of Clause 35.3 (Exceptions) and Clause 26.2 (Disclosure of Funding Rate and Reference Bank Quotations) subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Ordinance.

27.20  Transaction Agent’s Management Time

Any amount payable to a Transaction Agent under Clause 16.3 (Indemnity to the Facility Agents), Clause 16.4 (Indemnity to the Security Agents), Clause 17 (Costs and Expenses) and/or Clause 27.12 (Lenders’ Indemnity to each Facility Agent) shall include the cost of utilising such Transaction Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as such Transaction Agent may notify to the Borrower and the Lenders, as the case may be, and shall be in addition to any fee paid or payable to such Transaction Agent under Clause 12 (Fees).

27.21  Money Laundering

Unless mandatorily required by applicable laws or regulations to which a Transaction Agent is subject, that Transaction Agent shall not be responsible to any Party for providing any certification or documents with respect to any information (except for any information in respect of itself) required for any anti-money laundering due diligence purpose. Such certificates and related documents shall be provided directly by the Borrower provided that the request for such information may be made through the Common Facility Agent.

27.22 Liability

None of the Finance Parties or their respective Affiliates, officers, directors or agents shall have any liability to any Obligor or any of its Subsidiaries or be responsible to any Obligor or any of its Subsidiaries for (whether under contract, tort, any other theory of liability or otherwise) any special, indirect, consequential or punitive losses or damages incurred or suffered by such Obligor or any of its Subsidiaries under or in connection with any Finance Document or any transaction contemplated thereby, whether or not such Finance Party shall have been advised of the likelihood of such loss or damage; and each Obligor hereby waives,

121

releases and agrees not to sue upon (for itself and on behalf of each of its Subsidiaries) any claim for any such loss or damage, whether or not accrued and whether or not known or suspected to exist in its favour. Such Affiliates, officers, directors and agents may rely on this Clause 27.22 pursuant to the Third Parties Ordinance, subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Ordinance.

28.       Sharing among the Finance Parties
28.1     Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set-off or otherwise) any amount from any Obligor (the “Relevant Obligor”), other than in accordance with Clause 29 (Payment Mechanics), (such amount being a “Recovered Amount”) and applies that amount to a payment due under any of the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of such receipt or recovery, to the Common Facility Agent;
(b)	the Common Facility Agent shall determine whether such receipt or recovery is in excess of the amount that the Recovering Finance Party would have been paid had such receipt or recovery been received or made by the Common Facility Agent and distributed in accordance with Clause 29 (Payment Mechanics), without taking account of any Tax which would be imposed on the Common Facility Agent in relation to such receipt, recovery or distribution; and
(c)	the Recovering Finance Party shall, within three Business Days of demand by the Common Facility Agent, pay to the Common Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Common Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made (by reference to such receipt or recovery) in accordance with Clause 29.5 (Partial Payments).

28.2    Redistribution of Payments

The Common Facility Agent shall treat the Sharing Payment as if it had been paid by the Relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 29.5 (Partial Payments) towards the obligations owing to such Sharing Finance Parties.

28.3    Recovering Finance Party’s Rights

(a)	On a distribution by the Common Facility Agent under Clause 28.2 (Redistribution of Payments), as between such Relevant Obligor and the Recovering Finance Party, an amount of such Recovered Amount equal to such Sharing Payment shall be treated as not having been paid by such Relevant Obligor (and such Relevant Obligor or, if such Relevant Obligor is not party hereto, the Borrower, shall be liable to the Recovering Finance Party for a debt equal to such Sharing Payment, which debt is immediately due and payable).
(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

122

28.4   Reversal of Redistribution

To the extent that any part of such Recovered Amount received or recovered by a Recovering Finance Party (which Recovered Amount gives rise to any Sharing Payment) becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Common Facility Agent, pay to the Common Facility Agent for account of that Recovering Finance Party an amount equal to (i) the appropriate part of its share of such Sharing Payment (that is attributable to such Recovered Amount so repayable and repaid by such Recovering Finance Party) together with (ii) an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on such part of such Sharing Payment (or on such part of such Recovered Amount to which such Sharing Payment is attributable) which that Recovering Finance Party is required to pay ((i) and (ii) being collectively the “Redistributed Amount”); and
(b)	as between such Relevant Obligor and each Sharing Finance Party, an amount equal to such Redistributed Amount shall be treated as not having been paid by such Relevant Obligor (and such Relevant Obligor or, if such Relevant Obligor is not party hereto, the Borrower, shall be liable to such Sharing Finance Party for a debt equal to such Redistributed Amount, which debt is immediately due and payable).

28.5  Exceptions

(a)	This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Relevant Obligor.
(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which that Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)	it notified that other Finance Party of those legal or arbitration proceedings; and
(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

123

Section 11

Administration

29.       Payment Mechanics

29.1    Payments to the Common Facility Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor (or, if that Obligor is not party hereto, the Borrower shall procure that that Obligor) or that Lender (as the case may be) shall make the same available to the Common Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Common Facility Agent as being customary at the time for settlement (in place of settlement) of transactions in the relevant currency in the place of payment.
(b)	Payment shall be made to such account in the principal financial centre of the country of the currency of such payment with such bank as the Common Facility Agent specifies.
(c)	A Transaction Agent shall not be liable to account for interest on money paid to it by or recovered from any Obligor. Monies held by a Transaction Agent need not be segregated except as required by law.

29.2    Distributions by the Common Facility Agent

(a)	Each payment received or recovered by the Common Facility Agent under any Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to

an       Obligor), Clause 29.4 (Clawback), Clause 29.5 (Partial Payments) and Clause 27.17 (Deduction from Amounts Payable by Transaction Agents), be made available by the Common Facility Agent as soon as practicable after receipt or recovery to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party may notify to the Common Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of the currency of such payment.

(b)	The Common Facility Agent shall distribute payments received or recovered by it in relation to all or any part of the Loans to the applicable Lender(s) indicated in the records of the Common Facility Agent as being so entitled on the applicable date, provided that the Common Facility Agent is authorised to distribute (and/or instruct such Security Agent to distribute) payments to be made on the date on which any assignment or transfer becomes effective pursuant to Clause 24 (Changes to the Lenders) to the applicable Lender(s) so entitled immediately before such assignment or transfer took place regardless of the period to which such payments relate.
(c)	None of the Transaction Agents is under any obligation to make payment to any Finance Party on account of any amount owing by any Obligor to such Finance Party in the same currency as that in which such latter-mentioned amount is denominated.

29.3    Distributions to an Obligor

The Common Facility Agent may (with the consent of the relevant Obligor or in accordance with Clause 30 (Set-Off)) apply any amount received by it for any Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under any or all of the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

124

29.4   Clawback

(a)	Where a sum is to be paid to a Transaction Agent under the Finance Documents for another Party, that Transaction Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
(b)	To the extent that a Transaction Agent pays an amount to another Party and it proves to be the case that such Transaction Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by such Transaction Agent shall on demand refund the same to such Transaction Agent together with interest on that amount from the date of payment to the date of receipt by such Transaction Agent, calculated by such Transaction Agent to reflect its cost of funds.

29.5   Partial Payments

(a)	If a Transaction Agent receives or recovers an amount from or in respect of any Obligor under or in connection with any Finance Document which amount is insufficient to, or is not applied to, discharge all the amounts then due and payable by any or all of the Obligors under any or all of the Finance Documents, then (subject to (A) Clause 18.6 (Appropriations) and (B) in the case of any receipt or recovery under any Security Document, the provisions of such Security Document) such amount shall be applied towards any and all amounts then due and payable by any or all of the Obligors under the Finance Documents in the following order:
(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and other amounts owing to, any Administrative Party, any Receiver or any Delegate (in each case for its own account) under the Finance Documents;
(ii)	secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in paragraph (a)(i) above) or commission due to any or all of the Finance Parties but unpaid under the Finance Documents;
(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and
(iv)	fourthly, in or towards payment pro rata of any other sum due to any or all of the Finance Parties but unpaid under the Finance Documents.
(b)	The Common Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)       Paragraphs (a) and (b) above will override any appropriation made by any Obligor.
29.6    No Set-Off by Obligors

All payments to be made by any Obligor under any or all of the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7   Business Days

(a)	Any payment which is due to be made under a Finance Document on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

125

(b)	During any extension of the due date for payment of any principal or Unpaid Sum pursuant to paragraph (a) above, interest is payable on such principal or Unpaid Sum at the rate applicable on the original due date.

29.8  Currency of Account

(a)	Subject to paragraphs (b) to (d) below, US dollar is the currency of account and payment for any sum from any Obligor under any Finance Document.
(b)	Each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable was denominated when such interest accrued.
(c)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which such costs, expenses or Taxes are incurred.
(d)	Any amount expressed to be payable in a currency other than US dollar shall be paid in that other currency.

29.9   Change of Currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)	any reference in this Agreement to, and any obligations arising under this Agreement in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Common Facility Agent (after consultation with the Borrower); and
(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Common Facility Agent (acting reasonably).
(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Common Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.10  Sums Received by Obligors

If any Obligor receives any sum which, pursuant to any of the Finance Documents, should have been paid to a Security Agent, that sum shall promptly be paid to that Security Agent for application in accordance with the Intercreditor Agreement and/or this Clause 29.

30.   Set-Off

A Finance Party may set off any matured obligation due from any Obligor under any or all of the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If such obligations are in different currencies, that Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of such set-off.

126

31.       Notices

31.1    Communications in Writing

Any communication to be made by a Party to another Party under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by electronic mail (“email”) (including scanned copies of executed documents and other attachments), fax or letter.

31.2   Addresses

The email address, address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of an Obligor party thereto, that identified with its name below;
(b)	in the case of any Lender, that notified in writing to the Common Facility Agent on or prior to the date on which it becomes a Party; and
(c)	in the case of a Transaction Agent, that identified with its name below,

or any substitute email address, address or fax number or department or officer as that Party may notify to the Common Facility Agent (or the Common Facility Agent may notify to the other Parties, if a change is made by the Common Facility Agent) by not less than five Business Days’ notice.

31.3   Delivery

(a)	Any communication or document made or delivered by one Party to another Party under or in connection with any Finance Documents will be effective:
(i)	if by way of fax, only when received in legible form;
(ii)	if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or
(iii)	if by way of email, only when received in legible form by at least one of the relevant email addresses of the person(s) to whom the communication is made,

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to a Transaction Agent under or in connection with any Finance Document will be effective only when actually received by that Transaction Agent and then only if it is expressly marked for the attention of the department or officer identified with that Transaction Agent’s signature below (or any substitute department or officer as that Transaction Agent shall specify for this purpose).
(c)	All notices from or to an Obligor under or in connection with any Finance Document shall be sent through the Common Facility Agent.
(d)	All notices from a Security Agent to any Lender or from any Lender to any Security Agent under or in connection with any Finance Document shall be sent through the Common Facility Agent.

127

31.4   Notification of Address and Fax Number

Promptly upon changing its own address or fax number, the Common Facility Agent shall notify the other Parties.

31.5   Electronic Communication

(a)	Any communication to be made between any two Parties under or in connection with any Finance Document may be made by electronic mail or other electronic means, if those two Parties:
(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;
(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(iii)	notify each other of any change to their address or any other such information supplied by them.
(b)	Any electronic communication made between any two Parties under or in connection with a Finance Document will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Common Facility Agent only if it is addressed in such a manner as the Common Facility Agent shall specify for this purpose.
(c)	Each Party acknowledges and agrees that any electronic communication made by the Common Facility Agent shall be in non-encrypted form unless, in relation to any such communication to a Lender:
(i)	prior written notice has been given by such Lender to the Common Facility Agent that electronic communication to be received by it shall be in encrypted form; and
(ii)	the encryption tool to be used has been agreed between such Lender and the Common Facility Agent.
(d)	Any electronic communication which becomes effective in accordance with this Clause 31.5 after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
(e)	Each Obligor party thereto agrees and acknowledges that electronic means of communication may not be secure or virus or error free and could be intercepted, corrupted, lost, destroyed or arrive late, and none of the Finance Parties or their Affiliates will be liable to any Obligor for any of such occurrences. Each Finance Party may monitor, record and retain communications between such Finance Party and any other Party or any Obligor.

31.6   English Language

(a)	Any notice given under or in connection with any Finance Document (other than the Personal Guarantee and each Onshore Cash Pledge) must be in English.
(b)	All other documents provided under or in connection with any Finance Document (other than the Personal Guarantee and each Onshore Cash Pledge) must be:

(i)       in English; or

128

(ii)	if not in English, and if so required by the Common Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.             Calculations and Certificates
32.1     Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2   Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3   Day Count Convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.             Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.             Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or any Secured Party, any right or remedy under the Finance Documents shall operate as a waiver or constitute an election to affirm any Finance Document. No election by a Finance Party or any Secured Party to affirm any Finance Document shall be effective unless it is in writing. No single or partial exercise of any right or remedy by any Finance Party or any Secured Party shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

35.             Amendments and Waivers

35.1   Intercreditor Agreement

This Clause 35 is subject to the terms of the Intercreditor Agreement.

35.2   Required Consents

(a)	Subject to Clause 35.3 (Exceptions), any term of any Finance Document (other than any Fee Letter) may be amended or waived only in writing and with the consent of the Majority Lenders and the Obligors’ Agent. Any such amendment or waiver so made with such consent will be binding on all Parties.

129

(b)	The Common Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 35.
(c)	Without prejudice to the other provisions of this Agreement, each Guarantor agrees to any such amendment or waiver permitted by this Clause 35 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Obligors.

35.3   Exceptions

(a)       An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” and “Super Majority Lenders” in Clause 1.1 (Definitions);
(ii)	an extension to the date of payment of any amount under the Finance Documents;
(iii)	a reduction in the Margin or a reduction in the amount of, or any change in the currency of, any payment of principal, interest, fees or commission payable;
(iv)	an increase in, or any change in the currency of, any Commitment, or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;
(v)	an extension of the period of availability for utilisation of any Commitment (or any commitment represented thereby) or the Facility (or any part thereof);

(vi)       any provision which expressly requires the consent of all the Lenders;

(vii)     a change to any Obligor;

(viii)     any release of the guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity), the Personal Guarantee, the UAE Guarantee or any Transaction Security (other than in the case of Transaction Security, in accordance with the terms of the Intercreditor Agreement and/or the Security Document(s) governing such Transaction Security);

(ix)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:
(A)	the guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity), the Personal Guarantee or the UAE Guarantee; or
(B)	any Charged Property or any Transaction Security,

(except for in the case of Charged Property or Transaction Security, any release in accordance with the terms of the Intercreditor Agreement and the Security Document(s) governing Transaction Security over such Charged Property or governing such Transaction Security);

(x)	any provision governing the release of any Transaction Security or the guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity), the Personal Guarantee or the UAE Guarantee;
(xi)	the manner in which the proceeds of enforcement of any Transaction Security are distributed;
(xii)	the order of the priority of payments under the Intercreditor Agreement; or
130

(xiii)	Clause 2.2 (Finance Parties’ Rights and Obligations), Clause 24 (Changes to the Lenders), this Clause 35, Clause 39 (Governing Law) or Clause 40 (Enforcement),

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of an Administrative Party or a Reference Bank (each in their capacity as such) may not be effected without the consent of that Administrative Party or that Reference Bank, as the case may be.

35.4   Replacement of Screen Rate

Subject to Clause 35.3(b) (Exceptions), if a Screen Rate Replacement Event has occurred in relation to the Screen Rate, any amendment or waiver which relates to:

(a)                providing for the use of a Replacement Benchmark; and

(b)

(i)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;
(ii)	enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);
(iii)	implementing market conventions applicable to that Replacement Benchmark;
(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or
(v)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Common Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower.

131

36.       Bail-In

36.1    Contractual Recognition of Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)       any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

36.2   Bail-In Definitions

In this Clause 36:

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Write-down and Conversion Powers” means, in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.

37.    Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on such counterparts were on a single copy of this Agreement.

38.      U.S.A. Patriot Act

Each Lender hereby notifies each Obligor party hereto that pursuant to the requirements of the U.S.A. Patriot Act, such Lender is or may be required to obtain, verify and record information

132

that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the U.S.A. Patriot Act. This notice is given in accordance with the requirements of the U.S.A. Patriot Act and is effective as to the Common Facility Agent and each Lender. Each Obligor party hereto hereby acknowledges and agrees that the Common Facility Agent shall be permitted to share any or all such information with the Lenders.

133

Section 12

Governing Law and Enforcement

39.             Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

40.             Enforcement

40.1   Jurisdiction of Hong Kong Courts

(a)	The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).
(b)	The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

40.2   Service of Process

(a)       Without prejudice to any other mode of service allowed under any relevant law, each

Obligor party hereto (other than the Borrower and the HK Guarantor):

(i)	irrevocably appoints the Borrower as its agent for service of process arising out of or in connection with any arbitration proceedings or any proceedings before the courts of Hong Kong in connection with any Finance Document;
(ii)	agrees to maintain the appointment for service of process in Hong Kong for so long as any amount is outstanding under any Finance Document; and
(iii)	agrees that failure by an agent for service of process to notify that Obligor of the process will not invalidate the proceedings concerned.

(b)       This Clause 40.2 does not affect any other method of service allowed by law.

(c)	The Borrower, by execution of this Agreement, irrevocably accepts the appointment of it as an agent for service of process referred to in paragraph (a)(i) above.

40.3  Waiver of Immunity

Each Obligor party thereto irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or otherwise from:

(a)	the service of process;
(b)	suit;
(c)	jurisdiction of any court (including the supervisory jurisdiction of the court of the seat of arbitration over the arbitral tribunal);
(d)	relief by way of injunction or order for specific performance or recovery of property;
(e)	attachment of its assets (whether before or after judgment); and
(f)	execution or enforcement of any judgment, order or award,

134

to which it or its revenues or assets may otherwise be entitled or may in future acquire might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

40.4   Waiver of Jury Trial

Each of the parties to this agreement agrees to waive irrevocably its rights to a jury trial of any claim based upon or arising out of this agreement or any of the documents referred to in this agreement or any transaction contemplated in this agreement. This waiver is intended to apply to all Disputes. Each Party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings. Each Party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

135

Schedule 1

The Original Parties

Part 1 The Original Lenders Name of Original Lender	Commitment (US$)
Tranche A Lender	Tranche A Commitment
Industrial and Commercial Bank of China (Macau) Limited	105,000,000.00
Total Tranche A Commitment:	105,000,000.00
Tranche B Lenders	Tranche B Commitment
Standard Chartered Bank (Hong Kong) Limited	833,333.34
Bank of Shanghai (Hong Kong) Limited	5,000,000.00
Nanyang Commercial Bank, Limited	5,000,000.00
Ping An Bank Company Ltd. China (Shanghai) Pilot Free Trade	5,000,000.00
Zone Branch
Shanghai Rural Commercial Bank Zhangjiang Hi-Tech Sub Branch	4,166,666.67
China CITIC Bank International Limited	3,333,333.33
China Minsheng Banking Corp., Ltd., Hong Kong Branch	3,333,333.33
Tai Fung Bank Limited	3,333,333.33
Total Tranche B Commitment:	30,000,000.00
Total Commitments:	135,000,000.00

136

Part 2 The Original Guarantors

1.	China XD Plastics Company Limited, a corporation established under the laws of the State of Nevada, the United States of America with its shares listed on NASDAQ (ticker: CXDC.NASDAQ) with entity number E0840002005-5 and NV business ID number NV20051756200 (the “Initial Listco”, together with the surviving entity of the merger after the Privatisation as set forth in the Privatisation Steps Paper, the “Listco”);
2.	Favor Sea Limited (輝海有限公司), a BVI business company incorporated under the laws of the British Virgin Islands with company number 1479679 (the “BVI Guarantor”);
3.	Xinda (HK) Trading Company Limited, a limited liability company incorporated under the laws of Hong Kong with registration number 2047381 (the “HK Guarantor”); and
4.	Al Composites Materials FZE, a Jebel Ali free zone establishment formed pursuant to Dubai Law No. 9 of 1992 and the Implementing Regulations No. 1 of 1992 regarding the formation of free zone establishments in Jebel Ali Free Zone (which has been repealed and superseded by the Jebel Ali Free Zone Companies Implementing Regulations 2016 with registration number 162791 with its registered office at P.O. Box 263105, Dubai, United Arab Emirates (the “UAE Guarantor”).

137

Schedule 2

Conditions Precedent

1.       Obligors

(a)	A copy of the constitutional documents of each of the Original Obligors (other than Mr Han or Mrs Han) and including:
(i)	in respect of the BVI Guarantor, a copy of the statutory registers of the BVI Guarantor;

(ii)       in respect of the UAE Guarantor:

(A)	a copy of the UAE Guarantor’s certificate of formation issued by JAFZA;
(B)	a copy of the UAE Guarantor’s current license(s) issued by JAFZA;
(C)	a copy of a certificate issued by JAFZA listing the director(s), manager and secretary of the UAE Guarantor;
(D)	a copy of the UAE Guarantor’s share register;
(E)	a copy of the UAE Guarantor’s register of charges; and
(F)	a copy of a certificate of good standing issued by JAFZA in respect of the UAE Guarantor; and

(iii)       in respect of Heilongjiang Xinda:

(A)	a copy of its latest business license; and
(B)	a copy of its current articles of association and all the amendments thereto.
(b)	A copy of a resolution of the board of directors of each of the Original Obligors (other than Mr Han, Mrs Han and Heilongjiang Xinda):
(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;
(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, each Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and
(iv)	(in the case of each Guarantor other than the UAE Guarantor) resolving that it is in the best interests of that Guarantor to enter into the transactions contemplated by the Finance Documents to which it is a party, giving reasons.

138

(c)	A copy of a written resolution of the sole shareholder of Heilongjiang Xinda and the UAE Guarantor:
(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.
(d)	A specimen of the signature of each person authorised by any resolution referred to in paragraph (b) or (c) above.
(e)	If reasonably requested by legal advisers to the Common Facility Agent, a copy of a resolution signed by all the holders of the issued shares of or equity interests in an Original Obligor (other than Mr Han, Mrs Han, the Listco, the Borrower, the UAE Guarantor and Heilongjiang Xinda), approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party and a resolution of the board of directors of each corporate shareholder of the such Original Obligor approving the terms of the resolution.
(f)	A certificate from each of the Original Obligors (signed by a director thereof (other than Mr Han or Mrs Han) or, in the case of Heilongjiang Xinda, signed by its legal representative or a person authorised by its resolution referred to in paragraph (c) above) confirming that borrowing, guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing, security or similar limit binding on it to be exceeded.
(g)	A certificate from each of the Original Obligors (signed by a director thereof (other than Mr Han or Mrs Han) or, in the case of Heilongjiang Xinda, signed by its legal representative or a person authorised by its resolution referred to in paragraph (c) above) certifying that each copy document relating to it (or, in the case of the Borrower, each other copy document) specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Signing Date.
(h)	In respect of the BVI Guarantor, a copy of a certificate of incumbency issued by its registered agent in the British Virgin Islands and a certificate of good standing issued by the Registrar of Corporate Affairs in the British Virgin Islands, in each case, issued as of a recent date.
(i)	In respect of the Listco, a copy of a good standing certificate with respect to the Listco, issued as of a recent date by the Secretary of State of Nevada.
(j)	A certificate of the chief financial officer of the Listco as to the solvency of the Listco.
(k)	A certified true copy of the share certificate of the Listco which will be subject to the Transaction Security created under the Share Pledge (Listco) in accordance with Clause 22.36 (Conditions Subsequent).

(l)       With respect to Mr Han and Mrs Han:

139

(i)	a certified true and complete copy of the PRC passport or identity card of Mr Han and Mrs Han; and
(ii)	specimen signatures of Mr Han and Mrs Han certified by a director of the Borrower.

2.       Legal Opinions

The following legal opinions, each addressed to the Common Facility Agent, the relevant Security Agent, the Arranger and the Original Lenders:

(a)	a legal opinion from White & Case, legal advisers to the Arranger as to the laws of Hong Kong;
(b)	a legal opinion from White & Case, legal advisers to the Arranger as to the laws of United Arab Emirates and JAFZA;
(c)	a legal opinion from Mourant Ozannes, legal advisers to the Arranger as to the laws of British Virgin Islands;
(d)	a legal opinion from King & Wood Mallesons, legal advisers to the Arranger as to the laws of the PRC;
(e)	a legal opinion from MdME Lawyers, legal advisers to the Arranger as to the laws of Macau;
(f)	a legal opinion from McDonald Carano LLP, legal advisers to the Arranger as to the laws of the State of Nevada; and
(g)	a legal opinion from Snell & Wilmer L.L.P., legal advisers to the Borrower as to the laws of the State of Nevada.

3.       Finance Documents

(a)	This Agreement duly executed by the parties thereto.
(b)	The Fee Letter(s) duly executed by the parties thereto.
(c)	The Personal Guarantee duly executed by the parties thereto.
(d)	The UAE Guarantee duly executed by the parties thereto.
(e)	Each Account Charge duly executed by the parties thereto.
(f)	Each Initial Onshore Cash Pledge duly executed by the parties thereto.
(g)	Each signature page of the BVI Share Charge duly signed by the parties thereto and held in escrow (but undated).
(h)	Each signature page of the Hong Kong Share Charge duly signed by the parties thereto and held in escrow (but undated).
(i)	Each signature page of the Initial Security Assignment duly signed by the parties thereto and held in escrow (but undated).
(j)	The Share Pledge (Listco) duly executed by the parties thereto.
(k)	The Intercreditor Agreement duly executed by the parties thereto.
(l)	The signature pages of the Borrower and other Obligors (as applicable) to the Release Documents.

140

4.                  Security Perfection

With respect to each Account Charge and each Onshore Cash Pledge, all of the documents and other evidence considered necessary or desirable by the Common Facility Agent (i) for the purpose of obtaining applicable legal opinions from legal advisers to the Common Facility Agent and/or (ii) to be entered into or obtained to ensure the legality, validity, enforceability, admissibility in evidence and perfection of such Security Document.

5.                  Other Documents and Evidence

(a)	Evidence that any process agent required to be appointed under any of the Finance Documents referred to in paragraph 3 above has accepted its appointment.
(b)	Evidence that each Interest Reserve Account has been opened and established, and the minimum balance requirement prescribed under Clause 22.30(b) (Interest Reserve Accounts) is met.
(c)	Evidence that (i) the aggregate balance standing to the credit of the bank accounts specified in the Initial Onshore Cash Pledge (Tranche A) (and subject to Transaction Security granted or expressed to be granted thereunder) is not less than 40% of the Total Tranche A Commitments as of the Signing Date, i.e. the RMB equivalent of US$42,000,000, and (ii) the aggregate balance standing to the credit of the bank accounts specified in the Initial Onshore Cash Pledge (Tranche B) (and subject to Transaction Security granted or expressed to be granted thereunder) is not less than 40% of the Total Tranche B Commitments as of the Signing Date, i.e. the RMB equivalent of US$12,000,000.
(d)	The Original Financial Statements.
(e)	The Group Structure Chart.
(f)	A copy of any other Authorisation or other document, opinion or assurance which the Common Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.
(g)	(i) A copy of the notice of repayment of all outstanding Financial Indebtedness under each Existing Facility Agreement duly executed by the Borrower and evidence that such notice has been delivered to the facility agent or lender (as the case may be) under each Existing Facility Agreement and (ii) evidence that the aggregate amounts of such outstanding Financial Indebtedness (and any and all amounts required to be paid in order to discharge all of the obligations under each Existing Facility Agreement and Finance Documents (as defined in the Existing Syndicated Facility Agreement)) will be repaid and discharged on the first Utilisation Date.
(h)	Evidence of completion of all necessary “know your customer” or other similar checks by the Finance Parties in relation to the Facility and the Obligors.
(i)	Evidence that the Borrower has remitted sufficient cash to the facility agent or lender (as the case may be) under each Existing Facility Agreement which, together with the proceeds of the Facility, will be sufficient to repay and discharge all amounts outstanding and/or payable in respect of the Existing Facilities in full.
(j)	A copy of the irrevocable payment instructions in form and substance satisfactory to the Common Facility Agent evidencing that the proceeds of the Loans will be transferred to accounts of the facility agent or lender (as the case may be) under each

141

Existing Facility Agreement on the applicable Utilisation Date in accordance with the notice of repayment set forth under paragraph (g) above.

(k)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12 (Fees) and/or Clause 17 (Costs and Expenses) and the deposits required under Clause 22.30(b) (Interest Reserve Accounts) have been paid in full or will be paid in full by the first Utilisation Date.

142

Schedule 3

Form of Utilisation Request

From: [name of Borrower]

To: Industrial and Commercial Bank of China (Macau) Limited as Common Facility Agent

Dated:

Dear Sirs

Facility agreement dated [●] between, among others, Xinda Holding (HK) Company Limited as borrower, certain guarantors parties thereto and Industrial and Commercial Bank of China
(Macau) Limited as common facility agent (as amended and/or supplemented from time to time, the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in or construed for the purposes of the Facility Agreement shall have the same meaning in this Utilisation Request.
2.	We wish to borrow a Loan on the following terms:

Tranche:	[Tranche A Loan / Tranche B Loan]
Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
Amount of the Loan:	[●] or, if less, the Available Facility
First Interest Period relating to the Loan:	Subject to the provisions of the Facility Agreement, three Months
3.	We confirm that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Facility Agreement is satisfied on the date of this Utilisation Request.
4.	The proceeds of the Loan should be credited to [account].
5.	This Utilisation Request is irrevocable. Yours faithfully

[●]

authorised signatory for
[name of Borrower]

143

Schedule 4

Form of Transfer Certificate

To: Industrial and Commercial Bank of China (Macau) Limited as Common Facility Agent

From: [name of the Existing Lender] (the “Existing Lender”) and [name of the New Lender] (the “New Lender”)

Dated:

Facility agreement dated [●] between, among others, Xinda Holding (HK) Company Limited as borrower, certain guarantors parties thereto and Industrial and Commercial Bank of China
(Macau) Limited as common facility agent (as amended and/or supplemented from time to time, the “Facility Agreement”)

1.	We refer to the Facility Agreement and the Intercreditor Agreement (as defined in the Facility Agreement). This is a Transfer Certificate. Unless otherwise defined herein, terms defined in or construed for the purposes of the Facility Agreement shall have the same meaning in this Transfer Certificate.

2.       We refer to Clause 24.5 (Procedure for Transfer) of the Facility Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, in accordance with Clause 24.5 (Procedure for Transfer) of the Facility Agreement, all or part of the Existing Lender’s Commitment(s) specified in the Schedule hereto and all or part of the Existing Lender’s participation(s) in the applicable Loan(s) specified in the Schedule hereto, in each case together with related rights and obligations under the Facility Agreement.
(b)	The Existing Lender hereby assigns to the New Lender, with effect from the Transfer Date, a portion of the rights held by it (in its capacity as Lender) under or in connection with the Finance Documents (other than the Facility Agreement and the Fee Letter(s)) which corresponds with the rights and obligations under the Facility Agreement transferred pursuant hereto.
(c)	The proposed Transfer Date is [●].
(d)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) of the Facility Agreement are set out in the Schedule hereto.

3.       The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 24.4 (Limitation of Responsibility of Existing Lenders) of the Facility Agreement; and
(b)	that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.
4.	We refer to clause 16.2 (Change of Senior Lenders) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and

144

undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

5.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 24.1 (Assignments and Transfers by the Lenders) of the Facility Agreement.
6.	The New Lender confirms that the New Lender is not an Obligor or an Affiliate of an Obligor, or the consent of each Lender to the transfer contemplated hereby has been obtained.
7.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
8.	This Transfer Certificate is governed by the laws of Hong Kong.
9.	This Transfer Certificate has been entered into by the Existing Lender and the New Lender on the date stated at the beginning of this Transfer Certificate.

145

The Schedule

Commitment(s)/participation(s) in Loan(s) to be transferred, and other particulars Commitment transferred: [●] of which the Available Commitment
transferred:	[●]
Participation(s) in outstanding Loan(s) transferred:	[●]
Administration particulars:
[New Lender’s receiving account:	[●]]
Address:	[●]
Telephone:	[●]
Facsimile:	[●]
Attn/Ref:	[●]

 ____________________________
[name of Existing Lender]

By:

 ____________________________
[name of New Lender]

By: ___________________________________

This Transfer Certificate is accepted by the Common Facility Agent and the Transfer Date is confirmed as [●].

Industrial and Commercial Bank of China (Macau) Limited as Common Facility Agent

 ____________________________
By:
Date:

146

Schedule 5

Form of Compliance Certificate

To: Industrial and Commercial Bank of China (Macau) Limited as Common Facility Agent

From: China XD Plastics Company Limited

Dated:

Dear Sirs

Facility agreement dated [●] between, among others, Xinda Holding (HK) Company Limited as borrower, certain guarantors parties thereto and Industrial and Commercial Bank of China
(Macau) Limited as common facility agent (as amended and/or supplemented from time to time, the “Facility Agreement”)

We refer to the Facility Agreement. This is a Compliance Certificate. Terms used in or construed for the purposes of the Facility Agreement shall have the same meaning in this Compliance Certificate.

The Listco confirms that:

[insert details of covenants to be certified].

As at the date hereof, the Listco confirms that for the purposes of Clause 8.4 (Debt Incurrence and Equity Issuance) the amount of Indebtedness for Borrowed Money incurred by an Onshore Group Member for working capital or capital expenditure purposes since the date of the preceding Compliance Certificate delivered to the Common Facility Agent on [date] is RMB [●].

Computations demonstrating the above are attached to this Compliance Certificate. [The Listco confirms that no Default is continuing.]*

Signed:

__________________________
Director of [Listco]

*       If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

147

Schedule 6
Timetables

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 10.1 (Selection of Interest Periods))	U – 5 Business Day 11:00 a.m. (Hong Kong time)

Common Facility Agent notifies the Tranche A Facility Agent and Tranche B Facility Agent of the Loan in accordance with Clause 5.4 (Lenders’ Participation)	U – 3 Business Day 5:00 p.m. (Hong Kong time)

Tranche A Facility Agent and Tranche B Facility Agent notifies each Lender in its relevant Tranche of the Loan in accordance with Clause 5.4 (Lenders’ Participation)	U – 2 Business Day 5:00 p.m. (Hong Kong time)

LIBOR is fixed	Quotation Day as of 11:00 a.m. (London time) (or such later date or time as the Common Facility Agent may agree in its absolute discretion)

Where:

U =       the applicable Utilisation Date or the first day of the applicable Interest Period (as the case may be)

U – X Business Days = the day falling X Business Days prior to U

148

Schedule 7 Form of Solvency Certificate

From: China XD Plastics Company Limited

To: Industrial and Commercial Bank of China (Macau) Limited as Common Facility Agent

Dated:

Dear Sirs

Facility agreement dated [●] between, among others, Xinda Holding (HK) Company Limited as borrower, certain guarantors parties thereto and Industrial and Commercial Bank of China
(Macau) Limited as common facility agent (as amended and/or supplemented from time to time, the “Facility Agreement”)

I, the undersigned, the Chief Financial Officer of China XD Plastics Company Limited (the “Listco”), a corporation established under the laws of the State of Nevada, the United States of America with its shares listed on NASDAQ (ticker: CXDC.NASDAQ) with entity number E0840002005-5 and NV business ID number NV20051756200, in that capacity only and not in my individual or personal capacity, do hereby certify as of the date hereof that:

1.	This Certificate is furnished to the Common Facility Agent pursuant to Schedule 2 (Conditions Precedent) of the Facility Agreement. Unless otherwise defined herein, capitalised terms used in this Certificate shall have the meanings set forth in the Facility Agreement.
2.	On and as of the date hereof and after giving effect to the consummation of the transactions contemplated by the Finance Documents, it is my opinion that:
(a)	the fair value of the assets of the Listco individually and the Listco and its Subsidiaries (taken as a whole), as the case may be, exceeds its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis;
(b)	the present fair saleable value of the property of the Listco individually and the Listco and its Subsidiaries (taken as a whole), as the case may be, is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c)	each of the Listco individually and the Listco and its Subsidiaries (taken as whole), as the case may be, is able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured;
(d)	each of the Listco individually and the Listco and its Subsidiaries (taken as whole), as the case may be, is not engaged in, and is not about to engage in, business for which they have unreasonably small capital; and
(e)	in consummating transactions contemplated by the Finance Documents, none of the Listco and its Subsidiaries intends to delay, disturb, hinder, or defraud either present or future creditors or other persons to which it is or will become indebted on or after the date hereof.

For purposes of this Solvency Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual or matured liability.

3.	The undersigned is familiar with the business and the financial position of the Listco and its Subsidiaries. In reaching the conclusions set forth in this Solvency Certificate, the

149

undersigned has made such investigations and inquiries as the undersigned has deemed reasonably appropriate, having taken into account the nature of the business proposed to be conducted by the Listco and its Subsidiaries after consummation of the transactions contemplated by the Finance Documents.

In Witness Whereof, the undersigned has set his hand this [●] day of [●].
China XD Plastics Company Limited

_____________________________

Name: [●]

Title: Chief Financial Officer

150

Schedule 8

Intra-Group Financial Indebtedness

1.	An amount of RMB173,319,397.80 owed by Heilongjiang Xinda to Heilongjiang XDCM;
2.	An amount of RMB10,365,812.14 owed by Heilongjiang Xinda to 黑龙江鑫达企业集团 (大庆) 东北大区新材料工贸有限公司 (Heilongjiang Xinda Enterprise Group (Daqing) Northeast Region New Material Industry and Trade Company Limited);
3.	An amount of RMB2,117,747,588.41 owed by Heilongjiang Xinda to Sichuan Xinda;
4.	An amount of RMB26,561,603.08 owed by 鑫达中投(北京)企业管理有限公司 (Xinda

China Investment (Beijing) Enterprise Management Company Limited) to Heilongjiang Xinda;

5.	An amount of RMB249,891,031.16 owed by 鑫达中投(北京)企业管理有限公司 (Xinda China Investment (Beijing) Enterprise Management Company Limited) to Sichuan Xinda;
6.	An amount of RMB8,379,483.65 owed by the Borrower to Heilongjiang Xinda;
7.	An amount of RMB112,898,695.52 owed by the UAE Guarantor to the Borrower;
8.	An amount of RMB226,955,744.38 owed by the UAE Guarantor to Heilongjiang Xinda;
9.	An amount of USD109,505,497.40 owed by the Borrower to the Initial Listco;
10.	An amount of RMB361,062,953.83 owed by the BVI Guarantor to the Borrower; and
11.	An amount of RMB85,736,525.63 owed by the Initial Listco to the BVI Guarantor.

151

Signatures

The Borrower

Xinda Holding (HK) Company Limited

By:
Title:

Address:	Unit 3606 36/F, The Center, No 99 Queen's Road Central, Central, Hong Kong
Telephone:	13936661111
Email:	chinaxd@chinaxd.net
Attention	Han Jie

Signature Page to Facility Agreement

152

Listco

China XD Plastics Company Limited
a Nevada corporation

By:
Title:

Address:	13620 38th Ave, STE 3A-1, Room 105, Flushing, NY, 11354
Telephone:	13936661111
Email:	chinaxd@chinaxd.net
Attention:	Han Jie

Signature Page to Facility Agreement

153

BVI Guarantor

Favor Sea Limited (輝海有限公司)

By:
Title:

Address:	Unit 3606 36/F, The Center, No 99 Queen's Road Central, Central, Hong Kong
Telephone:	13936661111
Email:	chinaxd@chinaxd.net
Attention:	Han Jie

Signature Page to Facility Agreement

154

HK Guarantor

Xinda (HK) Trading Company Limited

By:
Title:

Address:	Unit 3606 36/F, The Center, No 99 Queen's Road Central, Central, Hong Kong
Telephone:	18646291233
Email:	chinaxd@chinaxd.net
Attention:	Wu Feng

Signature Page to Facility Agreement

155

UAE Guarantor

Duly authorised, for and on behalf of

Al Composites Materials FZE

By:
Title:

Address:	Warehouse No RA07BB01, Plot No: S3 1004, Plot No: S3 0227, PO Box 263105, Jebel Ali Free Zone, United Arab Emirates
Telephone:	13936676605
Email:	dbzjl@cnxd.net
Attention:	Kenan Gong

Signature Page to Facility Agreement

156

Mr. Han Jie

By:
Title:

Address:	Room 201, Unit 1, No.56 Fumin Street, Daoli District, Harbin, Heilongjiang Province, China
Telephone:	13936661111
Email:	chinaxd@chinaxd.net
Attention:	Han Jie

Signature Page to Facility Agreement

157

Ms. Sun Limei

By:
Title:

Address:	Room 201, Unit 1, No.56 Fumin Street, Daoli District, Harbin, Heilongjiang Province, China
Telephone:	13936667777
Email:	chinaxd@chinaxd.net
Attention:	Ms Sun Limei

Signature Page to Facility Agreement

158

Mandated Lead Arranger and Bookrunner

Industrial and Commercial Bank of China (Macau) Limited

By:
Title:

Address:	18/F ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau
Telephone:	(853) 28555222
Email:	ricyu@mc.icbc.com.cn / nickzhang@mc.icbc.com.cn / zhaoyong@mc.icbc.com.cn / katrinatao@mc.icbc.com.cn
Attention:	Yu King Ho/ Zhang Yang/ Zhao Yong/ Tao Tingting

Signature Page to Facility Agreement

159

The Common Facility Agent

Industrial and Commercial Bank of China (Macau) Limited

By:
Title:

Address:	18/F ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau
Telephone:	(853) 28555222
Email:	ricyu@mc.icbc.com.cn / nickzhang@mc.icbc.com.cn / zhaoyong@mc.icbc.com.cn / katrinatao@mc.icbc.com.cn
Attention:	Yu King Ho/ Zhang Yang/ Zhao Yong/ Tao Tingting

Signature Page to Facility Agreement

160

Tranche A Facility Agent

Industrial and Commercial Bank of China (Macau) Limited

By:
Title:

Address:	18/F ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau
Fax:	(853) 28555222
Telephone:	(853) 83982917
Email:	ricyu@mc.icbc.com.cn / nickzhang@mc.icbc.com.cn / zhaoyong@mc.icbc.com.cn / katrinatao@mc.icbc.com.cn
Attention:	Yu King Ho/ Zhang Yang/ Zhao Yong/ Tao Tingting

Signature Page to Facility Agreement

161

Tranche B Facility Agent

Standard Chartered Bank (Hong Kong) Limited

By:
Title:

Address:	11th floor Standard Chartered Tower, 388 Kwun Tong Road, Kwun Tong, Hong Kong
Fax:	(852) 2810 0180
Email:	paulinetl.lee@sc.com / carmen.chung@sc.com
Attention:	Pauline Lee/Carmen Chung

Signature Page to Facility Agreement

162

The Common Offshore Security Agent

Industrial and Commercial Bank of China (Macau) Limited

By:
Title:

Address:	18/F ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau
Fax:	(853) 28555222
Telephone:	(853) 83982917
Email:	ricyu@mc.icbc.com.cn / nickzhang@mc.icbc.com.cn/ zhaoyong@mc.icbc.com.cn / katrinatao@mc.icbc.com.cn
Attention:	Yu King Ho/ Zhang Yang/ Zhao Yong/ Tao Tingting

Signature Page to Facility Agreement

163

Tranche A Offshore Security Agent

Industrial and Commercial Bank of China (Macau) Limited

By:
Title:

Address:	18/F ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau
Fax:	(853) 28555222
Telephone:	(853) 83982917
Email:	ricyu@mc.icbc.com.cn / nickzhang@mc.icbc.com.cn/ zhaoyong@mc.icbc.com.cn / katrinatao@mc.icbc.com.cn
Attention:	Yu King Ho/ Zhang Yang/ Zhao Yong/ Tao Tingting

Signature Page to Facility Agreement

164

Tranche B Offshore Security Agent

Standard Chartered Bank (Hong Kong) Limited

By:
Title:

Address:	11th floor Standard Chartered Tower, 388 Kwun Tong Road, Kwun Tong, Hong Kong
Fax:	(852) 2810 0180
Email:	paulinetl.lee@sc.comcarmen.chung@sc.com
Attention:	Pauline Lee/Carmen Chung

Signature Page to Facility Agreement

165

Tranche A Onshore Security Agent

Industrial and Commercial Bank of China Limited, Heilongjiang Branch

By:
Title:

Address:	No.218 Zhongyang Dajie, Daoli District, Harbin, China
Telephone:	86-0451-84668722
Email:	fpuying@lj.icbc.com.cn
Attention:	Fu Ying

Signature Page to Facility Agreement

166

Tranche B Onshore Security Agent

Standard Chartered Bank (China) Limited, Harbin Branch

By:
Title:

Address:	9th Floor or Economic & Technological Development Zone Management Mansion, No. 368 of Changjiang Street, Nan’gang District, Harbin, Heilongjiang
Fax:	(852) 2810 0180
Email:	KateZhenhua.Chen@sc.com / Yi.Ji@sc.com / paulinetl.lee@sc.com / carmen.chung@sc.com
Attention:	Ms. Kate Chen / Ms. Jane Ji / Ms. Pauline Lee / Ms. Carmen Chung

Signature Page to Facility Agreement

167

UAE Security Agent

Standard Chartered Bank (Incorporated with limited liability in England by Royal Charter), acting through its Dubai Branch

By:
Title:

Address:	16th Floor Standard Chartered Tower, Downtown, Dubai, United Arab Emirates
Telephone:	+971 04508 3369 / +971 4508 3710
Email:	LexZeng.LiDe@sc.com / Jaideep.More@sc.com
Attention:	Lex Zeng / Jaideep More

Signature Page to Facility Agreement

168

Original Lender

Industrial and Commercial Bank of China (Macau) Limited

By:
Title:

Address:	18/F ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau
Fax:	(853) 28555222
Telephone:	(853) 83982917
Email:	ricyu@mc.icbc.com.cn / nickzhang@mc.icbc.com.cn / zhaoyong@mc.icbc.com.cn / katrinatao@mc.icbc.com.cn
Attention:	Yu King Ho/ Zhang Yang/ Zhao Yong/ Tao Tingting

Signature Page to Facility Agreement

169

Original Lender

Standard Chartered Bank (Hong Kong) Limited

By:
Title:

Address:	11/F, Standard Chartered Bank Building, 4 - 4A Des Voeux Road, Hong Kong
Fax:	(852) 28410239
Telephone:	(852) 28203298 / 28417609 / 28211006
Email:	Sandra.sun@sc.com/zhang.weihang@sc.com/yanki.ho@sc.com
Attention:	Sandra Sun / Zhang Weihang/ Yanki Ho

Signature Page to Facility Agreement

170

Original Lender

Bank of Shanghai (Hong Kong) Limited

By:
Title:

Address:	34th Floor, Champion Tower, Three Garden Road, Central, Hong Kong
Fax:	(852) 22585755
Telephone:	(852) 31218293
Email:	peter.wang@bosc-hk.com
Attention:	Peter Wang

Signature Page to Facility Agreement

171

Original Lender

Nanyang Commercial Bank, Limited

By:
Title:

Address:	10/F, 151 Des Voeux Road Central, Hong Kong
Fax:	(852) 25411656 / 25439333
Telephone:	(852) 28520503 / 28520639 / 28520501
Email:	cnwong@ncb.com.hk/ sksiu@ncb.com.hk/ wjungcorpfin@ncb.com.hk/ Corpfin687@ncb.com.hk/ 472r19corp@ncb.com.hk
Attention:	Eric Wong/ Kyle Siu/ Daniel Jung

Signature Page to Facility Agreement

172

Original Lender

Ping An Bank Company Ltd. China (Shanghai) Pilot Free Trade Zone Branch

By:
Title:

Address:	5th Floor, No.6 Building, Lujiazui Century Financial Plaza, No.308 Jinkang Road Pudong District, Shanghai, China, 200127
Fax:	02150978995
Telephone:	02120776328
Email:	mayanqiu185@qingan.com.cn
Attention:	Yanqiu Ma

Signature Page to Facility Agreement

173

Original Lender

Shanghai Rural Commercial Bank Zhangjiang Hi-Tech Sub Branch

By:
Title:

Address:	No.1398 Keyuan Road, Zhangjiang Hi-Tech Park Pudong Area, Shanghai, China
Fax:	02161681358
Telephone:	02161681358
Email:	yaoyi@srcb.com
Attention:	Yanjun Yao

Signature Page to Facility Agreement

174

Original Lender

China CITIC Bank International Limited

By:
Title:

Address:	18/F, Devon House, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong
Fax:	(852) 36032304 / (852) 36032301
Telephone:	(852) 36034691
Email:	alexcho@cncbinternational.com / jack_wong@cncbinternational.com
Attention:	Alex Cho / Jack Wong

Signature Page to Facility Agreement

175

Original Lender

China Minsheng Banking Corp., Ltd., Hong Kong Branch

By:
Title:

Address:	40/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong
Fax:	(852) 28400516
Telephone:	(852) 22817086
Email:	kennychilk@cmbc.com.cn
Attention:	Kenny Chik

Signature Page to Facility Agreement

176

Original Lender

Tai Fung Bank Limited

By:
Title:

Address:	418 Alameda Dr. Carlos d’ Assumpcao, Macau
Fax:	(853) 28752716
Telephone:	(853) 87970368 / 87970328 / 87970303
Email:	credit@taifungbank.com/ ivanlam@taifungbank.com/ edwardleong@taifungbank.com
Attention:	Ivan Lam/ Edward Leong/ Yami Hong

Signature Page to Facility Agreement

177